UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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THE MARZETTI COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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The Marzetti Company 380 Polaris Parkway, Suite 400 Westerville, Ohio 43082
Notice of Annual Meeting of Shareholders

ITEMS TO BE VOTED ON
DATE & TIME Wednesday, November 19, 2025 1:00 p.m. Eastern Time WHERE Virtual Meeting via webcast at www.virtualshareholdermeeting.com/MZTI2025 RECORD DATE The close of business on September 22, 2025
	1	To elect four directors, each for a term that expires in 2028;
	2	To approve, by non-binding vote, the compensation of the Corporation’s named executive officers;
	3	To approve The Marzetti Company 2025 Omnibus Incentive Plan;
	4	To ratify the selection of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm for the year ending June 30, 2026; and
	5	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The Annual Meeting of Shareholders (the “Annual Meeting”) of The Marzetti Company (the “Corporation”) will be held exclusively online at 1:00 p.m. Eastern Standard Time on November 19, 2025, or at any adjournment or postponement thereof. Shareholders of record will be able to attend, vote shares and submit questions electronically during the Annual Meeting by visiting www.virtualshareholdermeeting.com/MZTI2025 and entering the 16-digit control number included on their proxy card or in the instructions accompanying their proxy materials. A live webcast of the Annual Meeting will also be available to the general public at investors.marzetticompany.com. There is no physical location for the Annual Meeting.
By action of the Board of Directors, only shareholders of record at the close of business on September 22, 2025 will be entitled to receive notice of and vote at the Annual Meeting.
YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. On behalf of the Board of Directors, we request that you vote your shares as soon as possible, even if you plan to attend the Annual Meeting. This will not prevent you from voting electronically at the Annual Meeting but will ensure that your vote is counted if you are unable to attend. A self-addressed envelope with pre-paid postage is enclosed for your convenience in returning the completed proxy card. Alternatively, internet voting is available, as described in the proxy voting instructions on your proxy card.
BY ORDER OF THE BOARD OF DIRECTORS

Alan F. Harris	David A. Ciesinski
Chairman of the Board	Director, Chief Executive Officer and President	October 20, 2025

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on November 19, 2025.
This Proxy Statement, the Proxy Card, and our 2025 Annual Report to Shareholders, which includes our Annual Report on Form 10-K, are available free of charge at materials.proxyvote.com/513847. The Corporation’s 2025 Annual Report is not proxy soliciting material.

PROXY STATEMENT
General Information
This Proxy Statement is furnished to the shareholders of The Marzetti Company, formerly known as Lancaster Colony Corporation, (the “Corporation”) in connection with the solicitation by the Board of Directors of the Corporation (the “Board”) of proxies to be used in voting at the Annual Meeting of Shareholders, which will be held exclusively online at www.virtualshareholdermeeting.com/MZTI2025 at 1:00 p.m. Eastern Standard Time on November 19, 2025, or any adjournment or postponement thereof (the “Annual Meeting”). The proposals referenced on the enclosed proxy card are described in this Proxy Statement. This Proxy Statement and enclosed proxy card are first being mailed to shareholders on or about October 20, 2025.
By signing and returning the enclosed proxy card to the Corporation prior to the Annual Meeting, or by voting electronically or by telephone in a timely manner, a shareholder authorizes the Board, through its designees, to represent and vote that shareholder’s shares at the Annual Meeting in accordance with the shareholder’s instructions. The authorized designees of the Corporation may vote those shares to adjourn the meeting and will be authorized to vote those shares at any postponements or adjournments of the meeting. A shareholder’s proxy may be revoked at any time before the vote at the Annual Meeting. To be effective, any revocation must be communicated to the Secretary or Assistant Secretary of the Corporation prior to the vote at the Annual Meeting. The mere attendance of a shareholder at the Annual Meeting will not revoke that shareholder’s proxy unless specific notice of revocation is given to the Secretary or Assistant Secretary of the Corporation.
The Corporation will bear the cost of soliciting proxies, including any charges and expenses of brokerage firms and others for forwarding solicitation material to the beneficial owners of the Corporation’s shares. Proxies may be solicited by personal interview, mail, telephone and electronic communications through the efforts of employees of the Corporation.
By action of the Board, only the Corporation’s shareholders of record at the close of business on September 22, 2025 are entitled to receive notice of and vote at the Annual Meeting or any adjournments or postponements thereof. As of September 22, 2025, the Corporation had outstanding 27,547,758 common shares without par value (“Common Stock”), with each such share of Common Stock entitling its holder to one vote. The Corporation has no other class of stock outstanding.
A majority of the outstanding shares of Common Stock of the Corporation must be represented at the meeting, whether directly or by proxy, to constitute a quorum for the transaction of business at the Annual Meeting. Proxies reflecting abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers holding their customers’ shares in “street name” sign and submit proxies for those shares but fail to vote on some matters.
Beneficial owners of shares held in “street name” should receive voting instructions from their broker, bank or nominee, as the record holder of the shares, to direct the record holder on how to vote such shares.

The Marzetti Company	2	2025 Proxy Statement

Voting Requirements
The election of the director nominees requires the favorable vote of a plurality of all votes cast by the holders of the Common Stock at a meeting at which a quorum is present. Broker non-votes and proxies marked “Withhold” will have no effect on the election of the director nominees. Any director nominee who receives more “Withhold” votes than “For” votes in an uncontested election such as this election is expected to tender his or her resignation for consideration by both the Nominating and Governance Committee and the Board pursuant to the Board’s policy summarized herein under “Corporate Governance – Majority Voting Policy in Uncontested Elections.”
The approval of The Marzetti Company 2025 Omnibus Incentive Plan requires the favorable vote of a majority of all votes cast by the shareholders of Common Stock at a meeting at which a quorum is present. Broker non-votes and abstentions will have no effect on the outcome of this proposal.
The non-binding approval of the compensation of our named executive officers (“NEOs”) and the ratification of the Corporation’s independent registered public accounting firm for the year ending June 30, 2026 require the affirmative vote of a majority of outstanding shares by the holders of the Common Stock at a meeting at which a quorum is present. Broker non-votes and abstentions will have the effect of a vote “Against” these proposals.

The Marzetti Company	3	2025 Proxy Statement

PROPOSAL ONE
Nomination and Election of Directors
The Board currently consists of ten members and is divided into two classes of three members and one class of four members. The members of the three classes are elected to serve for staggered terms of three years.
Each of the nominees is a current director of the Corporation and has consented to stand for re-election to the Board with a term expiring at the Corporation’s 2028 Annual Meeting of Shareholders. In the event that any of the nominees becomes unavailable to serve as a director before the Annual Meeting, the Board may designate a new nominee, and the persons named as proxies will vote for that substitute nominee.

The Board of Directors recommends a vote “FOR” the election of each of the nominees listed below by executing and returning the enclosed proxy card before the Annual Meeting.

Nominees for Term to Expire in 2028

Name	Position with the Corporation	Age	Director Since

Barbara L. Brasier	Director of the Corporation	67	2019
David A. Ciesinski	Director, Chief Executive Officer and President of the Corporation	59	2017
Elliot K. Fullen	Director of the Corporation	60	2021
Alan F. Harris	Director and Chairman of the Board	71	2008
Continuing Directors – Term to Expire in 2027

Name	Position with the Corporation	Age	Director Since

Zena Srivatsa Arnold	Director of the Corporation	47	2023
Michael H. Keown	Director of the Corporation	63	2018
George F. Knight III	Director of the Corporation	68	2023
Continuing Directors – Term to Expire in 2026

Name	Position with the Corporation	Age	Director Since

Robert L. Fox	Director of the Corporation	76	1991
John B. Gerlach, Jr.	Director of the Corporation	71	1985
Robert P. Ostryniec	Director of the Corporation	64	2014

The Marzetti Company	4	2025 Proxy Statement

The following information is provided for each continuing director and each person nominated for election as a director and includes their principal occupations during the past five years; their specific experiences, qualifications, attributes or skills that qualify them to serve as directors; and certain other information.

BARBARA L. BRASIER retired in April 2018 as Chief Financial Officer and Senior Vice President of Herc Rentals, Inc., an equipment rental company, after leading its spinoff from Hertz Global Holdings, Inc. beginning in 2015. She served as Senior Vice President, Tax and Treasury for Mondelez International (successor to Kraft Foods, Inc.) from 2012 to 2015 and as a Senior Vice President of Kraft Foods Inc. in several finance roles from 2009 to 2012. In addition, she served as Vice President and Treasurer of Ingersoll Rand, a diversified industrial company, from 2004 to 2008. Prior to that, Ms. Brasier held various leadership roles at Mead Corporation, a packaging and forest product company, including service as a divisional President. She currently serves as Chairperson of the Audit Committee of the Board of Directors of John Bean Technologies Corporation, as a member of the Audit Committee and the Compensation Committee of the Board of Directors of Molina Healthcare Inc., and as a member of the Audit Committee of the Board of Directors of Henny Penny Corporation.
Ms. Brasier’s executive leadership of a diverse portfolio of international public companies over a 38-year career and her current service as a director of three companies with a class of securities registered pursuant to Section 12 of the Exchange Act (our Corporation, John Bean Technologies Corporation and Molina Healthcare Inc.) and one private company provides the Board with valuable insight and expertise in numerous areas, including strategic planning, change management, mergers and acquisitions, accounting, tax and audit.

Barbara L. Brasier Director Since: 2019

The Marzetti Company	5	2025 Proxy Statement

DAVID A. CIESINSKI currently serves as President and Chief Executive Officer of the Corporation. He has served as President of the Corporation since April 2016 and as Chief Executive Officer since July 2017. Mr. Ciesinski previously served as President of the Meal Solutions Division at Kraft Foods Group, Inc. and as its Executive Vice President and President of Meals & Desserts from 2014 to 2015, in which capacity he was responsible for leading Kraft’s grocery business. Prior to joining Kraft, Mr. Ciesinski served in various leadership roles at the H.J. Heinz Company between 2001 and 2013, including Vice President of Global Business Development, in which capacity he was responsible for leading corporate business development activities, Group Vice President and Chief Marketing Officer of the U.S. Retail Division, and various other leadership roles. As a veteran of the packaged foods industry with a broad base of executive leadership positions, Mr. Ciesinski’s past experience provides a strong background to draw from in his role as the Corporation’s President and Chief Executive Officer. He currently serves on the Audit Committee and the Corporate Governance Committee of the Board of Directors of Essential Utilities Inc., a company with a class of securities registered pursuant to Section 12 of the Exchange Act.
Mr. Ciesinski offers the Board detailed knowledge of the Corporation and valuable insight into management’s perspective with respect to the Corporation’s operations and strategy.

David A. Ciesinski Director Since: 2017

The Marzetti Company	6	2025 Proxy Statement

ELLIOT K. FULLEN currently serves as Founder of Fullen Consulting Services, an advisory services firm providing expertise to private equity sponsors. His firm focuses on investment strategies, due diligence for mergers and acquisitions, integration of operational management, and portfolio company board governance. Previously, Mr. Fullen served in several executive roles for Hexion Inc., an international chemicals and materials company. He was Vice President & General Manager, Epoxy Specialty Products from 2009-2012; Vice President, Corporate Strategy & Development from 2007-2009; Managing Director, Asia Pacific from 2003-2007; and Vice President & General Manager, Specialty Coatings from 1998-2003. Prior to joining Hexion, he held engineering, corporate finance and treasury roles at Duracell International Inc.
Mr. Fullen currently serves as Executive Chairman of the board of Fralock LLC, a specialty material company serving the aerospace, semiconductor, and medical industries. He previously served on the Board of Airnov Healthcare Packaging from October 2019 to March 2023. Airnov was sold to Colorcon Inc. on March 1, 2023.
Mr. Fullen’s extensive experience leading global businesses, as well as his strategic and M&A expertise across several industries, enables him to provide valuable perspective and insight to the Board.

Elliot K. Fullen Director Since: 2021

ALAN F. HARRIS has been retired from full-time employment since 2007. He served as Executive Vice President and Chief Marketing and Customer Officer of Kellogg Company, a food products company, from 2003 to 2007, and Executive Vice President and President, Kellogg Company International Division from 2000 to 2003. With over 23 years of experience at Kellogg in a variety of positions, Mr. Harris possesses extensive domestic and international experience in the retail food industry, as well as considerable consumer marketing expertise. In addition, Mr. Harris embodies many other desirable qualities that contribute to the leadership of the Corporation, including strong general management breadth and experience and significant strategic acumen.
Mr. Harris has made significant contributions to the Board in key areas of oversight, including strategic planning, risk assessment and product development.

Alan F. Harris Director Since: 2008 Chairman of the Board

The Marzetti Company	7	2025 Proxy Statement

ZENA SRIVATSA ARNOLD is a marketing and general management executive in the consumer packaged goods, retail and technology industries. She currently serves as Chief Marketing Officer of Sephora, leading all marketing and communications functions to drive business growth, and has held that position since June 2023. Ms. Arnold also led PepsiCo’s U.S. Carbonated Soft Drinks business from March 2022 to December 2022 and served as Chief Digital and Marketing Officer at Kimberly-Clark, leading its global marketing organization from March 2020 to February 2022. Prior to that, Ms. Arnold spent more than six years at Google in both general management and marketing roles on the ChromeOS and Google Play products from October 2013 to March 2020. The early years of her career were at Procter & Gamble and Kellogg’s where she held a series of brand and portfolio management roles on their biggest brands like Olay, Folgers, Pop-Tarts and more, overseeing current business, upstream innovation and shopper marketing. Ms. Arnold also serves on the board of EZCORP as a non-executive director. She holds a degree in computer science from The Ohio State University.
Ms. Arnold’s executive leadership skills and breadth of experience in marketing and general management in the consumer packaged goods, retail and technology industries further strengthen the expertise of the Board in these areas.

Zena Srivatsa Arnold Director Since: 2023

The Marzetti Company	8	2025 Proxy Statement

MICHAEL H. KEOWN has 41 years of experience in the consumer packaged goods industry with the last 21 years in CEO/C-Suite/Board roles in both larger public companies as well as smaller privately held, food companies. He was recently elected to the Board of Tanimura and Antle, a leader in fresh produce. From May 2024 to August 2025, he was an Adviser/CEO of BEEUP, LLC. He achieved the National Association of Corporate Directors’ highest distinction for Directorship in 2024. Prior to that, Mr. Keown served as Chief Executive Officer at Quinn Snacks, a natural food snack company, from December 2021 through September 2022. From August 2019 to December 2021, he served as Chief Executive Officer of Honey Stinger, a sports nutrition brand. He served as President, Chief Executive Officer and Director of Farmer Brothers, a national coffee roaster, wholesaler and distributor of coffee, tea and culinary products, from March 2012 through May 2019. Mr. Keown served in various executive capacities at Dean Foods Company, from 2003 to March 2012. He was at WhiteWave Foods Company, a division of Dean Foods, for most of that time. Mr. Keown joined Dean Foods from The Coca-Cola Company, where he served as Vice President and General Manager of the Shelf Stable Division of The Minute Maid Company. Mr. Keown started his career having held various sales and marketing positions of escalating responsibility with E&J Gallo Winery and The Procter & Gamble Company. He also served on the Board of Directors of Welch Foods Inc.
Mr. Keown’s significant management experience in the food industry provides valuable perspective to the Board.

Michael H. Keown Director Since: 2018

GEORGE F. KNIGHT III retired from full-time employment after serving as Executive Vice President and Chief Financial Officer of the chemical company Hexion, Inc. from January 2016 until May 2022. During his 25-year tenure at Hexion and its predecessor company, Borden, Inc., he held roles of increasing responsibility including Vice President of Mergers and Acquisitions, Vice President of Finance, and Senior Vice President and Treasurer. Mr. Knight previously held senior finance roles at Duracell, Inc. and worked as a Senior Audit Manager for Deloitte & Touche LLC.
The Board believes Mr. Knight’s expertise with mergers and acquisitions, as well as his deep financial knowledge, will help grow our business and deliver value for the Corporation’s stakeholders.

George F. Knight III Director Since: 2023

The Marzetti Company	9	2025 Proxy Statement

ROBERT L. FOX currently serves as an Account Executive at Thurston Springer Financial, a stock brokerage firm, and has held that position since January 2023. He previously served as an Account Executive with Boenning & Scattergood, Inc., a stock brokerage firm, from August 2019 to December 2022, as Financial Adviser at Sweney Cartwright & Co., a stock brokerage firm, from November 2014 to August 2019, as Financial Adviser for Wells Fargo Advisors, a stock brokerage firm, from July 2008 to November 2014, as Financial Adviser for A.G. Edwards & Sons, Inc., a stock brokerage firm, from 2005 to July 2008, and as Financial Adviser for Advest, Inc., a stock brokerage firm, from 1978 to 2005.
Mr. Fox has over 40 years of experience in the securities industry analyzing and evaluating the financial, operational and managerial capabilities of public companies. This experience enables Mr. Fox to better view the Corporation from a shareholder’s perspective and contribute that perspective to the Board. As a long-standing member of the Board, Mr. Fox demonstrates an extensive knowledge of our business, our history and the markets we serve. Mr. Fox’s significant ownership interest in the Corporation assures that his interests are directly aligned with those of our shareholders.

Robert L. Fox Director Since: 1991

JOHN B. GERLACH, JR. retired in December 2023 after serving as Executive Chairman of the Board of the Corporation since July 2017. He served as Chief Executive Officer of the Corporation from 1997 until June 2017. Mr. Gerlach brings significant leadership and operational management experience to the Board. Mr. Gerlach has demonstrated strong executive leadership skills through over 35 years of executive officer service with the Corporation, including over 20 years as CEO. Mr. Gerlach is the Corporation’s longest-serving director.
This experience, combined with his prior service on the board of Huntington Bancshares Incorporated and numerous nonprofit organizations, provides Mr. Gerlach with vast board level leadership capabilities. Perhaps most importantly, Mr. Gerlach’s significant ownership interest in the Corporation ensures that top leadership is directly aligned with the interests of our shareholders.

John B. Gerlach, Jr. Director Since: 1985

The Marzetti Company	10	2025 Proxy Statement

ROBERT P. OSTRYNIEC retired from full-time employment in March 2017. He served as Chief Product Supply Officer for Keurig Green Mountain, Inc. from 2013 until March 2017. He also served as Global Supply Chain Officer for H.J. Heinz Company from 2010 to 2013 and Supply Chain Vice President of H.J. Heinz Company from 2003 to 2010. Mr. Ostryniec has 34 years of experience as an executive in manufacturing, purchasing, supply chain and logistics roles for publicly traded, consumer-focused companies including General Electric Company, Stanley Black & Decker, Inc., H.J. Heinz Company and Keurig Green Mountain, Inc.
Mr. Ostryniec’s significant management experience, particularly in manufacturing, purchasing, supply chain and logistics, enables him to provide valuable perspective and insight to the Board.

Robert P. Ostryniec Director Since: 2014

The Marzetti Company	11	2025 Proxy Statement

Corporate Governance
The Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and the Executive Committee. In addition, the Board has adopted a Corporate Governance Program that includes Corporate Governance Principles, a Code of Conduct and an Insider Trading Policy. Each of these documents and the charters of the Board Committees are posted on the Corporation’s website at investors.marzetticompany.com/governance.
Director Independence
The Board and the Nominating and Governance Committee have reviewed and evaluated transactions and relationships with Board members and Board nominees to determine the independence of each of the members or nominees. The Board does not believe that any of its nonemployee members or nominees have relationships with the Corporation that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. The Board and the Nominating and Governance Committee have determined that a majority of the Board’s members are “independent directors,” as that term is defined in the applicable Nasdaq Global Select Market (“Nasdaq”) listing standards. The Board has identified and determined that Mses. Arnold and Brasier and Messrs. Fox, Fullen, Harris, Keown, Knight and Ostryniec are independent directors.
Board Attendance
Each member of the Board is expected to make a reasonable effort to attend all meetings of the Board, all applicable committee meetings, and each annual meeting of shareholders. All members of the Board at the time of our virtual 2024 Annual Meeting attended the meeting, and each of the current members of the Board is expected to attend the 2025 Annual Meeting. The Board held a total of seven meetings during fiscal 2025. Each director attended at least 75% of the aggregate meetings of the Board and the committees on which he or she served in fiscal 2025.
Board Leadership Structure — As part of our ongoing commitment to strong and accountable corporate governance practices, the Nominating and Governance Committee regularly reviews the leadership structure of the Board, taking into account the Corporation and its needs, market practices, board skills and experiences, investor feedback and corporate governance perspectives, among other things.
Mr. Alan F. Harris currently serves as the Chairman of the Board (“Chairman”). Mr. David A. Ciesinski, the Corporation’s Chief Executive Officer (“CEO”), serves on the Board. The Board believes that the Corporation and its shareholders are best served by retaining the Board’s flexibility to allocate the responsibilities of Chairman and CEO in any way that is in the best interests of the Corporation at any future point in time. Under the Corporation’s Corporate Governance Principles, the Corporation is required to have a Lead Independent Director when the positions of Chairman and CEO are held by the same person. As indicated above, these positions are currently separate.
Each committee of the Board is chaired by an independent director. The Board believes that having a strong, independent Chairman and independent committee chairs provides an effective balance between strong company leadership and independent oversight. Board independence and oversight of management are effectively maintained through its current composition and committee structure. The Board is committed to continuously evaluating this structure to ensure that it promotes effective corporate governance.

The Marzetti Company	12	2025 Proxy Statement

Board Role in Risk Oversight — The Board, together with the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee are responsible for overseeing the Corporation’s risk management. The full Board periodically receives an overview of key risks from various members of senior management. In addition, the Compensation Committee oversees risks requiring its expertise, such as those related to incentive compensation programs and policies. The Nominating and Governance Committee monitors compliance with the Corporate Governance Principles and reviews the Corporation’s management of risks related to corporate social responsibility, including with respect to sustainability and the environment.
Although the Board and its committees oversee risk management for the Corporation, management is responsible for the day-to-day management and mitigation of the Corporation’s risks. We believe this division of responsibility reflects the appropriate roles of the Board and management in assessing and managing risks and has no effect on the Board’s leadership structure. Management of the Corporation has formed an Enterprise Risk Management Committee (“ERM Committee”) consisting of the CEO, Chief Financial Officer, Chief Information Officer, Chief Supply Chain Officer, Senior Director of Internal Audit, General Counsel, Assistant General Counsel, and Vice President of Infrastructure and Security. The primary responsibility of the ERM Committee is to promote the development of sound policies, procedures and practices for managing the Corporation’s material risks and to report the results of the ERM Committee’s activities to the Audit Committee. The ERM Committee provides the Audit Committee with reports on a periodic basis regarding the Corporation’s major financial, litigation and enterprise risk exposures, including those relating to corporate social responsibility, information security, technology, and cybersecurity risks, and the actions management has taken to monitor and control such risks.
Director Qualifications — The Nominating and Governance Committee looks for candidates who possess qualifications that meet our strategic needs, who maintain the highest personal and professional ethics, integrity and values, who understand our business, who have diverse backgrounds and experiences in key business, financial and other challenges that are faced by publicly held corporations with a consumer focus, who contribute a diverse frame of reference or point of view by virtue of ethnicity, age, gender or otherwise, and who represent the long-term interests of our shareholders. In particular, the Nominating and Governance Committee looks for candidates with experience in areas such as: management of public companies or other large organizations; consumer packaged goods, particularly retail food companies; investment banking or the banking industry; accounting and finance; technology; supply chain; and retail/mass marketing experience. Each director is expected to represent all shareholders rather than special interest groups or any specific group of shareholders.
Corporate Governance Principles — We operate under a set of Corporate Governance Principles designed to promote good corporate governance and align the interests of our Board and management with those of our shareholders. The Corporate Governance Principles relate to the role, composition, structure and functions of the Board and the Corporation. The Nominating and Governance Committee is responsible for periodically reviewing these Corporate Governance Principles and recommending any changes to the Board.
Majority Voting Policy in Uncontested Elections — Pursuant to our Corporate Governance Principles, in an uncontested election of directors (i.e., an election where the number of nominees does not exceed the number of directors to be elected), a nominee who receives more “Withhold” votes than “For” votes in such election is expected to promptly tender his or her resignation as a director. The Nominating and Governance Committee will consider each tendered director resignation and recommend to the Board whether to accept or reject it. After considering the recommendation of the Nominating and Governance Committee and any other information the Board deems appropriate, and within 90 days following the certification of the election results, the Board will act to accept or reject each tendered director resignation and promptly disclose its decision.
If a director’s resignation is rejected, the Board will disclose the reasons for its decision, and the director will continue to serve the remainder of his or her term until his or her successor is duly elected or until his or her earlier death, resignation or removal. If a director’s resignation is accepted, the Board, in its sole discretion, may fill any resulting vacancy or decrease the size of the Board, in each case to the extent permitted by the Corporation’s Second Amended and Restated Code of Regulations.

The Marzetti Company	13	2025 Proxy Statement

Any director who tenders a resignation under this policy may not participate in the Nominating and Governance Committee recommendation or the action of the Board regarding whether to accept or reject such tender of resignation.
Code of Conduct — The Corporation has adopted a Code of Conduct that informs the Corporation’s directors and employees of their legal and ethical obligations to the Corporation and sets a high standard of business conduct. The Code of Conduct applies to all employees and, where applicable, to directors of the Corporation. The Corporation intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver from, any provision (including the standards listed under Item 406(b) of Regulation S-K) of the Code of Conduct that applies to the Corporation’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions by posting such information on the Corporation’s website at investors.marzetticompany.com/governance.
Shareholder Communication with the Board — Any of the directors may be contacted by writing to them at: Board of Directors, c/o Corporate Secretary’s Office, The Marzetti Company, 380 Polaris Parkway, Suite 400, Westerville, Ohio 43082. The directors have requested that the Secretary of the Corporation act as their agent in processing any communication received. All communications that relate to matters that are within the scope of responsibilities of the Board and its committees will be forwarded to the Board of Directors. Communications relating to matters within the responsibility of one of the committees of the Board will be forwarded to the Chairperson of the appropriate committee. Communications relating to ordinary business matters are not within the scope of the Board’s responsibility and will be forwarded to the appropriate officer at the Corporation. Solicitations, advertising materials, and frivolous or inappropriate communications will not be forwarded.

The Marzetti Company	14	2025 Proxy Statement

Board Committees and Meetings
Audit Committee
The Board has established an audit committee (the “Audit Committee”) that currently consists of Ms. Brasier and Messrs. Fullen, Harris, Knight and Ostryniec. Ms. Brasier serves as Chairperson of the Audit Committee and has done so since June 2023. The Board has determined that each member of the Audit Committee has not participated in the preparation of the Corporation’s financial statements in the past three years, meets Nasdaq independence requirements and that Ms. Brasier and Messrs. Harris and Knight qualified as “audit committee financial experts,” as defined in Item 407(d)(5) of Regulation S-K. With respect to its assessment of whether Ms. Brasier and Messrs. Harris and Knight qualified as “audit committee financial experts,” the Board considered, among other things, their business experience and background. The duties of the Audit Committee include the responsibility of reviewing, at least quarterly, financial information (both external and internal) about the Corporation and its subsidiaries to ensure that (i) the overall audit coverage of the Corporation and its subsidiaries is satisfactory and appropriate to protect the shareholders from undue risks, and (ii) an adequate system of internal financial control has been designed and implemented throughout the Corporation and is being effectively maintained. Additionally, the Audit Committee has sole authority and direct responsibility with respect to the appointment, compensation, retention and oversight of the Corporation’s independent registered public accounting firm or independent auditor. Also, as part of its duties, the Audit Committee has adopted procedures for receiving and acting on complaints received by the Corporation regarding accounting, internal controls and auditing issues. Such complaints should be sent to the attention of the Corporate Secretary’s Office, The Marzetti Company, 380 Polaris Parkway, Suite 400, Westerville, Ohio 43082. The Audit Committee annually reviews the Audit Committee charter and annually evaluates the Audit Committee’s performance. The Audit Committee has the authority to form and delegate authority to subcommittees as it deems appropriate. The Audit Committee charter was updated in August 2025 to reflect current SEC, PCAOB, and Sarbanes-Oxley requirements and to provide more clarity regarding Committee review of non-GAAP measures and the documentation required for pre-approval of non-audit services. The Audit Committee held four meetings during fiscal 2025.
Compensation Committee
The Board has established a compensation committee (the “Compensation Committee”) that currently consists of Ms. Brasier and Messrs. Fox, Keown and Ostryniec. Mr. Ostryniec serves as Chairperson of the Compensation Committee and has done so since January 2023. It has been determined by the Board that each member who served on the Compensation Committee during fiscal 2025 met Nasdaq independence requirements. The duties of the Compensation Committee include: annually determining the compensation of the CEO and other key executives and reviewing and approving goals and objectives for such people as are relevant to their activities; reviewing and approving the CEO’s recommendations as to the compensation of other executive officers of the Corporation; reviewing and approving offers to potential executive officers to join the Corporation; reviewing and approving perquisite policies; reviewing and approving employment agreements, change in control agreements, severance or retention plans or agreements, and severance or termination payments for executive officers; having direct responsibility to retain, compensate and oversee independent compensation consultants and other advisors; overseeing regulatory compliance regarding compensation matters; establishing and evaluating performance goals and the level of achievement of such goals; reviewing and offering advice regarding direct compensation, equity-based compensation and retirement pay programs; administering equity-based compensation plans and approving equity awards; reporting its activities to the Board; reviewing and discussing the Compensation Discussion and Analysis with the Corporation’s management; determining whether to recommend to the Board that the Compensation Discussion and Analysis be included in the Corporation’s Annual Report on Form 10-K and Proxy Statement; preparing a Compensation Committee Report for inclusion in the Corporation’s Annual Report on Form 10-K and Proxy Statement; considering the results of advisory “Say-on-Pay” and “Say-on-Frequency” votes; periodically reviewing director compensation in relation to other comparable companies and in light of other facts the Compensation Committee finds appropriate; annually reviewing the Compensation Committee charter; and annually evaluating the Compensation Committee’s performance.

The Marzetti Company	15	2025 Proxy Statement

The Compensation Committee operates pursuant to a charter that was amended in August 2025. The charter now provides the Compensation Committee with the authority to delegate any of its duties, as it deems appropriate, to a subcommittee of the Compensation Committee’s members. See the discussion below under “Compensation Discussion and Analysis” and “Compensation of Directors” for more information about the Compensation Committee’s processes and procedures. The Compensation Committee held four meetings during fiscal 2025.
Nominating and Governance Committee
The Board has established a nominating and governance committee (the “Nominating and Governance Committee”) that currently consists of Messrs. Fox, Fullen, Harris and Keown. Mr. Fox serves as Chairperson of the Nominating and Governance Committee. It has been determined by the Board that each member of the Nominating and Governance Committee meets Nasdaq independence requirements. The duties of the Nominating and Governance Committee include identifying and nominating candidates to the Board for election as directors of the Corporation taking into consideration the facts set forth in our Corporate Governance Principles, assisting the Board in its determination of whether each director or executive officer meets Nasdaq independence requirements, preventing, minimizing, or eliminating possible conflicts of interest, monitoring director training and orientation, encouraging and reporting director attendance at annual shareholder meetings, and periodically reviewing the Board’s committee structure, committee charters, Corporate Governance Principles, and the Corporation’s share ownership policy and recommending to the Board any necessary changes. The Nominating and Governance Committee also reviews the Corporation’s policies and activities regarding corporate social responsibility, sustainability matters and the environment. The Nominating and Governance Committee has reviewed the Corporate Governance Principles and found them to be acceptable in scope and application and has so reported to the Board. The Nominating and Governance Committee operates pursuant to a charter that was amended in August 2025. The Nominating and Governance Committee held four meetings during fiscal 2025.
The Nominating and Governance Committee uses various sources to identify Board candidates, including the Corporation’s executive officers, current members of the Board and independent third-party search firms. The Nominating and Governance Committee also considers the nomination of director candidates recommended by shareholders in conformance with the tests and standards outlined in the Nominating and Governance Committee’s charter and the Corporation’s Second Amended and Restated Articles of Incorporation and Second Amended and Restated Code of Regulations. Section 2.03 of the Corporation’s Second Amended and Restated Code of Regulations authorizes director nominations to be made by shareholders if the conditions specified therein are met, including the provision of advance notice, certain personal background information, and a written statement from the proposed candidate agreeing to be identified in the Proxy Statement as a nominee and, if elected, to serve as a director. Recommendations to the Nominating and Governance Committee from a shareholder regarding one or more candidates must generally be delivered to the Corporation’s Corporate Secretary between 60-90 days prior to the meeting in which such shareholder proposes that the recommended candidate(s) stand for election.
The Nominating and Governance Committee has not established specific, minimum qualifications or criteria for nominees that it proposes for Board membership, but it evaluates the entirety of each candidate’s credentials, believing that the Corporation will be best served if its directors bring a variety of experiences and backgrounds and demonstrate ethical values, personal integrity, strong business reputation, financial acumen, reputation for effective exercise of sound business judgment, strategic planning capability, interest in providing attention to the duties of a member of the Board, experience with the management of public companies or other large organizations, consumer packaged goods, particularly retail food companies, investment banking or the banking industry, accounting and finance, supply chain, retail or mass marketing, manufacturing processes, technology or in other areas where such candidate’s talents may contribute to the effective performance by the Board of its responsibilities, among other things. The Nominating and Governance Committee uses the same manner and process for evaluating every candidate for Board membership, regardless of the original source of the candidate’s nomination. The Nominating and Governance Committee shall have the authority to form and delegate authority to subcommittees as it deems appropriate.

The Marzetti Company	16	2025 Proxy Statement

Executive Committee
The Board has established an executive committee (the “Executive Committee”) that currently consists of Messrs. Gerlach, Fox and Harris. No particular director serves as Chairperson of the Executive Committee. The Executive Committee operates pursuant to resolutions that were adopted by the Board in February 2008. The Executive Committee exercises the power and authority of the Board in managing the business and affairs of the Corporation (other than any power or authority specifically precluded by applicable law, the Corporation’s Second Amended and Restated Articles of Incorporation or Second Amended and Restated Code of Regulations, or by limiting resolutions of the Board), but the Executive Committee acts only in the intervals between meetings of the Board. Furthermore, all acts of the Executive Committee must be reported at the next Board meeting. The Executive Committee did not meet during fiscal 2025.

The Marzetti Company	17	2025 Proxy Statement

Delinquent Section 16(a) Reports
To the Corporation’s knowledge, based solely on its review of copies of forms filed with the Securities and Exchange Commission (“SEC”), all filing requirements applicable to the officers, directors and beneficial owners of more than 10% of the outstanding Common Stock under Section 16(a) of the Securities Exchange Act of 1934, as amended, were complied with during the fiscal year ended June 30, 2025, except that there was one untimely report on Form 4 for Tanya Berman, President, Retail Division of T. Marzetti Company, a subsidiary of the Corporation, which was filed on May 16, 2025 with respect to one transaction, and one untimely report on Form 4 for David A. Ciesinski, CEO and Director of the Corporation, which was filed on February 18, 2025 with respect to one transaction.

The Marzetti Company	18	2025 Proxy Statement

Security Ownership of Certain Beneficial Owners
The following shareholders have beneficial ownership, directly or indirectly, of more than five percent of the outstanding Common Stock as of September 22, 2025:

Name and Address of Beneficial Owner	Nature of Beneficial Ownership	Amount of Beneficial Ownership	Percent of Class(1)

John B. Gerlach, Jr.(2)	Direct and indirect	7,510,191	27.3%
c/o The Marzetti Company 380 Polaris Parkway, Suite 400 Westerville, Ohio 43082
Dareth A. Gerlach(3)	Direct and indirect	5,927,117	21.5%
c/o The Marzetti Company 380 Polaris Parkway, Suite 400 Westerville, Ohio 43082
John B. Gerlach Trust A-1(2)	Direct	5,737,602	20.8%
c/o The Marzetti Company 380 Polaris Parkway, Suite 400 Westerville, Ohio 43082
BlackRock, Inc.(4)	Direct and indirect	2,586,026	9.4%
50 Hudson Yards New York, NY 10001
The Vanguard Group(5)	Direct and indirect	2,100,504	7.6%
100 Vanguard Blvd. Malvern, PA 19355
(1)Percentages based upon 27,547,758 shares outstanding as of September 22, 2025.
(2)Mr. Gerlach beneficially owns 7,510,191 shares in the aggregate. This includes: (i) 316,387 shares held by Mr. Gerlach’s spouse either directly or as trustee for which Mr. Gerlach’s spouse has the sole power to vote and dispose of these shares. Mr. Gerlach disclaims beneficial ownership of all of these shares; (ii) 5,737,602 shares held by the John B. Gerlach Trust A-1, of which Mr. Gerlach is trustee with no power to vote or dispose of the shares, and of which Mr. Gerlach’s mother, Dareth A. Gerlach, is the special trustee with the sole power to vote and dispose of the shares. Mr. Gerlach disclaims beneficial ownership of all of these shares; (iii) 137,430 shares held by the John B. Gerlach Taxable Trust U/A dtd. 2/23/74, as amended, of which Mr. Gerlach is trustee with no power to vote or dispose of the shares, and of which Mr. Gerlach’s mother, Dareth A. Gerlach, is the special trustee with the sole power to vote and dispose of the shares. Mr. Gerlach disclaims beneficial ownership of all of these shares; (iv) 211,039 shares held by Mr. Gerlach as trustee or custodian for which he has the sole power to vote and dispose of the shares. Mr. Gerlach disclaims beneficial ownership of all of these shares; (v) 4,167 shares held by a family corporation. Mr. Gerlach has shared power to vote and dispose of all of these shares; (vi) 242,236 shares held by the Gerlach Foundation Inc., a private charitable foundation for which Mr. Gerlach shares the power to vote and dispose of the shares. Mr. Gerlach disclaims beneficial ownership of all of these shares; and (vii) 620,122 shares held by Lehrs, Inc., a for profit corporation that is owned by the Fox Foundation, Inc., Gerlach Foundation, Inc. and The FG Foundation. Messrs. Gerlach and Fox serve as trustees of The FG Foundation, which is a supporting foundation of a public charitable foundation. Messrs. Gerlach and Fox each have shared power to vote and dispose of the shares held by Lehrs, Inc., and each disclaims beneficial ownership of all of those shares.
(3)Includes 5,737,602 shares held by the John B. Gerlach Trust A-1 and 137,430 shares held by the John B. Gerlach Taxable Trust U/A. Mr. Gerlach is trustee of these trusts with no power to vote or dispose of the shares, and Mr. Gerlach’s mother, Dareth A. Gerlach, is the special trustee with the sole power to vote and dispose of the shares. These shares are also included in the total number of shares held by Mr. Gerlach in the above table. Mr. Gerlach disclaims beneficial ownership of these shares, all of which are also reported in footnote 2.
(4)BlackRock, Inc. filed a Schedule 13G/A with the SEC on January 24, 2024 indicating that, as of December 31, 2023, BlackRock, Inc. has sole voting power with respect to 2,539,697 shares and sole dispositive power with respect to 2,586,026 shares.
(5)The Vanguard Group filed a Schedule 13G/A with the SEC on February 13, 2024 indicating that, as of December 29, 2023, The Vanguard Group has sole dispositive power with respect to 2,043,990 shares, shared dispositive power with respect to 56,514 shares, and shared voting power with respect to 35,829 shares.

The Marzetti Company	19	2025 Proxy Statement

The following information indicates the beneficial ownership of outstanding Common Stock as of September 22, 2025 by all executive officers and directors of the Corporation as a group, each individual director, each individual director nominee, and each NEO in the 2025 Summary Compensation Table:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership			Percent of Class(1)

Zena Srivatsa Arnold	1,369	shares		*
Tanya Berman	2,983	shares		*
Kristin J. Bird	6,143	shares		*
Barbara L. Brasier	3,739	shares		*
David A. Ciesinski	59,011	shares		*
Robert L. Fox	976,416	shares	(2)	3.5%
Elliot K. Fullen	5,972	shares		*
John B. Gerlach, Jr.	7,510,191	shares	(3)	27.3%
Alan F. Harris	24,473	shares	(4)	*
Michael H. Keown	4,266	shares		*
George F. Knight III	1,444	shares		*
Robert P. Ostryniec	7,793	shares		*
Thomas K. Pigott	16,879	shares		*
Carl R. Stealey	0	shares	(5)	*
Luis Viso	3,645	shares		*
All executive officers and directors as a group (14 persons)	8,004,202	shares	(6)	29.1%
*Less than 1%
(1)Individual percentages and group percentage based upon 27,547,758 shares outstanding as of September 22, 2025.
(2)Mr. Fox beneficially owns 976,416 shares in the aggregate. This includes: (i) 53,273 shares held directly by Mr. Fox’s spouse. Mr. Fox disclaims beneficial ownership of all of these shares; (ii) 8,599 shares held by Mr. Fox as trustee for which he has the sole power to vote and dispose of the shares; (iii) 46,720 shares held by the Fox Foundation Inc., a private charitable foundation for which Mr. Fox shares the power to vote and dispose of the shares. Mr. Fox disclaims beneficial ownership of all of these shares; and (iv) 620,122 shares held by Lehrs, Inc., a for profit corporation that is owned by the Fox Foundation, Inc., Gerlach Foundation, Inc. and The FG Foundation. Messrs. Fox and Gerlach serve as trustees of The FG Foundation, which is a supporting foundation of a public charitable foundation. Messrs. Fox and Gerlach each have shared power to vote and dispose of the shares held by Lehrs, Inc., and each disclaims beneficial ownership of all of those shares.
(3)See the footnote for Mr. Gerlach in the beneficial ownership table listed previously within this Proxy Statement.
(4)Includes 23,799 shares held as trustee for which Mr. Harris has the sole power to vote and dispose of these shares.
(5)Individual holdings as of April 3, 2025, which is the most recent practicable date on which the Corporation had information regarding Mr. Stealey’s beneficial ownership of shares of the Corporation.
(6)For purposes of this calculation, the 620,122 shares held by Lehrs, Inc. have only been counted once.

The Marzetti Company	20	2025 Proxy Statement

Compensation Discussion and Analysis
In this section, we discuss the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. We provide qualitative information regarding the manner and context in which compensation is awarded to and earned by our NEOs to give perspective to the data we present in the compensation tables below, as well as the narratives that follow the tables.
Executive Officers
The following table indicates the names and ages of all of the executive officers of the Corporation as of the end fiscal 2025 and all positions and offices held by each such person and each person’s principal occupation or employment during the past five years at minimum. The executive officers are appointed annually by the Board.

Name	Principal Occupation	Age	Executive Officer Since

David A. Ciesinski	Chief Executive Officer of the Corporation since 2017; President of the Corporation since 2016; President of T. Marzetti Company, a subsidiary of the Corporation, since 2016	59	2016
Thomas K. Pigott	Chief Financial Officer, Vice President and Assistant Secretary of the Corporation since 2019; Vice President, Finance and Chief Financial Officer of MGP Ingredients, Inc. from 2015 to 2019	60	2019
Tanya Berman	President, Retail Division of T. Marzetti Company, a subsidiary of the Corporation, since April 2025; Senior Vice President of Mondelez, leading the company’s U.S. portfolio of cookie and cracker brands, from 2022 to April 2025; Vice President of Mars Wrigley Confectionary, leading the Chocolate Business Unit, from 2015 to 2022.	61	2025
Kristin J. Bird	President, Foodservice Division of T. Marzetti Company, a subsidiary of the Corporation, since 2019; General Manager of Basic American Foods from 2018 to 2019; Vice President and Senior Vice President, Foodservice Channel Development of Tyson Foods from 2008 to 2018	54	2019
Luis Viso	Chief Supply Chain Officer of T. Marzetti Company, a subsidiary of the Corporation, since 2023; Executive Vice President, Global Operations of Monster Energy Company from 2018 to 2023; Chief Operating Officer of Diamond Crystal from 2016 to 2018	65	2023
Our NEOs during fiscal 2025 were Mses. Berman and Bird along with Messrs. Ciesinski, Pigott, Stealey and Viso.
Executive Summary
During fiscal 2025, we continued the three-pillar growth strategy we believe will best increase long-term shareholder value: (1) accelerate our base business growth; (2) simplify our supply chain to reduce our costs and grow our margins; and (3) expand our core business with our Retail licensing program and complementary mergers and acquisitions.
During fiscal 2025, we achieved the following financial results (as compared to fiscal 2024, where applicable):
•Consolidated net sales increased 2.0% to $1.9 billion.

The Marzetti Company	21	2025 Proxy Statement

◦Retail segment net sales reached a record $1,003.4 million, a 1.5% increase from the prior-year total of $988.4 million, reflecting higher sales volumes. Year-over-year comparisons for the Retail segment were unfavorably impacted by prior-year sales attributed to the perimeter-of-the-store bakery product lines we exited in March 2024. Excluding the exited product lines, Retail net sales increased 3.3%. Retail segment net sales growth was driven by our licensing program led by Texas RoadhouseTM dinner rolls, Chick-fil-A® sauces and Subway® sauces. Our new gluten-free New York BakeryTM frozen garlic bread also added to the growth in Retail net sales. Retail segment sales volumes, measured in pounds shipped, increased 1.6%. Excluding the impact of all sales attributed to the exited perimeter-of-the-store bakery product lines, Retail sales volumes increased 2.9%.
◦Foodservice segment net sales increased 2.5% to a record $905.7 million from the 2024 total of $883.3 million driven by increased demand from several of our national chain restaurant account customers and growth for our Marzetti® branded Foodservice products. In the back half of the fiscal year, Foodservice segment net sales were unfavorably impacted by menu changes implemented by two of our national chain restaurant customers as they shifted their focus to value offerings. Excluding all sales attributed to the temporary supply agreement resulting from the February 2025 Atlanta plant acquisition, Foodservice segment net sales increased 0.9%. Foodservice segment sales volumes, measured in pounds shipped, increased 0.9%. Excluding all temporary supply agreement sales, Foodservice segment sales volumes declined 0.3%.
•Fiscal 2025 operating income increased $21.0 million or 10.5% to $220.3 million driven by a $23.3 million increase in gross profit attributed to the positive impacts of our cost savings programs, volume growth, and some modest cost deflation. Operating income included a $12.2 million increase in selling, general and administrative (“SG&A”) expenses partially offset by a $9.8 million decrease in restructuring and impairment charges. The higher SG&A expenses reflect increased investment in IT to support the continued growth of our business in addition to incremental expenditures attributed to the Atlanta plant acquisition. With respect to the restructuring and impairment charges, in fiscal 2025 we incurred $5.1 million in charges, including $4.5 million related to the planned closure of our sauce and dressing production facility in Milpitas, California as part of our ongoing strategic initiative to better optimize our manufacturing network. In fiscal 2024, we recorded $14.9 million in restructuring and impairment charges attributed to our decision to exit our perimeter-of-the-store bakery product lines.
•Fiscal 2025 income before income taxes includes a $14.0 million noncash settlement charge resulting from our decision to terminate all the Corporation’s legacy pension plans.
•Net income and net income per common share (fully diluted) increased 5.5% and 5.4%, respectively, as impacted by the factors described above.
•We demonstrated continued financial strength with a year-end cash balance of $161.5 million and no debt.
•Return on beginning shareholders’ equity was 18.1%. This figure also represents our return on capital given that we have no debt.
•Shareholders experienced an annual total shareholder return of 12.5% over the last three fiscal years (2023-2025), including dividends. Shareholder returns include dividends of $103.5 million in fiscal 2025, a record level, and total dividends of $293.8 million over the past three fiscal years.
Executive Compensation Program Philosophy and Objectives
The primary objective of our key executive compensation program is to reward our NEOs for their efforts in:
•attaining market or above-market financial results;
•achieving our strategic goals; and
•increasing long-term shareholder value.
As a result, our executive compensation philosophy is focused on “pay for performance.”

The Marzetti Company	22	2025 Proxy Statement

For the Corporation, a “pay for performance” philosophy means providing competitive compensation outcomes when performance meets our expectations, but also realizing that results above or below our expectations may result in above-market or below-market compensation outcomes. To further this philosophy, we have designed our executive compensation program to:
•motivate our NEOs to achieve superior financial and operational performance;
•align our NEOs’ compensation interests with our goal of creating long-term shareholder value; and
•attract and retain key executive talent.
We believe our executive compensation program should promote long-term shareholder value and should not be overly influenced by the short-term performance of our stock. In our experience, salary, annual cash incentive awards and long-term equity-based awards, as the primary elements of our executive compensation program, are the best vehicles to align our executives’ interests with our goal of promoting long-term shareholder value. We also understand our executive compensation programs provide a starting point, or baseline of comparison, for the compensation we pay to our other employees. For this reason, we believe our executive compensation program should strike an appropriate balance among rewards, incentives and expectations.
Executive Compensation Program Overview

					% OF FY25 PAY MIX

Element	Form	Purpose	Metrics	Time-Period	CEO	Other NEOs

Base Salary	Cash	To attract and retain and to provide a steady source of annual cash income	—	1-Year	18%	36%

Annual Incentive Plan (“AIP”)	Cash	To incentivize for certain annual financial and individual objectives	75% Financial (70% Adj. Operating Income, 30% Adj. Net Sales)	1-Year Performance Period	25%	27%

			25% Personal

Long-Term Incentive Plan (“LTIP”)	Performance Share Units (“PSUs”)	To incentivize for certain long-term financial performance objectives and drive long-term shareholder value	27.5% Net Sales Growth	3-Year Performance Period	57%	37%

			27.5% Relative Total Shareholder Return (“rTSR”) vs. S&P 1500 Packaged Foods & Meats Index	3-Year Performance Period

	Restricted Stock	To align executives’ interests with shareholders and promote retention	45% Time-based	3-Year Cliff Vest
The above data in the Pay Mix columns shows that most of the compensation provided to Mr. Ciesinski and the other NEOs is annual and long-term incentives, which we think serves to focus their attention on achieving strong financial and long-term shareholder returns. Ms. Berman was included at her annualized base salary, annualized actual incentive, and 2025 grant value of restricted stock, which has a 2-year cliff vesting period. Mr. Stealey was excluded from the other NEOs for this calculation.

The Marzetti Company	23	2025 Proxy Statement

We have developed a series of “What We Do” and “What We Don’t Do” principles in connection with our executive compensation program. These principles are summarized in the table below.
Executive Compensation Practices at a Glance

What We Do	What We Don’t Do
•DO align pay with performance by linking incentive compensation to the achievement of performance goals tied to the Corporation’s strategic objectives and financial metrics	•NO guaranteed cash incentives, equity compensation or salary increases
•DO conduct annual compensation review and approval of our compensation philosophy and strategy	•NO compensation or incentives that encourage unnecessary or excessive risk taking
•DO cap payouts for annual incentive and performance-based equity awards at 200% of target	•NO acceleration of PSUs without regard to performance goals
•DO maintain robust stock ownership guidelines for executive officers and directors	•NO executive pension plans or post-retirement health coverage for our NEOs
•DO require double-trigger change-in-control vesting provisions	•NO single trigger acceleration of equity awards upon a change-in-control
•DO pay a substantial portion of executive compensation in the form of at-risk equity grants	•NO significant or excessive perquisites for NEOs
•DO appoint a Compensation Committee consisting solely of independent directors	•NO pledging our securities by directors, executive officers or other employees as collateral for a loan
•DO use an independent compensation consultant engaged by our Compensation Committee	•NO hedging or derivative transactions by our directors, NEOs or other employees involving our securities
•DO have a majority of executive compensation at risk based on corporate performance	•NO tax gross ups
While these broad concepts generally govern our executive compensation program, we also account for specific factors particular to each executive officer when making individual compensation decisions, which we describe in detail below. These factors include the executive’s range of responsibilities and related performance measures and other individual factors affecting each executive’s performance. We also engage in an annual competitive compensation review of our executive compensation levels relative to amounts paid to executive officers with similar responsibilities in similarly situated companies, but we do not specifically benchmark compensation against percentiles or ranges of compensation provided by such companies.
At our 2024 Annual Meeting, our executive compensation program received approval from 99.1% of our shareholders casting votes on the matter, indicating strong shareholder support for the Compensation Committee’s executive compensation decisions and policies. There are many factors contributing to the Compensation Committee’s decision on whether to make significant changes to our compensation mix, including shareholder approval, peer group actions, target pay levels, performance metrics, and other compensation policies. The Compensation Committee will continue to consider results from future shareholder advisory votes in its ongoing evaluation of our executive compensation programs and practices.

The Marzetti Company	24	2025 Proxy Statement

Compensation Administration and Consultant
The Compensation Committee reviews and determines the compensation for our NEOs. The compensation we paid our NEOs for fiscal 2025 is disclosed in detail in the tables and narratives below under the heading “Executive Compensation.” Our Compensation Committee is also responsible for, among other duties, structuring and administering the compensation programs and plans in which our NEOs participate.
During fiscal 2025, the Compensation Committee retained the services of an independent executive compensation consultant, Pay Governance LLC (“Pay Governance”). Pay Governance reports directly to the Compensation Committee and did not provide any other types of service to the Corporation during fiscal 2025. The Compensation Committee believes there were no conflicts of interest between Pay Governance and the Compensation Committee during fiscal 2025. In reaching this conclusion, the Compensation Committee considered the compensation consultant independence factors set forth in Rule 10C-1(b)(4) of the Exchange Act.
Pay Governance provides independent compensation advisory services to the Compensation Committee to fulfill the obligations outlined in its Charter.
Executive Compensation Peer Group
Over time, the Compensation Committee has worked to include peer companies with the following characteristics:
•annual revenues, market cap, and enterprise value within a reasonable range of the Corporation; and
•companies primarily competing in the Packaged Foods and Meats category and other related categories.
For fiscal 2025, we used the following peer group (the “2025 Peer Group”) to determine competitive pay levels for input into the Compensation Committee’s decision-making process:

B&G Foods, Inc.	Cal-Maine Foods, Inc.
Flowers Foods, Inc.	J&J Snack Foods Corp.
John B. Sanfilippo & Son, Inc.	Lamb Weston Holdings, Inc.
McCormick & Company, Incorporated	Post Holdings, Inc.
Sovos Brands, Inc.	SunOpta Inc.
The Hain Celestial Group, Inc.	The Simply Good Foods Company
Tootsie Roll Industries, Inc.	Treehouse Foods, Inc.
Utz Brands, Inc.	WK Kellogg Co
Hostess Brands, Inc. was removed for fiscal 2025 following its acquisition by J.M. Smucker Co. The Compensation Committee added WK Kellogg Co. to the peer group for fiscal 2025.
As of the date on which the 2025 Peer Group was evaluated for purposes of providing input with respect to fiscal 2025 compensation, our Corporation had the following financial characteristics compared to the Peer Group: our net sales were at the 48th percentile; market cap was at the 79th percentile; and total enterprise value was at the 75th percentile. Total enterprise value is defined as market cap plus long-term debt, less cash.

The Marzetti Company	25	2025 Proxy Statement

Compensation Processes, Procedures and Comparison to Peer Group
Generally, our Compensation Committee establishes salaries for the current fiscal year and annual cash incentive award payouts for the prior fiscal year at its regularly scheduled August meeting. Historically, at this meeting, our Compensation Committee reviews the elements of each NEO’s total compensation during the previous fiscal year. Our CEO then makes compensation recommendations to our Compensation Committee with respect to the members of senior management who report to him, but those executives are not present in the meeting during compensation deliberations.
The Compensation Committee Chairperson then makes compensation recommendations in executive session to our Compensation Committee with respect to our CEO, who is absent from the meeting at that time. Our Compensation Committee also reviews our NEOs’ compensation along with that offered to executive officers employed by companies in our peer group, as prepared by Pay Governance.
Our Compensation Committee may accept or adjust the recommendations it receives in establishing the final compensation for each NEO. In general, when setting each component of compensation for our NEOs, our Compensation Committee considers the following performance factors:
•our previous year’s operating results and achievement of our performance objectives;
•the relative value of the executive’s unique skills, competencies and institutional knowledge, including time in current position;
•the executive’s performance of his or her responsibilities; and
•the executive’s contribution toward our long-term strategic objectives and our goal of creating long-term shareholder value.
We believe the total target compensation for our NEOs for fiscal 2025 was in line with market compensation paid for executives holding similar positions in our 2025 Peer Group based on the Compensation Committee’s general understanding of current compensation practices in our competitive market.
Primary Elements of Compensation
As noted, we have established executive compensation objectives primarily focused on helping to create long-term shareholder value. We believe we can best achieve our executive compensation program objectives by offering competitive short-term cash compensation combined with appropriate long-term equity-based compensation tied to our operating results and our achievement of incremental shareholder value. To this end, the primary elements of our executive compensation program are salary, annual cash incentive awards and long-term equity-based incentive awards, which are described in detail below. Generally, we look at our NEOs’ compensation arrangements in total when establishing salaries, annual cash incentive awards and long-term equity incentive awards.
Salaries. We provide our NEOs with annual salaries to attract and retain the executives. We establish salaries to reward our NEOs for their overall level of expertise, responsibilities, experience and other factors unique to each individual executive officer, as determined by our Compensation Committee.
For fiscal 2025, the amount of each continuing NEO’s salary increase expressed as a percentage of such officer’s fiscal 2024 salary was as follows: Mr. Ciesinski, 4.3%; Mr. Pigott, 4.2%; Mr. Stealey, 3.5%; Ms. Bird, 6.1%; and Mr. Viso, 4.4%. The salary increases were effective as of July 1, 2024, the beginning of the 2025 fiscal year, except that Ms. Bird’s percentage also includes a mid-year increase to align with market-competitive pay.

The Marzetti Company	26	2025 Proxy Statement

Annual Cash Incentive Awards. We also provide our NEOs with annual cash incentive awards based on the 2025 AIP designed to motivate them to help achieve our annual financial goals. The annual cash incentive award represents a performance-based, variable and “at-risk” cash component of compensation for each NEO. Under this program, our NEOs were each provided the opportunity to earn an annual cash incentive payment for fiscal 2025 based on achievement of certain financial and individual objectives. We granted these awards to our NEOs because of their overall responsibilities for achieving annual financial and operating results and driving the creation of long-term shareholder value. An annual cash incentive payment, if earned, is made early in the following fiscal year. Annual cash incentive payments earned by our NEOs for fiscal 2025 appear in the “Non-Equity Incentive Plan Compensation” column of our 2025 Summary Compensation Table.
The target 2025 AIP, expressed as a percentage of salary, was as follows for each NEO:
•Mr. Ciesinski – 125% of salary
•Mr. Pigott – 80% of salary
•Ms. Berman - 70% of salary (pro-rated to account for her April 2025 start date)
•Ms. Bird – 70% of salary
•Mr. Stealey – 70% of salary
•Mr. Viso – 70% of salary
The 2025 AIP provided rewards for the achievement of two key financial metrics: Adjusted Net Sales and Adjusted Operating Income and personal objectives developed for each NEO. Adjusted Net Sales and Adjusted Operating Income are non-GAAP financial measures. See Appendix B for additional information on these non-GAAP measures, as well as reconciliations to reported net sales and reporting operating income, respectively, under GAAP. The financial performance metrics were weighted as 75% of the total incentive and the achievement of personal objectives was weighted as 25%.
All participants have a significant weighting in consolidated financial outcomes, which promotes teamwork and cooperation across business units and with the corporate functional groups. The personal objectives are designed to drive personal responsibilities, and most personal objectives, if achieved, are expected to have a positive impact on current and future financial outcomes.
As noted above, the key financial metrics are Adjusted Net Sales and Adjusted Operating Income. Adjusted Operating Income is weighted 70% and Adjusted Net Sales is weighted 30%, reflecting the importance our Compensation Committee places on each metric. At the beginning of the 2025 fiscal year, the Compensation Committee set the following targets, thresholds and maximums for corporate Adjusted Net Sales and Adjusted Operating Income:
FISCAL YEAR 2025 CORPORATE AIP PERFORMANCE METRICS ($ IN MILLIONS)

	Adjusted Net Sales	Percentage of Target	Adjusted Operating Income	Percentage of Target
	($)	(%)	($)	(%)

Threshold	1,821.7	95	202.9	90
Target	1,917.6	100	225.4	100
Maximum	2,013.5	105	247.9	110
Payouts to our NEOs are 20% of target opportunities at threshold and 200% at maximum.

The Marzetti Company	27	2025 Proxy Statement

At the time the Compensation Committee set the above performance metrics and targets for payouts to our NEOs, it also determined to make certain adjustments to the Corporation’s net sales and operating income, as reported under United States generally accepted accounting principles, to account for unplanned activities and unusual costs not associated with the results of operations. Such adjustments were made in fiscal 2025 for net sales from a temporary supply agreement in connection with an acquisition, restructuring and impairment charges and acquisition SG&A expenses. The Compensation Committee felt these adjustments were appropriate as they were not included in the fiscal 2025 net sales and operating income goals.
FISCAL YEAR 2025 ADJUSTED FINANCIAL RESULTS ($ IN MILLIONS)

Performance Measure		Corporate	Percentage of Target
		($)	(%)

Net Sales:	Reported FY 2025 Results	1,909.1
	Adjusted Net Sales for 2025 AIP Purposes (1)	1,894.9	98.8
Operating Income:	Reported FY 2025 Results	220.3
	Adjusted Operating Income for 2025 AIP Purposes (1)	229.2	101.7
(1)Adjusted Net Sales and Adjusted Operating Income are non-GAAP financial measures. See Appendix B for additional information on these non-GAAP measures, as well as reconciliations to reported net sales and reporting operating income, respectively, under GAAP.
We compared these adjusted results to the thresholds, targets and maximums set previously and accounted for the various weighting factors related to the 2025 AIP, including:
•the weighting between operating income and net sales (70%/30%, respectively); and
•the overall weighting between financial and personal performance factors (75%/25%, respectively).
Specifically, the above outcomes resulted in a payout on Adjusted Net Sales of 81.0% of target and a payout on Adjusted Operating Income of 116.8% of target. Overall financial performance was 106.1% of target.
We then calculated a personal performance outcome for each of our NEOs participating in the 2025 AIP. This personal performance outcome was based on objective criteria designed to support our overall financial goals and was weighted at 25% of the total annual incentive opportunity. In general, payout opportunities for personal performance lie between 0% at minimum, 20% at threshold and 200% at maximum, identical to the financial performance payout opportunities. For fiscal 2025, the personal performance outcomes for our NEOs ranged from 95% to 122%.
Finally, we added the financial and personal performance factors together and multiplied by each NEO’s total target incentive to derive a total annual incentive payout for the 2025 AIP. We believe the outcomes fairly represent the financial performance of the Corporation and the achievements of our NEOs in achieving their personal performance goals and objectives. As a result of this performance, Mr. Ciesinski received a total annual incentive payout of $1,292,363; Mr. Pigott received a total annual incentive payout of $549,320; Ms. Berman received a total annual incentive payout of $99,280; Ms. Bird received a total annual incentive payout of $367,299; Mr. Stealey received a total annual incentive payout of $347,200; and Mr. Viso received a total annual incentive payout of $361,515. Ms. Berman’s annual incentive payout was pro-rated for her start date during the 2025 fiscal year.
Long-Term Equity-Based Incentive Awards. Our fiscal 2025 long-term incentive plan (“2025 LTIP”) reflects the following objectives:
•Drive performance;
•Correlate with shareholder value creation;
•Promote retention; and
•Ensure a competitive compensation design and reward structure.

The Marzetti Company	28	2025 Proxy Statement

The current long-term equity-based incentive program consists of time-based restricted stock and PSUs. The PSUs are earned based on two financial/shareholder performance measures calculated after a three-year performance period:
•Net sales growth; and
•Relative total shareholder return (“rTSR”) versus the S&P 1500 Packaged Foods & Meats Index.
The PSUs and restricted stock are designed to meet the following major objectives:
•PSUs – net sales growth – to drive long-term increases in the Corporation’s net sales over a three-year performance period which, in turn, are thought to drive increases in long-term shareholder value
•PSUs – rTSR – to focus attention on achieving long-term total shareholder returns over a three-year measurement period in excess of those achieved by competitors which may represent alternative investments for shareholders
•Restricted Stock – to promote retention for senior executives driven by a three-year cliff vesting period
The performance period for the 2025 PSUs noted above covers our 2025-2027 fiscal years, or July 1, 2024 – June 30, 2027. The vesting period for the time-based restricted stock starts on the date of grant, August 13, 2024, and ends with cliff vesting on August 13, 2027. The relative weightings of each of the three instruments are as follows:
•Performance-based PSUs: 55% of total 2025 LTIP value
◦Net sales growth – 27.5% of total 2025 LTIP value
◦rTSR – 27.5% of total 2025 LTIP value
•Time-based restricted stock: 45% of total 2025 LTIP value
Consistent with the practice initiated in fiscal 2022, the 2025 LTIP awards were generally granted in August 2024, shortly after the start of the fiscal year. Ms. Berman’s 2025 LTIP award was granted in May 2025 in connection with her hire.
The 2025 LTIP grants were made to Mses. Berman and Bird along with Messrs. Ciesinski, Pigott, Stealey and Viso under our 2015 Omnibus Incentive Plan previously approved by our shareholders. The Compensation Committee made the 2025 LTIP grants as follows:

	PERFORMANCE SHARE VALUES AND UNITS				TIME-BASED RESTRICTED STOCK VALUES AND SHARES		Total Grant Value

	Net Sales Growth		rTSR
Name	($)	(#)	($)	(#)	($)	(#)	($)

Mr. Ciesinski	825,002	4,266	825,054	3,723	1,350,056	6,981	3,000,112
Mr. Pigott	220,078	1,138	220,059	993	360,092	1,862	800,229
Ms. Berman	—	—	—	—	499,921	2,983	499,921
Ms. Bird	137,500	711	137,398	620	224,913	1,163	499,811
Mr. Stealey*	137,500	711	137,398	620	224,913	1,163	499,811
Mr. Viso	123,770	640	123,658	558	202,479	1,047	449,907
*Mr. Stealey was awarded a restricted stock grant and PSU grants with a total grant date value of $499,811. This amount was forfeited upon Mr. Stealey’s termination effective March 31, 2025.

The Marzetti Company	29	2025 Proxy Statement

Except for Ms. Berman, PSUs based on net sales growth and the time-based restricted stock had a grant-date fair value of $193.39, the closing price on August 13, 2024. The rTSR PSUs had a grant-date fair value of $221.61 (based on a Monte Carlo simulation). Ms. Berman’s time-based restricted stock had a grant-date fair value of $167.59, the closing price on May 13, 2025. The grant-date fair value is used to determine the number of PSUs and shares of restricted stock to grant based on the overall grant value for each employee.
The Compensation Committee granted awards of restricted stock on the same day as the PSU grants. Generally, the restricted stock vests in full on the third anniversary of the grant date. Ms. Berman’s grant of restricted stock in May 2025, however, vests in full on the second anniversary of the grant date. The restricted stock will vest earlier upon a change in control of the Corporation if they are not assumed by the acquiring or surviving company, or if they are assumed and the grantee’s employment is, within 24 months following the change in control, terminated by the Corporation other than for cause or terminated by the grantee for good reason. Once vested, the restricted stock may be traded in the same manner as other shares. Each recipient of restricted stock will receive dividends on the restricted stock during the vesting period but will generally forfeit all unvested restricted stock upon termination of employment unless his or her termination is a result of death or disability or as otherwise determined by the administrator. Dividends will be accrued on the PSUs but will only be paid to the recipients at the end of the three-year performance period and only upon the PSUs that are earned and vested.
In the Compensation Committee’s view, the amounts awarded in fiscal 2025 were appropriate to retain executive talent and provide incentives for our executives to create long-term shareholder value. Long-term equity awards for Mses. Berman and Bird and Messrs. Ciesinski, Pigott, Stealey and Viso were based on the Compensation Committee’s desire to retain them and assist them with building significant share ownership going forward.
Payout Under Fiscal 2023 PSU Grants
PSUs granted in fiscal 2023 (“Fiscal 2023 PSUs") vested in August 2025. Fiscal 2023 PSUs were equally divided between rTSR PSUs, which are based on the Corporation’s rTSR versus the S&P 1500 Packaged Foods & Meats Index over a three-year performance period (fiscal 2023-2025), and net sales growth PSUs, which are based on the Corporation’s Adjusted Net Sales in the final year of that performance period. The rTSR PSUs resulted in a payout of 186% of target and the net sales growth PSUs resulted in a payout of 135% of target. Each of the rTSR and net sales goals, results and payouts are described below.
Fiscal 2023 rTSR PSUs: The 2023 rTSR PSU goals are shown in the table below. In order to address any potential pay for performance disconnect, payout for the three-year rTSR is capped at target should the Corporation’s rTSR be negative over the three-year performance period (regardless of relative performance).
FISCAL YEAR 2023-2025 LTIP rTSR GOALS

rTSR Ranking	Award Payout as a % of Target

25th Percentile	20%
50th Percentile	100%
75th Percentile	150%
>90th Percentile	200%
The Corporation’s rTSR was 45.14% for the 2023-2025 performance period, which was above the 75th percentile of the S&P 1500 Packaged Foods & Meats Index of 15.75%, resulting in a payout at 186% of the target award.

The Marzetti Company	30	2025 Proxy Statement

Fiscal 2023 Net Sales Growth PSUs: The 2023 Net Sales Growth PSU goals are shown in the table below and pertain to Adjusted Net Sales in fiscal 2025, the final year of the 2023-2025 performance period. The target goal was developed based on a 3.5% annual growth rate over the base year.
NET SALES GROWTH PSUs - GOALS ($ IN MILLIONS)

	Adjusted Net Sales	Percentage of Target	Award Payout as a % of Target
	($)	(%)	(%)

Threshold	1,647.8	90	20
Target	1,830.9	100	100
Maximum	2,014.0	110	200
The Corporation’s Adjusted Net Sales of $1,894.9 million in fiscal 2025 were 103.5% of target, resulting in a payout at 135% of the target award. Adjusted Net Sales is a non-GAAP financial measure. See Appendix B for additional information on this non-GAAP measure, as well as a reconciliation to reported net sales under GAAP.
2026 Executive Pay Changes
The Compensation Committee took the following executive pay actions at its August 2025 meeting relative to fiscal 2026:
Salaries. The amount of each continuing NEO’s salary increase for fiscal 2026, expressed as a percentage of such officer’s fiscal 2025 base salary, is as follows: Mr. Ciesinski, 2.6%; Mr. Pigott, 4.2%; Ms. Berman, 0.7%; Ms. Bird, 6.1%; and Mr. Viso, 3.0%. The lower salary increase for Ms. Berman reflects the impact of her April 2025 start date. The fiscal 2026 salaries for each of our continuing NEOs became effective on July 1, 2025. The Compensation Committee increased each continuing NEO’s salary based on their performance during fiscal 2025.
2026 Annual Incentive Plan - The Compensation Committee has decided to continue the 2025 AIP for fiscal 2026 (the “2026 AIP”) with no change to the performance metric weightings described below. The 2026 AIP was approved by the Compensation Committee at its August 2025 meeting.
Financial performance metrics under the 2026 AIP will be weighted at 75% of the total with operating income weighted at 70% and net sales at 30%, reflecting what the Compensation Committee and management believe are the relative impacts of the key drivers of long-term shareholder value. Individual performance metrics will be weighted at 25% of the total.
Target incentive opportunities for our NEOs in the 2026 AIP are identical to those in the 2025 AIP, expressed as a percentage of salary. Payouts will range from 0% to 200% of each NEO’s target percentage based on performance against the annual operating plan and the achievement of individual objectives.
2026 Long-Term Incentive Design – The 2026 long-term incentive design was consistent with 2025, except that restricted stock was replaced with restricted stock units (“RSUs”).
The 2026 long-term equity-based incentive plan is based on the following vehicles and weightings for our NEOs:
1. 55% PSUs
2. 45% RSUs
RSUs and PSUs vest on the third anniversary of the grant date in accordance with the terms of the award agreements. PSUs are based on two performance metrics, with equal weightings, as follows:
1.Relative total shareholder return versus the S&P 1500 Packaged Foods & Meats Index; and
2.Net sales growth over the applicable performance period.

The Marzetti Company	31	2025 Proxy Statement

Other Benefits
Our NEOs are also eligible to participate in our employee benefit plans available to all salaried employees, including our 401(k) plans, health insurance plan and group life insurance plan. These other benefits are discussed in detail below. In addition, our NEOs may elect to participate in our deferred compensation program. We also make some post-termination payments and benefits available to our NEOs, as described in detail below. The value of these benefits is reviewed annually by our Compensation Committee but is not generally considered as part of the overall compensation program for purposes of allocating among cash, equity and other compensation.
Perquisites. We generally do not provide perquisites to our NEOs because they do not help to achieve any of our compensation program objectives, including the promotion of long-term shareholder value. We limit the perquisites made available to our NEOs that are not otherwise available to all salaried employees and believe this arrangement is consistent with our “pay for performance” philosophy. During fiscal 2025, we offered our NEOs the following perquisites: life insurance and travel insurance premium payments, severance benefits, financial planning services, relocation expense reimbursements and payment of certain business-related professional and filing fees. More detailed information about perquisites for fiscal 2025 is presented below in the “All Other Compensation” column of our 2025 Summary Compensation Table.
Executive Deferred Compensation Program. The Lancaster Colony Corporation Executive Employee 2005 Deferred Compensation Plan (“DCP”) allows our NEOs to defer up to $100,000 of their annual cash compensation in each calendar year for future payment. Under the DCP, amounts deferred by our NEOs are maintained in separate book-entry accounts. Interest on the deferred amounts is credited semi-annually on June 30 and December 31 with an annual rate of interest equal to the prime interest rate reported in the Wall Street Journal on the first business day in January (for the June 30 credit) and July (for the December 31 credit). We do not match amounts that are deferred. Distributions from the DCP are paid upon termination of employment (including death or disability), and the NEO may elect to receive payments in either a lump sum or a series of installments upon termination. We do not fund the DCP and participants have only an unsecured contractual commitment from the Corporation to pay the amounts due. More detailed information about the DCP is presented below in the 2025 Nonqualified Deferred Compensation Table and related narrative.
Health and Welfare Benefits. We provide healthcare, life and disability insurance and other employee benefits programs to our employees, including our NEOs. We believe these benefits are competitive within our peer group and, while not separate incentives by themselves because they do not help to achieve any of our compensation program objectives, are essential and expected parts of any compensation program. Our benefits department is responsible for overseeing the administration of these programs. Our employee benefits programs are provided on a non-discriminatory basis to all eligible employees. These benefits include vacation and personal time, paid holidays, medical and long and short-term disability insurance programs.
Retirement Benefits
Pension Benefits. We do not provide defined benefit pension arrangements or post-retirement health coverage for our NEOs, as we do not believe that providing these types of benefits to our NEOs helps to achieve any of our compensation program objectives, including the promotion of long-term shareholder value.
401(k) Plan. All of our current NEOs are eligible to participate in The Marzetti Company 401(k) Plan, a tax-qualified defined contribution plan that we refer to as our 401(k) Plan. We believe this benefit is competitive within our peer group and, while not a separate incentive by itself because it does not help to achieve any of our compensation program objectives, it is an essential and expected part of any compensation program. Under the 401(k) Plan, each employee may make pre-tax or Roth contributions, or both, into an individual account, up to 25% of eligible compensation and subject to limits established by the Internal Revenue Service. The Corporation’s matching contribution is equal to 100% of each dollar contributed, up to 4% of the participant’s eligible compensation. Participants who contribute at least 5% of eligible compensation received a company matching contribution of 4.25%. A participant may make partial withdrawals from the 401(k) Plan in the event of financial hardship, for any reason after a participant reaches age 59½, or through a loan. Single lump sum withdrawals are permitted upon an employee’s termination of employment.

The Marzetti Company	32	2025 Proxy Statement

For calendar year 2025, the 401(k) Plan limits the annual additions that can be made to an employee’s account to $70,000 per year. Annual additions include matching contributions by the employer and contributions made by the employee. Of those annual additions, the current maximum employee contribution is $23,500 per year and no more than $350,000 of annual compensation may be considered in computing benefits under the 401(k) Plan.
Participants age 50 and over may generally contribute a catch-up contribution of up to $7,500 per year. The catch-up contribution for participants age 60-63 is $11,250. The $70,000 limitation on annual additions and the $23,500 general limitation do not apply to catch-up contributions. Matching contributions from the Corporation that were paid to our NEOs during fiscal 2025 are included in the “All Other Compensation” column of our 2025 Summary Compensation Table.
Employment, Severance and Change in Control Agreements
Employment Agreement
Except for Mr. Ciesinski, we do not maintain employment agreements with any of our NEOs. Mr. Ciesinski’s employment agreement was effective as of April 18, 2016, and had an initial term ending June 30, 2019. Thereafter, the employment agreement automatically renews for successive one-year terms, unless earlier terminated pursuant to its terms, or unless either we or Mr. Ciesinski provides timely written notice that the term will not be extended.
In the event Mr. Ciesinski is terminated by us without cause, by us as a result of giving notice of non-extension of the employment agreement, or by Mr. Ciesinski for good reason, then, subject to Mr. Ciesinski signing and not revoking a release of claims against the Corporation, he will receive as severance pay the greater of: (a) continued payment of his base salary for a period of twelve months, plus an amount equal to 80% of his salary in lieu of any annual incentive for the incomplete fiscal year; or (b) the amount due to Mr. Ciesinski under his change in control agreement (see discussion below). Additionally, in the event Mr. Ciesinski’s termination occurs after the completion of our fiscal year but before the payment of his annual incentive, Mr. Ciesinski will be entitled to payment of his earned but unpaid annual incentive for such completed fiscal year.
Mr. Ciesinski’s employment agreement also provides for a clawback of any incentive compensation or other compensation paid to Mr. Ciesinski as required under applicable law, government regulation, stock exchange listing requirement, or our policy.
Severance and Change in Control Agreements
We entered into a Confidential Severance Agreement and General Release with Mr. Stealey effective December 3, 2024 (“Stealey Severance Agreement”) in connection with the termination of his employment on March 31, 2025, as described below in more detail in the section entitled “Potential Payments Upon Termination or Change in Control.” Mr. Stealey did not receive severance pursuant to his change in control agreement.
We entered into updated change in control agreements with our executive officers in August 2023. If an executive’s employment is terminated on or within 12 months following a change in control, either by the Corporation without cause, or by the executive for good reason, the executive would be entitled to a lump sum severance payment equal to the sum of: (i) accrued and unpaid salary, accrued and unpaid annual incentive from any prior completed fiscal year, and a pro-rated portion of the executive’s annual incentive for the current fiscal year; (ii) three times the sum of base salary plus target level annual incentive for the current fiscal year for Mr. Ciesinski; or two times the sum of base salary plus target level annual incentive for the current fiscal year for Mr. Pigott, Ms. Berman, Ms. Bird and Mr. Viso; (iii) the sum of the executive’s unvested 401(k) balance; plus two times the aggregate matching contributions payable by the Corporation into the executive’s 401(k) account for the last completed calendar year; and (iv) continued health, dental, long-term disability and life insurance coverage for two years following the executive’s date of termination. Notwithstanding the foregoing, the change in control agreements do not provide for any excise tax gross-up payments and provide that the executive’s change in control payments thereunder would be reduced by the minimum amount necessary to avoid penalties under Section 4999 of the Internal Revenue Code.

The Marzetti Company	33	2025 Proxy Statement

Share Ownership Guidelines
The Board adopted the following revised share ownership guidelines in 2017 to further align the interests of the Corporation’s NEOs and the Corporation’s shareholders:

Named Executive Officers	Share Ownership Guideline

CEO (Mr. Ciesinski)	6x annual base salary
Chief Financial Officer (Mr. Pigott)	2x annual base salary
Other NEOs (Ms. Berman, Ms. Bird, Mr. Stealey and Mr. Viso)	1x annual base salary
All restricted stock and restricted stock units are counted toward an executive’s personal holdings for the purpose of determining whether the executive has met the share ownership guidelines, but other equity awards (including stock appreciation rights and PSUs) are not. Each NEO to whom this policy applies shall have until the later of five years from the date of adoption of this policy or five years from the date such NEO becomes subject to this policy to achieve the applicable guideline level of ownership. Ms. Bird and Messrs. Ciesinski, Pigott and Viso have met the applicable guideline, and Mr. Stealey had met the applicable guideline prior to termination of his employment. Ms. Berman is required to meet the applicable guideline by April 2030.
Insider Trading, Hedging and Pledging Policies
Our Insider Trading Policy prohibits all directors and employees from short-selling common shares of the Corporation or engaging in transactions involving Corporation-based derivative securities, including, but not limited to, trading in Corporation-based option contracts (for example, buying and/or writing puts and calls). Hedging transactions, such as zero-cost collars and forward sale contracts, that permit a director or employee to own securities of the Corporation without the full risks and rewards of ownership are prohibited. This does not prohibit the exercise of options, stock appreciation rights, or other derivative securities received through Corporation-sponsored equity incentive plans.
Our Insider Trading Policy also prohibits pledging Corporation securities as collateral for a loan. In addition, our Insider Trading Policy prohibits our directors, officers and employees from purchasing or selling Corporation securities while in possession of material, non-public information, except through use of stock trading plans that may be adopted pursuant to Rule 10b5-1 of the Exchange Act. Rule 10b5-1 allows insiders to sell and diversify their holdings in our common shares over a designated period by adopting pre-arranged stock trading plans at a time when they are not aware of material nonpublic information about the Corporation and thereafter sell our common shares in accordance with the terms of their stock trading plans without regard to whether or not they are in possession of material nonpublic information about the Corporation at the time of the sale.
Recoupment of Incentive Payments
We have adopted a clawback policy effective as of October 2, 2023 that complies with the Nasdaq’s clawback rules promulgated under the SEC’s Rule 10D-1. Under this policy, the Compensation Committee must seek payment of incentive-based compensation, such as cash payments under our annual incentive plan or long-term equity-based incentive awards, that was paid to our executive officers based on financial statements that were subsequently restated. The policy provides that if the Compensation Committee determines that there has been a material restatement of publicly issued financial results from those previously issued to the public, the Compensation Committee will review all incentive-based compensation made to executive officers during the three-year period prior to the restatement. If such payments would have been lower had they been calculated based on such restated results, our Compensation Committee will recoup the payments in excess of the amount that would have been received had it been determined based on the restated amounts.

The Marzetti Company	34	2025 Proxy Statement

Additionally, the Sarbanes-Oxley Act of 2002 subjects incentive-based compensation and stock sale profits of our CEO and Chief Financial Officer to forfeiture in the event of an accounting restatement resulting from any non-compliance, as a result of their misconduct, with any financial reporting requirement under securities laws.
Compensation-Related Risk Assessment
In 2025, the Compensation Committee reviewed and discussed the structure of our compensation program from the point of view of assessing whether any aspect of the program could potentially be expected to provide an incentive to our executive officers or other employees to take any unnecessary or inappropriate risks that could threaten our operating results, financial condition or impact long-term shareholder value. The Compensation Committee assessed our incentive-based compensation plans (including the annual and long-term incentive programs) and our compensation practices. Further, the Compensation Committee discussed the structure of the compensation program with the Chairman.
Based on our internal controls, policies and risk-mitigating components in our incentive arrangements currently in place, informal input from Pay Governance, discussions with the Chairman, as well as the Compensation Committee’s formal review and discussion, the Compensation Committee believes our compensation programs represent an appropriate balance of short-term and long-term compensation and do not encourage executive officers or other employees to take unnecessary or excessive risks that are reasonably likely to have a material adverse effect on the Corporation.

The Marzetti Company	35	2025 Proxy Statement

Executive Compensation
2025 Summary Compensation Table
The following table summarizes compensation earned during the 2025, 2024 and 2023 fiscal years by our NEOs:

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards		Non-Equity Incentive Plan Compensation	All Other Compensation		Total
		$(1)	$	$(2)		$(3)	$		$
(a)	(b)	(c)	(d)	(e)		(g)	(i)		(j)

David A. Ciesinski President and CEO	2025	975,000	—	3,000,112		1,292,363	110,885	(4)	5,378,360
	2024	935,000	—	2,850,173		1,520,404	110,037		5,415,614
	2023	890,000	—	2,599,848		1,443,340	96,399		5,029,587

Thomas K. Pigott Chief Financial Officer, Vice President and Assistant Secretary	2025	624,000	—	800,229		549,320	51,764	(5)	2,025,313
	2024	599,000	—	700,018		677,589	52,331		2,028,938
	2023	574,975	—	599,915		648,664	47,532		1,871,086

Tanya Berman President, Retail Division(6)	2025	104,942	150,000	499,921		99,280	207,332	(7)	1,061,475

Kristin J. Bird President, Foodservice Division	2025	508,000	—	499,811		367,299	44,371	(8)	1,419,481
	2024	479,000	—	425,001		474,114	45,162		1,423,277
	2023	457,533	—	360,010		451,649	42,341		1,311,533

Carl R. Stealey Former President, Retail Division	2025	372,000	—	499,811	(9)	347,200	1,266,982	(10)	2,485,993
	2024	479,000	—	425,001		474,114	25,741		1,403,856
	2023	457,533	—	360,010		451,649	23,096		1,292,288

Luis Viso Chief Supply Chain Officer(11)	2025	500,000	—	449,907		361,515	28,315	(12)	1,339,737
	2024	479,000	—	359,930		474,114	19,325		1,332,369
	2023	73,077	200,000	359,982		78,149	85,598		796,806
(1)The amounts shown in this column represent salary earned in each fiscal year. The amounts shown in this column for 2025 include amounts deferred by our NEOs under our nonqualified DCP, which is further discussed above under “Compensation Discussion and Analysis” and below in the “2025 Nonqualified Deferred Compensation Table” and accompanying narrative.
(2)The amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718, of the restricted stock and PSUs granted during the reported years. The assumptions used in determining these valuations are the same as those used in our financial statements. For fiscal 2025, those assumptions can be found in footnote 10 to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025. The grant date fair value of PSUs awarded in fiscal 2025, assuming the achievement of the performance conditions at the maximum level for the three-year performance period, is: $3,300,111 for Mr. Ciesinski; $880,273 for Mr. Pigott; $549,797 for Ms. Bird; $549,797 for Mr. Stealey and $494,856 for Mr. Viso. See the “2025 Grants of Plan-Based Awards Table” below for additional information regarding the restricted stock and PSUs awarded in fiscal 2025.
(3)The amounts shown in this column for 2025 represent amounts computed for fiscal 2025 performance under our AIP. As discussed under “Compensation Discussion and Analysis” above, these amounts were based on our achievement of certain financial and personal objectives. See “Compensation Discussion and Analysis” for more information about our AIP.
(4)This amount consists of (A) $780 in life insurance premium payments, (B) $78,735 in dividends on unvested restricted stock and (C) $31,370 of perquisites and other personal benefits in the aggregate consisting of (i) matching contributions to our 401(k) Plan, (ii) payment of travel insurance premiums and (iii) payment for financial planning services.

The Marzetti Company	36	2025 Proxy Statement

(5)This amount consists of (A) $780 in life insurance premium payments, (B) $19,400 in dividends on unvested restricted stock and (C) $31,584 of perquisites and other personal benefits in the aggregate consisting of (i) matching contributions to our 401(k) Plan, (ii) payment of travel insurance premiums and (iii) payment for financial planning services.
(6)Ms. Berman was appointed as an executive officer of the Corporation on April 21, 2025.
(7)This amount consists of (A) $195 in life insurance premium payments, (B) $206,804 of relocation expense reimbursements and (C) $333 of perquisites and other personal benefits in the aggregate consisting of (i) matching contributions to our 401(k) Plan and (ii) payment of travel insurance premiums.
(8)This amount consists of (A) $780 in life insurance premium payments, (B) $11,811 in dividends on unvested restricted stock and (C) $31,780 of perquisites and other personal benefits in the aggregate consisting of (i) matching contributions to our 401(k) Plan, (ii) payment of travel insurance premiums and (iii) payment for financial planning services.
(9)Mr. Stealey was awarded a restricted stock grant and PSU grants with a total grant date fair value of $499,811. This amount was forfeited upon Mr. Stealey’s termination effective March 31, 2025.
(10)This amount consists of (A) $585 in life insurance premium payments, (B) $11,811 in dividends on unvested restricted stock, (C) $1,190,171 of severance benefits, (D) $49,600 of accrued and unused paid time off and (E) $14,815 of perquisites and other personal benefits in the aggregate consisting of (i) matching contributions to our 401(k) Plan and (ii) payment of travel insurance premiums.
(11)Mr. Viso was appointed as an executive officer of the Corporation on May 1, 2023.
(12)This amount consists of (A) $644 in life insurance premium payments, (B) $12,544 in dividends on unvested restricted stock and (C) $15,127 of perquisites and other personal benefits in the aggregate consisting of (i) matching contributions to our 401(k) Plan and (ii) payment of travel insurance premiums.

The Marzetti Company	37	2025 Proxy Statement

2025 Grants of Plan-Based Awards Table
The following table shows all plan-based awards granted to our NEOs during fiscal 2025.

Name	Grant Date	ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS				All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards

		Threshold	Target	Maximum	Threshold	Target		Maximum
		($)	($)(1)	($)	(#)	(#)		(#)	(#)		(#)	($/Sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)	(k)	(l)

David A. Ciesinski	—	243,800	1,219,000	2,438,000	—	—		—	—		—	—	—
	8/13/24	—	—	—	853	4,266	(2)	8,532	—		—	—	825,002
	8/13/24	—	—	—	745	3,723	(3)	7,446	—		—	—	825,054
	8/13/24	—	—	—	—	—		—	6,981	(4)	—	—	1,350,056

Thomas K. Pigott	—	99,800	499,000	998,000	—	—		—	—		—	—	—
	8/13/24	—	—	—	228	1,138	(2)	2,276	—		—	—	220,078
	8/13/24	—	—	—	199	993	(3)	1,986	—		—	—	220,059
	8/13/24	—	—	—	—	—		—	1,862	(4)	—	—	360,092

Tanya Berman	—	18,800	94,000	188,000	—	—		—	—		—	—	—
	5/13/25	—	—	—	—	—		—	2,983	(5)	—	—	499,921

Kristin J. Bird	—	71,200	356,000	712,000	—	—		—	—		—	—	—
	8/13/24	—	—	—	142	711	(2)	1,422	—		—	—	137,500
	8/13/24	—	—	—	124	620	(3)	1,240	—		—	—	137,398
	8/13/24	—	—	—	—	—		—	1,163	(4)	—	—	224,913

Carl R. Stealey	—	69,400	347,000	694,000	—	—		—	—		—	—	—
	8/13/24	—	—	—	142	711	(6)	1,422	—		—	—	137,500
	8/13/24	—	—	—	124	620	(7)	1,240	—		—	—	137,398
	8/13/24	—	—	—	—	—		—	1,163	(8)	—	—	224,913

Luis Viso	—	70,000	350,000	700,000	—	—		—	—		—	—	—
	8/13/24	—	—	—	128	640	(2)	1,280	—		—	—	123,770
	8/13/24	—	—	—	112	558	(3)	1,116	—		—	—	123,658
	8/13/24	—	—	—	—	—		—	1,047	(4)	—	—	202,479

(1)As we described in “Compensation Discussion and Analysis” above, under our AIP, Mses. Berman and Bird along with Messrs. Ciesinski, Pigott, Stealey and Viso each receive a fiscal year incentive opportunity, the amount of which is primarily determined by applying a weighted percentage rate to certain financial targets for the entire Corporation for each NEO, and certain personal performance targets, each as further described in “Compensation Discussion and Analysis” above. Payouts to the NEOs are 20% at threshold and 200% at maximum.
Target amounts for annual cash incentive awards are established under our 2025 AIP as a percentage of base salary and calculated based on the Corporation’s net sales and operating income, along with the achievement of personal performance goals. The amounts reflected in column (d) of the above table for Messrs. Ciesinski, Pigott, Stealey and Viso along with Mses. Berman and Bird represent the estimated possible payout for fiscal 2025 based on fiscal 2025 targeted performance, as required by applicable guidance. These amounts are not indicative of the actual amounts Messrs. Ciesinski, Pigott, Stealey and Viso along with Mses. Berman and Bird received under the 2025 AIP for the reasons explained above in “Compensation Discussion and Analysis.”

The Marzetti Company	38	2025 Proxy Statement

The total annual cash incentive payments for our NEOs in fiscal 2025 made pursuant to our 2025 AIP were determined by our Compensation Committee in August 2025 based on the Corporation’s performance and are reflected in column (g) of our 2025 Summary Compensation Table above. For more information about our 2025 AIP, see “Compensation Discussion and Analysis” above.
(2)These amounts represent PSUs that were granted on August 13, 2024 pursuant to our 2015 Omnibus Incentive Plan and will be earned based on the performance metric of net sales growth over a three-year period. The PSUs are expected to vest on August 13, 2027 subject to the achievement of this performance metric. The grant date fair value per unit was $193.39.
(3)These amounts represent PSUs that were granted on August 13, 2024 pursuant to our 2015 Omnibus Incentive Plan and will be earned based on the performance metric of relative total shareholder return over a three-year period. The PSUs are expected to vest on August 13, 2027 subject to the achievement of this performance metric. The grant date fair value per unit was $221.61, which was measured using a Monte Carlo simulation.
(4)These amounts represent shares of restricted stock that were granted on August 13, 2024 pursuant to our 2015 Omnibus Incentive Plan. The restricted stock is expected to fully vest on August 13, 2027. The grant date fair value per share was $193.39.
(5)This amount represents shares of restricted stock granted on May 13, 2025 in connection with Ms. Berman’s hire and made pursuant to our 2015 Omnibus Incentive Plan. The restricted stock is expected to fully vest on May 13, 2027. The grant date fair value per share was $167.59.
(6)This amount represents PSUs that were granted on August 13, 2024 pursuant to our 2015 Omnibus Incentive Plan and whose performance metric was net sales growth over a three-year period. The grant date fair value per unit was $193.39. These PSUs were forfeited upon termination of Mr. Stealey’s employment effective March 31, 2025.
(7)This amount represents PSUs that were granted on August 13, 2024 pursuant to our 2015 Omnibus Incentive Plan and whose performance metric was relative total shareholder return over a three-year period. The grant date fair value per unit was $221.61. These PSUs were forfeited upon termination of Mr. Stealey’s employment effective March 31, 2025.
(8)These amounts represent shares of restricted stock that were granted on August 13, 2024 pursuant to our 2015 Omnibus Incentive Plan. The grant date fair value per share was $193.39. This restricted stock was forfeited upon termination of Mr. Stealey’s employment effective March 31, 2025.
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
None of our NEOs is a party to an employment agreement with the Corporation except Mr. Ciesinski. Mr. Stealey entered into a severance agreement in connection with the termination of his employment on March 31, 2025. Mr. Ciesinski, Mr. Pigott, Ms. Berman, Ms. Bird, Mr. Stealey and Mr. Viso were party to Key Employee Change in Control Agreements with the Corporation. For more information about these agreements, see “Compensation Discussion and Analysis — Employment, Severance and Change in Control Agreements” above and the disclosure below under “Potential Payments Upon Termination or Change in Control.” For more information about the other compensation arrangements in which our NEOs participate and the proportion of our NEOs’ total compensation represented by base salary and annual cash incentive payments or discretionary bonuses, also see “Compensation Discussion and Analysis” above.

The Marzetti Company	39	2025 Proxy Statement

Outstanding Equity Awards at 2025 Fiscal Year-End Table
The following table shows all outstanding equity awards held by our NEOs at the end of fiscal 2025.

	OPTION AWARDS						STOCK AWARDS

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested ($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)

David A. Ciesinski	—		—	—	—	—	7,731	(2)	1,335,685	—		—
	—		—	—	—	—	6,943	(3)	1,199,542	—		—
	—		—	—	—	—	6,981	(4)	1,206,107	—		—
	—		—	—	—	—	—		—	16,460	(8)	2,843,794
	—		—	—	—	—	—		—	4,732	(9)	817,548
	—		—	—	—	—	—		—	4,576	(10)	790,595
	—		—	—			21,655		3,741,334	25,768		4,451,937

Thomas K. Pigott	2,689	(1)	—	—	177.99	Feb 23, 2028	—		—	—		—
	—		—	—	—	—	1,784	(2)	308,221	—		—
	—		—	—	—	—	1,705	(3)	294,573	—		—
	—		—	—	—	—	1,862	(4)	321,698	—		—
	—		—	—	—	—	—		—	3,798	(8)	656,180
	—		—	—	—	—	—		—	1,162	(9)	200,759
	—		—	—	—	—	—		—	1,221	(10)	210,952
	2,689		—	—			5,351		924,492	6,181		1,067,891

Tanya Berman	—		—	—	—	—	2,983	(5)	515,373	—		—

Kristin J. Bird	1,792	(1)	—	—	177.99	Feb 23, 2028	—		—	—		—
	—		—	—	—	—	1,070	(2)	184,864	—		—
	—		—	—	—	—	1,035	(3)	178,817	—		—
	—		—	—	—	—	1,163	(4)	200,931	—		—
	—		—	—	—	—	—		—	2,280	(8)	393,915
	—		—	—	—	—	—		—	706	(9)	121,976
	—		—	—	—	—	—		—	762	(10)	131,651
	1,792		—	—			3,268		564,612	3,748		647,542

Carl R. Stealey(6)	—		—	—	—	—	—		—	—		—

Luis Viso	—		—	—	—	—	1,721	(7)	297,337	—		—
	—		—	—	—	—	877	(3)	151,520	—		—
	—		—	—	—	—	1,047	(4)	180,890	—		—
	—		—	—	—	—	—		—	597	(9)	103,144
	—		—	—	—	—	—		—	686	(10)	118,520
	—		—	—			3,645		629,747	1,283		221,664

The Marzetti Company	40	2025 Proxy Statement

(1)These stock-settled stock appreciation rights were granted on February 23, 2021 pursuant to our 2015 Omnibus Incentive Plan. The stock-settled stock appreciation rights vest ratably over a three-year period beginning on February 23, 2022, can be exercised for up to seven years from the date of grant and are fully vested.
(2)These shares of restricted stock were granted on August 16, 2022 pursuant to our 2015 Omnibus Incentive Plan. The restricted stock fully vested on August 16, 2025.
(3)These shares of restricted stock were granted on August 15, 2023 pursuant to our 2015 Omnibus Incentive Plan. The restricted stock is expected to fully vest on August 15, 2026.
(4)These shares of restricted stock were granted on August 13, 2024 pursuant to our 2015 Omnibus Incentive Plan. The restricted stock is expected to fully vest on August 13, 2027.
(5)These shares of restricted stock were granted on May 13, 2025 pursuant to our 2015 Omnibus Incentive Plan. The restricted stock is expected to fully vest on May 13, 2027.
(6)Mr. Stealey forfeited certain of his equity awards upon his termination from the Corporation effective March 31, 2025 and did not have any outstanding awards at fiscal year-end.
(7)These shares of restricted stock were granted on May 17, 2023 pursuant to our 2015 Omnibus Incentive Plan. The restricted stock is expected to fully vest on May 17, 2026.
(8)These PSUs were granted on August 16, 2022 pursuant to our 2015 Omnibus Incentive Plan and have a three-year performance period from July 1, 2022 – June 30, 2025. Based on actual performance to date, the net sales growth PSU amounts presented herein reflect the maximum number of PSUs awarded and the rTSR PSU amounts presented herein reflect the maximum number of PSUs awarded. These PSUs vested in August 2025, and actual payouts were 135% of target for net sales growth PSUs and 186% of target for rTSR PSUs.
(9)These PSUs were granted on August 15, 2023 pursuant to our 2015 Omnibus Incentive Plan and have a three-year performance period from July 1, 2023 – June 30, 2026. The actual number of shares that may be earned range from 0% to 200% and are based on the performance metrics of net sales growth and relative total shareholder return. The net sales growth PSU amounts presented herein reflect the threshold number of PSUs awarded as performance is based on net sales for a future fiscal year, and the relative total shareholder return PSU amounts presented herein reflect the target number of PSUs awarded based on actual performance to date.
(10)These PSUs were granted on August 13, 2024 pursuant to our 2015 Omnibus Incentive Plan and have a three-year performance period from July 1, 2024 – June 30, 2027. The actual number of shares that may be earned range from 0% to 200% and are based on the performance metrics of net sales growth and relative total shareholder return. The net sales growth PSU amounts presented herein reflect the threshold number of PSUs awarded as performance is based on net sales for a future fiscal year, and the relative total shareholder return PSU amounts presented herein reflect the target number of PSUs awarded based on actual performance to date.

The Marzetti Company	41	2025 Proxy Statement

2025 Option Exercises and Stock Vested Table

	OPTION AWARDS		STOCK AWARDS

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting		Value Realized on Vesting
	(#)(1)	($)(1)	(#)(2)		($)(2)
(a)	(b)	(c)	(d)		(e)

David A. Ciesinski	—	—	13,905	(3)	2,758,474
Thomas K. Pigott	—	—	3,628	(3)	719,723
Tanya Berman	—	—	—		—
Kristin J. Bird	—	—	2,176	(3)	431,675
Carl R. Stealey	1,973 (3)	377,830	3,233	(3)	616,650
Luis Viso	—	—	—		—
(1)The amounts reported in columns (b) and (c) reflect the exercise during fiscal 2025 of stock-settled stock appreciation rights by the NEOs. The amounts reported in column (c) were computed using the aggregate number of shares acquired on exercise and the closing price of our shares on the respective dates of exercise.
(2)The amounts reported in columns (d) and (e) reflect the vesting during fiscal 2025 of restricted stock awards and PSUs for the NEOs. The amounts reported in column (e) were computed using the number of shares acquired on vesting and the closing price of our shares on the respective date of vesting.
(3)Shares reported reflect gross shares before tax settlement.
2025 Pension Benefits
We do not maintain any defined benefit plans or other plans with specified retirement benefits in which our NEOs participate.
2025 Nonqualified Deferred Compensation Table
This table shows certain information for fiscal 2025 for each of our NEOs under our DCP.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
(a)	(b)	(c)	(d)	(e)	(f)

David A. Ciesinski	100,000	—	37,878	—	554,590
Thomas K. Pigott	100,000	—	22,010	—	344,258
Tanya Berman	—	—	—	—	—
Kristin J. Bird	100,000	—	22,010	—	344,258
Carl R. Stealey	—	—	19,424	—	257,480
Luis Viso	—	—	—	—	—
(1)The amounts reported for our NEOs in this column are fully reported as part of the salary for each NEO in column (c) of the “2025 Summary Compensation Table” above.
(2)None of the amounts reported for our NEOs in this column are reported in the “2025 Summary Compensation Table” above.
(3)The following amounts reported for our NEOs in this column have been previously reported as compensation in our “Summary Compensation Table” included in prior years’ proxy statements: Mr. Ciesinski, $350,000; Mr. Pigott, $200,000; Ms. Bird, $200,000 and Mr. Stealey, $200,000.
For more information about our nonqualified deferred compensation plan, see “Compensation Discussion and Analysis” above.

The Marzetti Company	42	2025 Proxy Statement

Potential Payments Upon Termination or Change in Control
Our NEOs may terminate employment with the Corporation under a number of different scenarios, including retirement, voluntary termination for good reason, voluntary termination without good reason, involuntary termination without cause, involuntary termination for cause, and termination in connection with a change in control, death or disability. Except as discussed below, we generally limit the payments or other forms of compensation that we will provide our NEOs when their employment with the Corporation is terminated to compensation elements that we provide all our employees upon termination, namely payment of any earned but unpaid salary and accrued but unpaid vacation benefits.
Employment and Severance Agreements
As stated previously, we only have an employment agreement with Mr. Ciesinski that provides for him to receive certain cash payments and other benefits if his employment is terminated with the Corporation. The terms “cause,” “good reason” and “change in control” are defined under this agreement. Cause generally means the employee’s willful engagement in malfeasance or felonious conduct that in any material respect impairs the reputation, goodwill or business position of the Corporation or involves misappropriation of the Corporation’s funds or other assets. Good reason generally means termination triggered by certain reductions in compensation, duties and responsibility and authority or certain changes in place of employment. Change in control generally means an event reportable by the Corporation on Form 8-K as a change in control and certain significant changes in the ownership of the Corporation’s Common Stock or in the makeup of the Board.
In the event Mr. Ciesinski is terminated by the Corporation without cause, by the Corporation as a result of giving notice of non-extension of the employment agreement, or by Mr. Ciesinski for good reason, then, subject to Mr. Ciesinski signing and not revoking a release of claims against the Corporation, he will receive as severance pay the greater of:
•continued payment of his base salary for a period of twelve months, plus an amount equal to 80% of his salary in lieu of any annual incentive for the incomplete fiscal year; or
•the amount due to Mr. Ciesinski under his change in control agreement to the extent any such amount becomes due (see discussion below).
Additionally, in the event Mr. Ciesinski’s termination occurs after the completion of our fiscal year but before the payment of his annual incentive, Mr. Ciesinski will be entitled to payment of his earned but unpaid annual incentive for such completed fiscal year.
Effective December 3, 2024, we entered into the Stealey Severance Agreement in connection with the termination of Mr. Stealey’s employment on March 31, 2025 (the “Final Date of Employment”). In consideration for Mr. Stealey’s agreement to enter into a general release and certain other standard terms and conditions, we provided him with the following separation pay and benefits: (i) fifteen months of his annual base salary payable in installments over the Corporation’s regularly scheduled payroll cycle; (ii) annual bonus for the fiscal years ending June 30, 2025 and 2026 calculated pursuant to our bonus plan at target performance levels, payable in September 2025 and September 2026, respectively; (iii) two-thirds of his outstanding restricted stock awards granted on August 16, 2022 were issued as if vesting occurred on the Final Date of Employment; (iv) one-third of his outstanding restricted stock awards granted on August 15, 2023 were issued as if vesting occurred on the Final Date of Employment; (v) two-thirds of the target value on the grant date of his outstanding performance units issued on August 16, 2022; (vi) one-third of the target value on the grant date of his outstanding performance units issued on August 15, 2023; (vii) monthly payments equal to the percentage share of medical and dental insurance premiums we pay for other salaried employees until the Final Date of Employment; and (viii) subsidy for continuation coverage of health insurance benefits through June 30, 2026 or until becoming eligible to receive comparable benefits with a new employer.

The Marzetti Company	43	2025 Proxy Statement

Key Employee Change in Control Agreements
Messrs. Ciesinski, Pigott, Stealey and Viso and Mses. Berman and Bird were party to Key Employee Change in Control Agreements with the Corporation. These agreements provide for certain cash payments and other benefits if employment is terminated with the Corporation after a change in control. The terms “cause,” “good reason” and “change in control” are defined under these agreements. Cause generally means the employee’s willful engagement in malfeasance or felonious conduct that in any material respect impairs the reputation, goodwill or business position of the Corporation or involves misappropriation of funds or other assets. Good reason generally means termination triggered by certain reductions in compensation, duties and responsibility and authority or certain changes in place of employment. Change in control generally means an event reportable by the Corporation on Form 8-K as a change in control and certain significant changes in the ownership of the Corporation’s Common Stock or in the makeup of the Board. Mr. Stealey did not receive severance pursuant to his change in control agreement but instead received payment under the Stealey Severance Agreement, as summarized above.
In the event employment is terminated on or within 12 months following a change in control, either by the Corporation without cause, or by the executive for good reason, the executive would be entitled to a lump sum severance payment equal to the sum of:
•accrued and unpaid salary, accrued and unpaid annual incentive from any prior completed fiscal year, and a pro-rated portion of annual incentive for the current fiscal year;
•three times the sum of base salary plus target level annual incentive for the current fiscal year for Mr. Ciesinski; or two times the sum of base salary plus target level annual incentive for the current fiscal year for Mses. Berman and Bird and Messrs. Pigott, Stealey and Viso;
•the sum of any unvested 401(k) balance, plus two times the aggregate matching contributions payable by the Corporation into the executive’s 401(k) account for the last completed calendar year; and
•continued health, dental, long-term disability and life insurance coverage for two years following the executive’s date of termination.
Equity-Based Compensation Plans
Unvested restricted stock and unvested PSUs granted under our 2015 Omnibus Incentive Plan will vest in full (i.e. at target level performance for PSUs) upon a change in control either if it is not assumed by the surviving company or if it is assumed and there is a subsequent qualified termination of employment within 24 months. Upon the death or disability (as defined in our equity incentive plans) of an NEO, all unvested restricted stock and all unvested PSUs granted to such NEO under our equity incentive plans will vest in full.
Tabular Disclosure. The tables below summarize the estimated amounts of payments or compensation our NEOs may receive under particular termination scenarios. The amounts shown in this section assume the NEO is terminated as of June 30, 2025 and the price per share of our common shares equals $172.77, which was the closing price of our common shares on June 30, 2025, as reported on the Nasdaq Global Select Market. Actual amounts we may pay to any NEO upon termination of employment, however, can only be determined at the time of such NEO’s actual termination. As permitted by SEC rules, amounts for Mr. Stealey reflect compensation actually owed in connection with the termination of his employment on March 31, 2025.

The Marzetti Company	44	2025 Proxy Statement

David A. Ciesinski. The following table shows the potential payments upon termination under various circumstances for David A. Ciesinski, our President and CEO.

	Retirement on	Termination Without Cause or for Good Reason on	Termination for Cause or Without Good Reason on	Termination on or within 12 months of a Change in Control on	Termination by Death on	Termination by Disability on
Benefits and Payments Upon Termination	06/30/2025	06/30/2025	06/30/2025	06/30/2025	06/30/2025	06/30/2025
	($)	($)	($)	($)	($)	($)

Compensation:
Salary(1)	—	—	—	—	—	—
Annual cash incentive compensation	—	—	—	—	—	—
Base salary and average annual incentive compensation lump sum(2)	—	1,755,000	—	6,581,250	—	—
Restricted stock	—	—	—	3,741,334	3,741,334	3,741,334
Performance share units	—	—	—	4,206,086	4,206,086	4,206,086
Deferred compensation plan	554,590	554,590	554,590	554,590	554,590	554,590
401(k)	—	—	—	27,903	—	—
Benefits and Perquisites:
Health, disability and life insurance(3)	—	—	—	111,180	—	—
Total	554,590	2,309,590	554,590	15,222,343	8,502,010	8,502,010
Thomas K. Pigott. The following table shows the potential payments upon termination under various circumstances for Thomas K. Pigott, our Chief Financial Officer, Vice President and Assistant Secretary.

	Retirement on	Termination Without Cause or for Good Reason on	Termination for Cause or Without Good Reason on	Termination on or within 12 months of a Change in Control on	Termination by Death on	Termination by Disability on
Benefits and Payments Upon Termination	06/30/2025	06/30/2025	06/30/2025	06/30/2025	06/30/2025	06/30/2025
	($)	($)	($)	($)	($)	($)

Compensation:
Salary(1)	—	—	—	—	—	—
Annual cash incentive compensation	—	—	—	—	—	—
Base salary and average annual incentive compensation lump sum(4)	—	—	—	2,246,400	—	—
Restricted stock	—	—	—	924,492	924,492	924,492
Performance share units	—	—	—	1,041,112	1,041,112	1,041,112
Deferred compensation plan	344,258	344,258	344,258	344,258	344,258	344,258
401(k)	—	—	—	24,470	—	—
Benefits and Perquisites:
Health, disability and life insurance(3)	—	—	—	111,958	—	—
Total	344,258	344,258	344,258	4,692,690	2,309,862	2,309,862

The Marzetti Company	45	2025 Proxy Statement

Tanya Berman. The following table shows the potential payments upon termination under various circumstances for Tanya Berman, President of the Retail Division.

	Retirement on	Termination Without Cause or for Good Reason on	Termination for Cause or Without Good Reason on	Termination on or within 12 months of a Change in Control on	Termination by Death on	Termination by Disability on
Benefits and Payments Upon Termination	06/30/2025	06/30/2025	06/30/2025	06/30/2025	06/30/2025	06/30/2025
	($)	($)	($)	($)	($)	($)

Compensation:
Salary(1)	—	—	—	—	—	—
Annual cash incentive compensation	—	—	—	—	—	—
Base salary and average annual incentive compensation lump sum(5)	—	—	—	1,819,000	—	—
Restricted stock	—	—	—	515,373	515,373	515,373
Performance share units	—	—	—	—	—	—
Deferred compensation plan	—	—	—	—	—	—
401(k)	—	—	—	—	—	—
Benefits and Perquisites:
Health, disability and life insurance(3)	—	—	—	70,376	—	—
Total	—	—	—	2,404,749	515,373	515,373
Kristin J. Bird. The following table shows the potential payments upon termination under various circumstances for Kristin J. Bird, President of the Foodservice Division.

	Retirement on	Termination Without Cause or for Good Reason on	Termination for Cause or Without Good Reason on	Termination on or within 12 months of a Change in Control on	Termination by Death on	Termination by Disability on
Benefits and Payments Upon Termination	06/30/2025	06/30/2025	06/30/2025	06/30/2025	06/30/2025	06/30/2025
	($)	($)	($)	($)	($)	($)

Compensation:
Salary(1)	—	—	—	—	—	—
Annual cash incentive compensation	—	—	—	—	—	—
Base salary and average annual incentive compensation lump sum(6)	—	—	—	1,819,000	—	—
Restricted stock	—	—	—	564,612	564,612	564,612
Performance share units	—	—	—	636,312	636,312	636,312
Deferred compensation plan	344,258	344,258	344,258	344,258	344,258	344,258
401(k)	—	—	—	29,554	—	—
Benefits and Perquisites:
Health, disability and life insurance(3)	—	—	—	100,184	—	—
Total	344,258	344,258	344,258	3,493,920	1,545,182	1,545,182

The Marzetti Company	46	2025 Proxy Statement

Carl R. Stealey. As permitted under SEC rules, the following table shows the payments actually owed under the Stealey Severance Agreement in connection with the termination of his employment as President of the Retail Division on March 31, 2025.

	Retirement on	Termination Without Cause or for Good Reason on	Termination for Cause or Without Good Reason on	Termination on or within 12 months of a Change in Control on	Termination by Death on	Termination by Disability on
Benefits and Payments Upon Termination	06/30/2025	03/31/2025	06/30/2025	06/30/2025	06/30/2025	06/30/2025
	($)	($)	($)	($)	($)	($)

Compensation:
Salary	—	—	—	—	—	—
Annual cash incentive compensation	—	—	—	—	—	—
Base salary and average annual incentive compensation lump sum(7)	—	1,314,400	—	—	—	—
Restricted stock	—	184,975	—	—	—	—
Performance share units	—	217,237	—	—	—	—
Deferred compensation plan	—	257,480	—	—	—	—
401(k)	—	—	—	—	—	—
Benefits and Perquisites:
Health, disability and life insurance	—	5,734	—	—	—	—
Total	—	1,979,826	—	—	—	—
Luis Viso. The following table shows the potential payments upon termination under various circumstances for Luis Viso, Chief Supply Chain Officer.

	Retirement on	Termination Without Cause or for Good Reason on	Termination for Cause or Without Good Reason on	Termination on or within 12 months of a Change in Control on	Termination by Death on	Termination by Disability on
Benefits and Payments Upon Termination	06/30/2025	06/30/2025	06/30/2025	06/30/2025	06/30/2025	06/30/2025
	($)	($)	($)	($)	($)	($)

Compensation:
Salary(1)	—	—	—	—	—	—
Annual cash incentive compensation	—	—	—	—	—	—
Base salary and average annual incentive compensation lump sum(8)	—	—	—	1,700,000	—	—
Restricted stock	—	—	—	629,747	629,747	629,747
Performance share units	—	—	—	384,240	384,240	384,240
Deferred compensation plan	—	—	—	—	—	—
401(k)	—	—	—	24,963	—	—
Benefits and Perquisites:
Health, disability and life insurance(3)	—	—	—	82,390	—	—
Total	—	—	—	2,821,340	1,013,987	1,013,987
(1)Assumes, as of June 30, 2025, the amount of base salary payable to the NEOs for services rendered during fiscal 2025 has been paid.

The Marzetti Company	47	2025 Proxy Statement

(2)For a termination without cause or for good reason, this amount is equal to the sum of Mr. Ciesinski’s base salary ($975,000) plus 80% of his base salary for the current fiscal year ($780,000) in lieu of any other unpaid bonus at the time of termination, for a total of $1,755,000, pursuant to his Employment Agreement discussed above. For a termination subsequent to a change in control, this amount is equal to three times the sum of (a) Mr. Ciesinski’s base salary ($975,000) plus (b) his target level annual incentive for the current fiscal year ($1,218,750), for a total of $6,581,250, pursuant to his Change in Control Agreement discussed above.
(3)For a termination subsequent to a change in control, this amount is equal to the estimated cost of continued health, dental, long-term disability and life insurance coverage for two years following the date of termination.
(4)For a termination subsequent to a change in control, this amount is equal to two times the sum of Mr. Pigott’s base salary ($624,000) plus his target level annual incentive for the current fiscal year ($499,200), for a total of $2,246,400, pursuant to his Change in Control Agreement discussed above.
(5)For a termination subsequent to a change in control, this amount is equal to two times the sum of Ms. Berman’s base salary ($535,000) plus her target level annual incentive for the current fiscal year ($374,500), for a total of $1,819,000, pursuant to her Change in Control Agreement discussed above.
(6)For a termination subsequent to a change in control, this amount is equal to two times the sum of Ms. Bird’s base salary ($535,000) plus her target level annual incentive for the current fiscal year ($374,500), for a total of $1,819,000, pursuant to her Change in Control Agreement discussed above.
(7)Pursuant to the Stealey Severance Agreement, Mr. Stealey’s base salary is being paid on the Corporation’s normal payroll cycle over the 15 months after his termination on March 31, 2025, his fiscal year 2025 bonus was paid in a lump sum at the time other AIP participants received their annual cash incentive awards and his fiscal year 2026 bonus will be paid at the time other AIP participants will receive their annual cash incentive awards.
(8)For a termination subsequent to a change in control, this amount is equal to two times the sum of Mr. Viso’s base salary ($500,000) plus his target level annual incentive for the current fiscal year ($350,000), for a total of $1,700,000, pursuant to his Change in Control Agreement discussed above.
CEO Pay Ratio Disclosure
We identified our median employee from our entire employee population (excluding the CEO) to provide a ratio comparison of the total compensation of Mr. Ciesinski, our CEO, with the total compensation of the median employee. In doing so, we annualized the compensation of all full-time and part-time employees. The compensation of our median employee, a warehouse worker, was determined as of April 30, 2025 in accordance with the methodology and components used in the Summary Compensation Table for the Corporation’s NEOs. The 2025 total compensation was $52,692 for our median employee and $5,378,360 for Mr. Ciesinski. Based on this determination, the ratio of annual total compensation for Mr. Ciesinski to that of the median employee is estimated to be 102 to 1. The applicable SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies and assumptions and, as a result, our estimated pay ratio may not be comparable to the pay ratios disclosed by other companies.

The Marzetti Company	48	2025 Proxy Statement

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid to our NEOs and certain financial performance metrics of the Corporation using a methodology that has been prescribed by the SEC. The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulations S-K and do not reflect compensation actually earned, realized or received by our NEOs.

Fiscal Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1)(2)	Average Summary Compensation Table Total for non-PEO NEOs (1)	Average Compensation Actually Paid to non-PEO NEOs (1)(2)	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:		Net Income ($ millions)	Adjusted Operating Income (4) ($ millions)

					Total Shareholder Return	Peer Group Total Shareholder Return (3)
	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2025	5,378,360	4,160,095	1,666,400	1,324,998	122.70	114.90	167.3	229.2
2024	5,415,614	5,730,426	1,547,110	1,586,292	131.44	119.09	158.6	214.2
2023	5,029,587	10,313,627	1,330,339	1,877,397	137.12	133.00	111.3	196.3
2022	3,744,293	(244,743)	1,091,836	420,274	86.28	124.61	89.6	177.6
2021	4,340,852	7,014,829	1,259,552	1,660,088	126.90	117.24	142.3	219.2
(1)Mr. Ciesinski served as our principal executive officer (“PEO”) for the full fiscal year in 2025, 2024, 2023 2022 and 2021. Our non-PEO NEOs included: (a) for fiscal year 2025, Messrs. Pigott, Stealey and Viso along with Mses. Berman and Bird; (b) for fiscal year 2024, Messrs. Pigott, Stealey and Viso and Ms. Bird; (c) for fiscal year 2023, Messrs. Pigott, Stealey, Nagle and Viso and Ms. Bird; (d) for fiscal year 2022, Messrs. Pigott, Stealey and Nagle and Ms. Bird and (e) for fiscal year 2021, Messrs. Pigott, Stealey and Nagle and Ms. Bird.
(2)Amounts reported in these columns represent the compensation actually paid (“CAP”) after the applicable adjustments were made to the amounts reported in the Summary Compensation Table (“SCT”) for the applicable year. The applicable adjustments shown in the reconciliation tables below were deducted from / added to Summary Compensation Table total compensation in accordance with the SEC-mandated adjustments to calculate CAP to our PEO and average CAP to our non-PEO NEOs. The fair value of equity awards was determined using methodologies and assumptions developed in a manner substantively consistent with those used to determine the grant date fair value of such awards. No pension adjustments were made because we do not provide defined benefit pension arrangements for our NEOs.
(3)The Peer Group for which Total Shareholder Return is provided in column (g) is the S&P Composite 1500 Packaged Foods & Meats Index. The measurement period for this Total Shareholder Return calculation is the last trading date before the first fiscal year in the table through the end of the last fiscal year covered by the table.
(4)Adjusted Operating Income is a Non-GAAP financial measure defined as operating income as reported under U.S. GAAP, adjusted to exclude the following unusual costs not associated with the results of operations: (a) for fiscal year 2025, restructuring and impairment charges and acquisition SG&A expenses; (b) for fiscal year 2024, restructuring and impairment charges; (c) for fiscal year 2023, impairment charges and Project Ascent expenses; (d) for fiscal year 2022, changes in contingent consideration, restructuring and impairment charges, Project Ascent expenses and the impact of our ERP go-live which resulted in “pull-forward” sales from fiscal 2023 to fiscal 2022; and (e) for fiscal year 2021, changes in contingent consideration, impairment charges and Project Ascent expenses. These amounts can be found in our Annual Reports on Form 10-K.

The Marzetti Company	49	2025 Proxy Statement

PEO SCT Total to CAP Reconciliation

Fiscal Year	2025	2024	2023	2022	2021
	($)	($)	($)	($)	($)

SCT total	5,378,360	5,415,614	5,029,587	3,744,293	4,340,852
- Grant date fair value of stock awards granted in fiscal year	(3,000,112)	(2,850,173)	(2,599,848)	(2,299,929)	(2,199,997)
+ Fair value at fiscal year-end of outstanding and unvested stock awards granted in fiscal year	2,700,067	3,021,703	3,795,836	1,284,332	2,608,085
± Change in fair value of outstanding and unvested stock awards granted in prior fiscal years	(1,159,500)	80,059	2,470,478	(2,070,931)	1,551,862
± Fair value at vesting of stock awards granted in fiscal year that vested during fiscal year	—	—	—	—	—
± Change in fair value as of vesting date of stock awards granted in prior fiscal years for which applicable vesting conditions were satisfied during fiscal year	130,844	(43,643)	1,553,892	(922,243)	714,027
- Fair value as of prior fiscal year-end of stock awards granted in prior fiscal years that failed to meet applicable vesting conditions during fiscal year	—	—	—	—	—
+ Dividends or other earnings paid on stock awards in the fiscal year prior to the vesting date that are not otherwise included in the total compensation for the fiscal year	110,436	106,866	63,682	19,735	—
Compensation Actually Paid	4,160,095	5,730,426	10,313,627	(244,743)	7,014,829

The Marzetti Company	50	2025 Proxy Statement

Non-PEO NEO Average SCT Total to Average CAP Reconciliation

Fiscal Year	2025	2024	2023	2022	2021
	($)	($)	($)	($)	($)

SCT Total	1,666,400	1,547,110	1,330,339	1,091,836	1,259,552
- Grant date fair value of stock awards granted in fiscal year	(549,936)	(477,488)	(395,995)	(404,890)	(337,499)
+ Fair value at fiscal year-end of outstanding and unvested stock awards granted in fiscal year	418,061	506,223	454,662	226,099	400,100
± Change in fair value of outstanding and unvested stock awards granted in prior fiscal years	(108,570)	437	267,012	(338,416)	261,691
± Fair value at vesting of stock awards granted in fiscal year that vested during fiscal year	—	—	—	—	—
± Change in fair value as of vesting date of stock awards granted in prior fiscal years for which applicable vesting conditions were satisfied during fiscal year	(11,133)	(5,209)	230,943	(157,829)	76,244
- Fair value as of prior fiscal year-end of stock awards granted in prior fiscal years that failed to meet applicable vesting conditions during fiscal year	(98,429)	—	(16,254)	—	—
+ Dividends or other earnings paid on stock awards in the fiscal year prior to the vesting date that are not otherwise included in the total compensation for the fiscal year	8,605	15,219	6,690	3,474	—
Average Compensation Actually Paid	1,324,998	1,586,292	1,877,397	420,274	1,660,088

The Marzetti Company	51	2025 Proxy Statement

Charts of CAP Versus Performance Metrics
The chart below illustrates the relationship between the PEO and average Non-PEO CAP amounts and the Corporation’s and Peer Group’s TSR during fiscal years 2021-2025. TSR results assume an initial $100 investment on June 30, 2020.

The Marzetti Company	52	2025 Proxy Statement

The charts below illustrate the relationship between the PEO and Non-PEO CAP amounts and the Corporation’s Net Income and Adjusted Operating Income during fiscal years 2021-2025.

The Marzetti Company	53	2025 Proxy Statement

Tabular List of Most Important Performance Measures
The three items listed below represent the most important performance metrics we used to determine CAP for fiscal 2025 as further described in our Compensation Discussion and Analysis.

Most Important Performance Measures

•Adjusted Operating Income
•Adjusted Net Sales
•Relative TSR
Policies and Practices for Granting Certain Equity Awards
The Board, at the recommendation of the Compensation Committee, approves all equity award grants to our NEOs on or before the grant date. The Compensation Committee’s general practice is to complete its annual executive compensation review and determine performance goals and target compensation for our NEOs, following which they make a recommendation to the Board, which in turn reviews the recommendation and approves equity awards for our NEOs. Accordingly, annual equity awards are typically determined at the first Compensation Committee meeting of the fiscal year and reviewed and approved at the first Board meeting of the fiscal year. These grants are then made effective shortly after the date of filing of the Corporation’s Form 10-K for its prior fiscal year. On occasion, the Board may, at the recommendation of the Compensation Committee, grant equity awards outside of our annual grant cycle for new hires, promotions, recognition, retention or other purposes. While the Board has discretionary authority to grant equity awards to our NEOs outside of the cycle described above, neither the Board nor the Compensation Committee take into account material non-public information when determining the timing or terms of equity awards, nor do they time disclosure of material non-public information for the purpose of affecting the value of executive compensation.
During fiscal 2025, the Corporation did not grant stock options (or similar awards) to any NEO during any period beginning four business days before and ending one business day after the filing of any Corporation periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Corporation Form 8-K that disclosed any material non-public information.

The Marzetti Company	54	2025 Proxy Statement

Compensation of Directors
2025 Director Compensation Table
The following table summarizes compensation earned during fiscal 2025 by our directors (other than Mr. Ciesinski):

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(g)	(h)

Zena Srivatsa Arnold	75,000	134,989	2,502	212,491
Barbara L. Brasier	127,500	134,989	2,502	264,991
Robert L. Fox	167,500	134,989	2,502	304,991
Elliot K. Fullen	119,375	134,989	2,502	256,866
John B. Gerlach, Jr.(4)	75,000	134,989	535,170	745,159
Alan F. Harris	192,500	134,989	2,502	329,991
Michael H. Keown	97,500	134,989	2,502	234,991
George F. Knight III	85,000	134,989	2,502	222,491
Robert P. Ostryniec	147,500	134,989	2,502	284,991
(1)The amounts shown in column (b) represent compensation amounts discussed in the narrative below including compensation for service on committees that had been unpaid due to an administrative error after a 2017 change in the structure of Board compensation.
(2)The amounts reported in column (c) reflect the aggregate grant date fair value of restricted stock received by each of our directors, which was computed in accordance with FASB ASC Topic 718. The assumptions used in determining these valuations are the same as those used in our financial statements. For fiscal 2025, those assumptions can be found in footnote 10 to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025. The nonemployee directors had restricted stock awards outstanding as of June 30, 2025 for the following number of shares: Ms. Arnold, 674; Ms. Brasier, 674; Mr. Fox, 674; Mr. Fullen, 674; Mr. Gerlach, 674; Mr. Harris, 674; Mr. Keown, 674; Mr. Knight, 674; and Mr. Ostryniec, 674. Each nonemployee director during fiscal 2025 received a grant of 674 shares of restricted stock on November 6, 2024 under our 2015 Omnibus Incentive Plan. These grants of restricted stock will vest on November 6, 2025. We anticipate that all of our nonemployee directors will receive a grant of restricted stock units with a market value of approximately $135,000 at the time of our 2025 Annual Meeting.
(3)Except as set forth in footnote 4 below, the amounts shown in column (g) for nonemployee directors represent dividends paid on restricted stock awards that vested during fiscal 2025.
(4)The amount shown in column (g) for Mr. Gerlach consists of $535,170 of perquisites and other personal benefits in the aggregate consisting of (i) payment of business-related professional and filing fees and (ii) payment of deferred compensation and accrued interest.
Our Compensation Committee reviews the level of compensation of our nonemployee directors on an annual basis. We have historically obtained data from a number of different sources to determine the appropriateness of the current level of compensation for our nonemployee directors, including:
•publicly available data describing director compensation at companies in our peer group;
•data collected by our corporate administration; and
•information obtained directly from other companies.

The Marzetti Company	55	2025 Proxy Statement

We compensate our nonemployee directors through a mix of cash and equity-based compensation. Except as noted in the footnotes above, our nonemployee directors received compensation for fiscal 2025 at the following annual rates:
•a retainer of $75,000;
•$17,500 for the Chairperson of the Audit Committee;
•$15,000 for the Chairperson of the Compensation Committee;
•$10,000 for the Chairperson of any other committee, including the Nominating and Governance Committee and any ad-hoc committee;
•$10,000 for service on the Audit Committee;
•$7,500 for service on any other committee, including any ad-hoc committee;
•$100,000 for the Non-Executive Chairman of the Board; and
•a grant of 674 shares of restricted stock to each nonemployee director, with a market value of approximately $135,000 at the time of the grant.
We also reimburse expenses incurred by our nonemployee directors to attend Board and committee meetings. Directors who are also our employees do not receive cash or equity compensation for services on our Board in addition to compensation payable for their services as employees.
The restricted stock granted to our nonemployee directors generally vests one year from the grant date, or earlier upon a change in control of the Corporation, or the death or disability of the recipient. Dividends on the shares of restricted stock are held in escrow until the shares vest. The value of these grants is determined based on the recommendation of the Compensation Committee.
In 2012, the Board adopted and implemented share ownership guidelines to further align the interests of the Corporation’s independent directors and the Corporation’s shareholders. These were updated in 2016 to require each independent director to own common shares of the Corporation with a value equal to at least four times the annual cash retainer for independent directors. These new requirements were effective beginning in fiscal 2017. Each director to whom this policy applies shall have until the later of five years from the date of adoption of this policy or five years from the date such director became subject to this policy to achieve the applicable guideline level of ownership. As of June 30, 2025, all of the Corporation’s independent directors already met these guidelines or were on track to comply with these guidelines within the specified period of time.
Additionally, in December 2024, it was discovered that Ms. Brasier, Mr. Fox, Mr. Fullen and Mr. Ostryniec had not received payment for their full committee fees for the periods reflected below.
The Corporation corrected this issue by paying each director their underpaid committee fees in January 2025 in the following amounts:
•$12,500 for Ms. Brasier (since June 2023);
•$61,875 for Mr. Fox (since July 2016);
•$3,750 for Mr. Fullen (since May 2024); and
•$18,750 for Mr. Ostryniec (since January 2023).
The committee fees were properly described in each previously filed proxy and the fees actually received in each prior year were properly reported in each proxy’s director compensation tables. The corrective payments are included in column (b) above and will be a one-time increase to director fees for the 2025 fiscal year to account for the corrective action taken in January 2025.

The Marzetti Company	56	2025 Proxy Statement

Equity Compensation Plan Information Table
The following table contains information as of June 30, 2025 regarding the Corporation’s 2015 Omnibus Incentive Plan:
Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	130,240 (1)	175.76 (2)	861,914
Equity compensation plans not approved by security holders	—	—	—
Total	130,240	175.76	861,914
(1)This amount assumes outstanding stock-settled stock appreciation rights conversion at the June 30, 2025 closing price of $172.77 for the determination of the number of shares to be issued upon exercise of the rights. This amount also includes 130,060 shares subject to outstanding PSUs. The number of shares subject to outstanding PSUs is presented using maximum levels for performance conditions for which the performance period has not been completed.
(2)This does not include PSUs, as they have no associated exercise price.

The Marzetti Company	57	2025 Proxy Statement

Compensation Committee Interlocks and Insider Participation
Ms. Brasier and Messrs. Fox, Keown and Ostryniec served on the Compensation Committee during fiscal 2025. None of the members of the Compensation Committee during fiscal 2025 had at any time been an officer or employee of the Corporation or of any of its subsidiaries. None of the members of the Compensation Committee during fiscal 2025 had any related person transaction with the Corporation required to be disclosed under Item 404 of Regulation S-K. No executive officer of the Corporation served as a member of the compensation committee or board of directors of any other entity that had an executive officer serving as a member of the Board or Compensation Committee during fiscal 2025 such that the service would constitute an interlock under Item 407(e)(4) of Regulation S-K.

The Marzetti Company	58	2025 Proxy Statement

Compensation Committee Report
The following report has been submitted by the Compensation Committee:
The Compensation Committee has reviewed and discussed the Corporation’s Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Corporation’s definitive Proxy Statement on Schedule 14A for the Annual Meeting, which is incorporated by reference in the Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, each as filed with the SEC.
The foregoing report was submitted by the Compensation Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

Respectfully submitted,

Robert P. Ostryniec, Chairperson
Barbara L. Brasier
Robert L. Fox
Michael H. Keown

The Marzetti Company	59	2025 Proxy Statement

PROPOSAL TWO
Non-binding Vote on the Compensation of the Corporation’s Named Executive Officers
As required under Section 14A of the Exchange Act, we are asking you to cast an advisory (non-binding) vote on the following resolution at the 2025 Annual Meeting:
RESOLVED, that, on an advisory basis, the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and related narratives and descriptions of our Proxy Statement for the 2025 Annual Meeting, is hereby APPROVED.

The Board of Directors recommends a vote “FOR” this proposal by executing and returning the enclosed proxy card.

This advisory vote, commonly known as a “Say-on-Pay” vote, gives you the opportunity to express your views about the compensation we pay to our named executive officers, as described in this Proxy Statement. The Board has determined that this advisory vote of our shareholders should occur annually. The Board believes that our executive compensation program is designed appropriately and working effectively to ensure that we compensate our named executive officers for the achievement of annual and long-term performance goals enhancing shareholder value. Before you vote, please review the “Executive Summary” section, as well as the rest of our Compensation Discussion and Analysis above and the tabular and narrative disclosure that follows the Compensation Discussion and Analysis. These sections describe our named executive officer pay programs and the rationale behind the decisions made by our Compensation Committee. The next shareholder advisory vote with respect to the compensation of our executive officers is expected to occur at our 2026 Annual Meeting.
You may vote “FOR” or “AGAINST” the resolution or abstain from voting on the resolution. The result of the Say-on-Pay vote will not be binding on the Corporation or our Board. However, the Board values the views of the Corporation’s shareholders. The Board and Compensation Committee will review the results of the vote and take them into consideration in addressing future compensation policies and decisions.

The Marzetti Company	60	2025 Proxy Statement

PROPOSAL THREE
Approval of The Marzetti Company 2025 Omnibus Incentive Plan
We are asking you to cast a vote on the following resolution at the 2025 Annual Meeting:
RESOLVED, that The Marzetti Company 2025 Omnibus Incentive Plan is hereby APPROVED.
Description of Proposal
The Lancaster Colony Corporation 2015 Omnibus Incentive Plan (the “2015 Plan”) permits our Compensation Committee and/or our Board to grant incentive awards in the form of incentive stock options, nonstatutory stock options, restricted stock, stock appreciation rights, restricted stock units, performance units, performance shares, cash-based awards, and other stock-based awards. The 2015 Plan was approved by shareholders on November 16, 2015 and expires on November 16, 2025.
Following a recommendation by the Compensation Committee of the Board, the Board adopted The Marzetti Company 2025 Omnibus Incentive Plan (the “Omnibus Plan”), subject to and effective upon the approval of our shareholders. The Omnibus Plan is intended to replace the expiring 2015 Plan. No additional grants will be made under the 2015 Plan on or after the effective date of the 2025 Omnibus Plan. Any remaining shares of our Common Stock that were reserved for issuance but not granted under the 2015 Plan will be retired and will not be newly available under the Omnibus Plan. Outstanding grants under the 2015 Plan will continue to be in effect according to their terms.

The Board believes that the adoption of the Omnibus Plan is in the best interests of the Corporation. The purpose of the Omnibus Plan is to promote the achievement of both short-term and long-term objectives of the Corporation by (a) aligning compensation of participants with the interests of the Corporation’s shareholders, (b) enhancing the interest of participants in the growth and success of the Corporation, and (c) attracting and retaining participants of outstanding competence and ability.
No grant of awards under the Omnibus Plan will become effective unless and until the Omnibus Plan is approved by our shareholders. The 2015 Plan expires on November 16, 2025, regardless of whether shareholders approve the Omnibus Plan.
The following is a summary of the material features of the Omnibus Plan, which is qualified in its entirety by reference to the full text of the Omnibus Plan, a copy of which is attached as Appendix A to this Proxy Statement.
Required Vote
The affirmative vote of a majority of all votes cast by the holders of the Common Stock at a meeting at which a quorum is present is required to approve the Omnibus Plan. Broker non-votes and abstentions will have no effect on the outcome of this proposal.

The Board of Directors recommends a vote “FOR” the approval of The Marzetti Company 2025 Omnibus Incentive Plan by executing and returning the enclosed proxy card.

The Marzetti Company	61	2025 Proxy Statement

Summary of the Omnibus Plan
Omnibus Plan Administration. The Compensation Committee of the Board (the “Committee” for purposes of this proposal) will administer the Omnibus Plan. The Committee is comprised solely of non-employee directors. The Committee establishes the terms and conditions of awards granted under the Omnibus Plan, subject to certain limitations in the Omnibus Plan. With respect to grants to officers and directors, the Committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Exchange Act, and stock exchange rules. The Committee may delegate to the CEO or other executive officers of the Corporation certain authority under the Omnibus Plan, including the authority to grant awards to eligible employees who are not officers subject to Section 16 of the Exchange Act.
Eligible Participants. The Committee may grant awards to the Corporation’s employees, directors and consultants. Approximately 150 employees, including 40 officers, and 9 non-employee directors would be eligible to participate in the Plan if it were currently in place. Non-employee directors currently receive awards as described in this proxy statement under Director Compensation and the Corporation’s named executive officers receive awards as described in this proxy statement under Compensation, Discussion & Analysis.

Shares Available. The aggregate number of shares of common stock, without par value, that may be issuable pursuant to awards granted under the Omnibus Plan is 1,500,000 shares. In determining the number of shares to include in the Omnibus Plan, management reviewed and discussed with the Board an analysis prepared by the Compensation Committee’s independent compensation consultant, which included an analysis of, among other things, burn rate, dilution, overhang metrics, the expected plan duration, cost of the Omnibus Plan, as well as best market practices and trends. The Board believes this share request will be sufficient to provide competitive equity grants to participants in the Omnibus Plan over the next few years and will not be overly dilutive based on general market standards.
If there is a stock split, stock dividend or other relevant change affecting our shares, appropriate adjustments will be made to the number of shares that may be issued or transferred in the future under the Omnibus Plan and to the number of shares and price of all outstanding grants made before such event. If shares under a grant are not issued, those shares could be granted again in the future. If any award denominated in shares is settled in whole or in part with cash, the number of shares with respect to such payment or settlement shall again be available for grants of awards pursuant to the Omnibus Plan and shall not reduce the number of shares available under the Omnibus Plan.
Individual Limitations on Awards. The maximum number of shares with respect to which any stock-based awards may be granted to any one participant in any calendar year is 100,000 in the case of any participant that is not a non-employee director. The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to cash-based awards to any one participant is $5,000,000. Subject to certain exceptions, in any calendar year, a non-employee director may not receive stock-based awards that, when taken together with any cash fees paid to such director for service on the Board, have a grant-date value of $750,000, or $1,000,000 for any director that serves as lead director or non-executive chair of the Board. The Committee shall adjust the foregoing limitations proportionately in connection with any change in the Corporation’s capitalization due to a stock split, stock dividend or similar event affecting the Corporation’s common stock.
Types of Awards. The types of awards that may be granted under the Omnibus Plan include incentive and nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards, and other stock-based awards.
Clawback and Recoupment. The Corporation may cancel any award or require the participant to reimburse any previously paid compensation provided under the Plan or an award agreement in accordance with the Corporation’s clawback policy.

The Marzetti Company	62	2025 Proxy Statement

Subject to certain restrictions applicable to incentive stock options, awards granted under the Omnibus Plan will be exercisable by the participants at such times as are determined by the Committee, but in no event may the term of an award be longer than ten years after the grant date. In addition to the general characteristics of all of the awards described in this Proxy Statement, the basic characteristics of awards that may be granted under the Omnibus Plan are as follows:
Incentive and Nonstatutory Stock Options (“ISOs” and “NSOs”). Both incentive and nonstatutory stock options may be granted to participants at such exercise prices as the Committee may determine, but the exercise price for any option may not be less than 100% of the fair market value (as defined in the Omnibus Plan) of a share of the Corporation’s common stock on the grant date. Stock options may be granted and exercised at such times as the Committee may determine, except that (a) ISOs may be granted only to employees, (b) no ISOs may be granted more than ten years after the effective date of the Omnibus Plan, (c) an option shall not be exercisable more than ten years after the date of grant, and (d) the aggregate fair market value of the shares of common stock of the Corporation with respect to which ISOs granted under the Omnibus Plan and any other plan of the Corporation first become exercisable in any calendar year for any employee may not exceed $100,000. Additional restrictions apply to an ISO granted to an individual who beneficially owns more than 10% of the combined voting power of all classes of stock of the Corporation.
The purchase price payable upon exercise of options generally may be paid in any of the following methods:
•in cash;
•by check;
•by delivering shares that have an aggregate fair market value on the date of exercise equal to the option exercise price;
•by authorizing the Corporation to withhold from the total number of shares as to which the option is being exercised the number of shares having a fair market value on the date of exercise equal to the aggregate option exercise price for the total number of shares as to which the option is being exercised;
•by such other means by which the Committee determines to be consistent with the purpose of the Omnibus Plan and applicable law; or
•by any combination of items listed above.
Stock Appreciation Rights (“SARs”). The value of an SAR granted to a participant is determined by the appreciation in the number of shares of the Corporation’s common stock subject to the SAR during its term, subject to any limitations upon the amount or percentage of total appreciation that the Committee may determine at the time the right is granted. The participant receives all or a portion of the amount by which the fair market value of a specified number of shares, as of the date the SAR is exercised, exceeds a price specified by the Committee at the time the right is granted. The price specified by the Committee must be at least 100% of the fair market value of the specified number of shares of the Corporation’s common stock to which the right relates, determined as of the date the SAR is granted. An SAR may be paid in cash, shares of the Corporation’s common stock or a combination of cash and shares as determined by the Committee. No SAR may be exercised more than ten years after its date of grant.
Restricted Stock and Restricted Stock Units (“RSUs”). The Committee may grant participants awards of restricted stock and RSUs. Restricted stock involves the granting of shares to participants subject to restrictions on transferability and any other restrictions the Committee may impose. The Omnibus Plan prohibits the payment of dividends on unvested/unearned restricted stock and RSU awards. The restrictions lapse if either the holder continues to perform services to the Corporation or its affiliates for a specified period of time established by the Committee under the applicable award agreement or satisfies other restrictions, including performance-based restrictions, during the period of time established by the Committee. RSUs are similar to restricted stock except that no shares are actually awarded to the participant on the grant date, and the holder typically does not enjoy any shareholder rights with respect to the units. Restricted stock awards are settled in shares. RSU awards may be settled in cash, shares, other securities, or a combination of cash, shares and other securities, as determined by the Committee and provided in the applicable award agreement.

The Marzetti Company	63	2025 Proxy Statement

Performance Units. The Committee may grant participants awards of performance units. The period of time over which performance objectives are measured will be of such duration as the Committee shall determine in an award agreement. Upon satisfaction of the applicable performance objectives during the performance period, the participant will be entitled to receive either shares, cash, or a combination of shares and cash as determined by the Committee in an award agreement.
Performance Shares. The Committee may grant participants awards of performance shares. The period of time over which performance objectives are measured will be of such duration as the Committee shall determine in an award agreement. Upon satisfaction of the applicable performance objectives during the performance period, the participant will be entitled to receive either shares, cash, or a combination of shares and cash as determined by the Committee in an award agreement.
Cash-Based Awards. Cash-based awards entitle the participant to payment in amounts of cash determined by the Committee based upon the achievement of specified performance objectives during a specified performance period, which the Committee shall determine in an award agreement. Each cash-based award will have its value determined by the Committee. Non-employee directors are not eligible to receive cash-based awards under the Omnibus Plan.
Other Stock-Based Awards. The Committee may also grant other awards that are valued in whole or in part by reference to, or are otherwise based on and/or payable in, shares of common stock of the Corporation. Other stock-based awards are a catch-all category to provide for awards of stock-based compensation that do not fit within the scope of the other specifically described types of awards. Payments with respect to other stock-based awards may be made in cash, shares, or a combination of cash and shares as determined by the Committee. The Committee has the discretion to determine the terms and conditions of these other stock-based awards.
•Terms and Conditions of Awards. Subject to applicable laws and the terms of the Omnibus Plan, the Committee has the authority, in its discretion, to select employees, directors and consultants to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares of the Corporation’s common stock or the amount of other consideration to be covered by each award (subject to the limitations set forth above under “Individual Limitations on Awards”), to approve award agreements for use under the Omnibus Plan, to determine the terms and conditions of any award (including the vesting schedule applicable to the award), to construe and interpret the terms of the Omnibus Plan and awards granted, and to take such other action not inconsistent with the terms of the Omnibus Plan as the Committee deems appropriate. Each award granted under the Omnibus Plan shall be designated in an award agreement.
Awards of restricted stock, restricted stock units, performance shares and performance units issued under the Omnibus Plan shall vest and be released from the risk of forfeiture over a period of no less than one year measured from the date of issuance of the award. The vesting schedule for awards of restricted stock, restricted stock units, performance shares and performance units may only be amended by the Committee in the event of a change in control or in the event of the participant’s death or disability.
The Omnibus Plan provides that:
◦any reduction of the exercise or purchase price of any award under the Omnibus Plan shall be subject to shareholder approval; and
◦canceling any award under the Omnibus Plan at a time when its exercise price exceeds the fair market value of the underlying shares in exchange for another award shall be subject to shareholder approval.
•Termination of Service. An award may not be exercised after the termination date as set forth in the award agreement. If a participant in the Omnibus Plan terminates continuous service with the Corporation, an award may be exercised only to the extent provided in the award agreement. Where an award agreement permits a participant to exercise an award following termination of service, the award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever comes first.

The Marzetti Company	64	2025 Proxy Statement

•Section 162(m) of the Code. Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), no deduction is allowed in any taxable year of the Corporation for compensation in excess of $1,000,000 paid to the Corporation’s CEO and certain other highly compensated officers of the Corporation.
•Change in Capitalization. Subject to any required action by our shareholders, the Committee shall proportionately adjust the number of shares of common stock covered by outstanding awards, the number of shares of common stock that have been authorized for issuance under the Omnibus Plan, the exercise or purchase price of each outstanding award, the maximum number of shares of common stock that may be granted subject to awards to any participant in a calendar year, and the like, shall be proportionally adjusted by the Committee in the event of:
◦any increase or decrease in the number of issued shares of common stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting our common stock;
◦any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Corporation; or
◦any other transaction with respect to shares of common stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to shareholders other than a normal cash dividend, or any similar transaction.
Conversion of any convertible securities of the Corporation shall not be deemed to have been “effected without receipt of consideration.” The Committee shall make these adjustments and its determination shall be final and binding.
•Adjustments upon a Change in Control. The Omnibus Plan provides that, except as otherwise provided in the Omnibus Plan or any award agreement, in the event of a Change in Control, no cancellation, termination, acceleration of vesting, lapse of any restriction (performance or otherwise), or settlement or other payment shall occur if a replacement award is provided. If no replacement award is provided, then all outstanding awards shall become immediately vested and exercisable, with performance-based restrictions deemed to be achieved at target-level performance.
“Change in Control” under the Omnibus Plan generally means when any person or group acquires 50% or more of the total voting power of the Corporation, the consummation of a sale of substantially all of the Corporation’s assets, the consummation of certain mergers or consolidations in which the Corporation’s shareholders do not retain a majority ownership position, or the election to the Board of a majority of candidates not recommended for election by the then-current Board.
•Transferability of Awards. Unless the Committee determines otherwise, the Omnibus Plan does not allow for the transfer of awards other than by will or by the laws of descent and distribution, and only the participant may exercise an award during his or her lifetime.
•Minimum Vesting Requirements. Subject to certain exceptions in the Omnibus Plan, no award granted under the Omnibus Plan will vest sooner than the one-year anniversary of the date of grant except with respect to awards of up to five percent (5%) of the maximum aggregate number of shares that may be issued pursuant to the Omnibus Plan.
•Amendment and Termination of the Omnibus Plan. The Omnibus Plan will automatically terminate on November 19, 2035, unless the Corporation terminates it sooner. In addition, the Board has the authority to amend, suspend or terminate the Omnibus Plan provided it does not adversely affect any award previously granted under the Omnibus Plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, the Corporation shall obtain shareholder approval of any such amendment to the Omnibus Plan in such a manner and to such a degree as required.

The Marzetti Company	65	2025 Proxy Statement

Summary of U.S. Federal Income Tax Consequences
The following summary of the U.S. federal income tax consequences of the Omnibus Plan transactions is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss, state, local or non-U.S. tax consequences. The specific tax consequences to a participant will depend upon the participant’s individual circumstances. Reference is made to the Code for a complete statement of all relevant federal income tax provisions.
Nonstatutory Stock Options. The grant of a nonstatutory stock option under the Omnibus Plan will not result in any federal income tax consequences to the participant or to the Corporation. Upon exercise of a nonstatutory stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. The Corporation is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and the participant’s total compensation being deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of common stock will receive long- or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Corporation does not receive a tax deduction for any such gain.
Incentive Stock Options. The grant of an incentive stock option under the Omnibus Plan will not result in any federal income tax consequences to the participant or to the Corporation. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Corporation receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Corporation is not entitled to any deduction under these circumstances.
If the participant fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (a) the difference between the amount realized on the disposition and the exercise price or (b) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long- or short-term capital gain, depending on whether the stock was held for more than one year. The Corporation, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and the participant’s total compensation being deemed reasonable in amount.
The “spread” under an incentive stock option (i.e., the difference between the fair market value of the shares at exercise and the exercise price) is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.
Restricted Stock and Performance Shares. The grant of restricted stock or performance shares will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. The Corporation is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and the participant’s total compensation being deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long- or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Corporation does not receive a tax deduction for any such gain.

The Marzetti Company	66	2025 Proxy Statement

Recipients of restricted stock or performance shares may make an election under Section 83(b) of the Code (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock or performance shares are granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long- or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock or performance shares are issued.
Stock Appreciation Rights. Recipients of stock appreciation rights (“SARs”) generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such exercise. Participants will recognize gain upon the disposition of any shares received on exercise of an SAR equal to the excess of (a) the amount realized on such disposition over (b) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long- or short-term capital gain depending on whether the shares were held for more than one year.
The Corporation will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and the participant’s total compensation being deemed reasonable in amount.
Restricted Stock Units and Performance Units. Recipients of restricted stock units or performance units generally should not recognize income until such units are converted into cash or shares of stock. Upon conversion, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such conversion. Participants will recognize gain upon the disposition of any shares received upon conversion of the restricted stock units or performance units equal to the excess of (a) the amount realized on such disposition over (b) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long- or short-term capital gain depending on whether the shares were held for more than one year.
The Corporation will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and the participant’s total compensation being deemed reasonable in amount.
Cash-Based Awards. Recipients of cash-based awards generally should not recognize income until such awards are actually paid out to the participants. Participants will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash received, and the Corporation will be entitled to a corresponding deduction, in the year cash is received by the participant in payment of an award.
Dividends and Dividend Equivalents. Dividends or dividend equivalents will be taxable when the participant is vested in such dividends or dividend equivalents. The Corporation is entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) of the Code and the participant’s total compensation being deemed reasonable in amount. Dividends and dividend equivalents are subject to the same vesting and forfeiture provisions as the underlying award.
Section 409A of the Code. Section 409A of the Code provides that covered amounts deferred under a nonqualified deferred compensation plan are includable in the participant’s gross income to the extent not subject to a substantial risk of forfeiture and not previously included in income, unless certain requirements are met, including limitations on the timing of deferral elections and events that may trigger the distribution of deferred amounts. The Omnibus Plan has been designed so that awards should be exempt from coverage under Section 409A of the Code. Certain terms have been defined in a manner so that if awards are subject to Section 409A of the Code, they should comply with Section 409A of the Code.
New Plan Benefit. Awards under the Plan will be granted in amounts and to individuals as determined by the Committee in its sole discretion. Therefore, the benefits or amounts that will be received by employees, officers, directors and consultants under the Plan are not determinable at this time.

The Marzetti Company	67	2025 Proxy Statement

Audit Committee Report
The Audit Committee is comprised solely of nonemployee directors, each of whom has been determined by the Board to be independent under the requirements of Nasdaq and SEC rules. In addition, the Board has determined that Ms. Brasier and Messrs. Harris and Knight qualified as “financial experts” under SEC rules. The Audit Committee held four meetings during fiscal 2025. The Audit Committee operates under a written charter, which is available on the corporate governance page of the Corporation’s website at investors.marzetticompany.com/governance. Under the charter, the Audit Committee’s responsibilities include:
•appointment and oversight of the independent auditor;
•approval of the fees and other compensation to be paid to the Corporation’s independent auditor;
•pre-approval of all auditing services and permitted non-audit services by the Corporation’s independent auditor;
•review of the Corporation’s annual financial statements to be included in the Corporation’s Annual Report on Form 10-K;
•oversight of the review and response to complaints made to the Corporation regarding accounting, internal controls and auditing matters;
•oversight of the internal audit function; and
•review and approval of related party transactions.
Management is responsible for the Corporation’s internal controls and preparing the Corporation’s consolidated financial statements and a report on management’s assessment of the effectiveness of internal control over financial reporting. The Corporation’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the consolidated financial statements and issuing a report thereon and also auditing the effectiveness of internal control over financial reporting and issuing a report thereon. Their audits are performed in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee is responsible for overseeing the conduct of these activities and appointing the Corporation’s independent registered public accounting firm. In performing its oversight function, the Audit Committee relies, without independent verification, on the information provided to it and on representations made by management and the independent registered public accounting firm.
In conducting its oversight function, the Audit Committee discusses with the Corporation’s internal auditors and the Corporation’s independent registered public accounting firm, with and without management present, the overall scope and plans for their respective audits. The Audit Committee also reviews the Corporation’s programs and key initiatives to design, implement and maintain effective internal controls over financial reporting and disclosure controls. The Audit Committee has sole discretion, in its areas of responsibility and at the Corporation’s expense, to engage independent advisors as it deems appropriate and to approve the fees and retention terms of such advisors.
The Audit Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Corporation’s internal controls and the overall quality of the Corporation’s financial reporting. The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements for the fiscal year ended June 30, 2025. The Audit Committee has also reviewed and discussed management’s assessment of internal control over financial reporting with management and Deloitte & Touche LLP. The Audit Committee also reviewed and discussed with Deloitte & Touche LLP its reports on the Corporation’s annual financial statements, and that the Corporation maintained, in all material respects, effective internal control over financial reporting as of June 30, 2025.

The Marzetti Company	68	2025 Proxy Statement

The Audit Committee reviewed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee discussed with Deloitte & Touche LLP their independence from management, and the Audit Committee has received from Deloitte & Touche LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence.
Based on its review of the audited consolidated financial statements and discussions with management and Deloitte & Touche LLP, referred to above, the Audit Committee recommended to the Board the inclusion of the audited financial statements for the fiscal year ended June 30, 2025 in the Corporation’s Annual Report on Form 10-K for filing with the SEC.

Respectfully submitted,

Barbara L. Brasier, Chairperson
Elliot K. Fullen
Alan F. Harris
George F. Knight III
Robert P. Ostryniec

The Marzetti Company	69	2025 Proxy Statement

PROPOSAL FOUR
Ratification of the Selection of the Corporation’s Independent Registered Public Accounting Firm
Deloitte & Touche LLP, an independent registered public accounting firm, has served as the Corporation’s independent auditors since 1961 and audited the consolidated financial statements for the year ended June 30, 2025. The Audit Committee is directly responsible for the appointment of the Corporation’s independent registered public accounting firm and has appointed Deloitte & Touche LLP to audit the Corporation’s financial statements for the year ending June 30, 2026. Although it is not required to do so, the Audit Committee has determined to submit its selection of the independent registered public accounting firm to the Corporation’s shareholders for ratification of its action as a matter of good corporate governance. In the event that Deloitte & Touche LLP is not ratified at the Annual Meeting by the holders of a majority of the outstanding shares of Common Stock of the Corporation, the Audit Committee will evaluate such shareholder vote when considering the selection of an independent registered public accounting firm to serve as the Corporation’s auditors for the 2027 fiscal year.
Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the ratification of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm for the year ending June 30, 2026 by executing and returning the enclosed proxy card.

The Marzetti Company	70	2025 Proxy Statement

Audit and Related Fees
The following table recaps Deloitte & Touche LLP fees pertaining to the fiscal years ended June 30, 2025 and 2024:

	2025	2024
	($)	($)

Audit Fees	1,927,750	1,757,815
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	4,093	4,074
Total Fees	1,931,843	1,761,889
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has established a policy regarding review and pre-approval of all audit and non-audit services expected to be performed by the Corporation’s independent registered public accounting firm. When considering requests for non-audit services, the Audit Committee evaluates whether the proposed engagement risks compromise the accounting firm’s independence by specifically considering the volume of the proposed non-audit services and whether those non-audit services are likely to cause the accounting firm to function in a management role, to be put in the position of auditing its own work, or to serve in an advocacy role for the Corporation. Absent strong countervailing considerations, the Audit Committee will generally not approve non-audit services if the aggregate fees for non-audit services for the year will exceed the aggregate fees for audit services, audit-related services and tax compliance services for the year. The policy also prohibits the Corporation’s accounting firm from providing certain services described in the policy as prohibited services.
Generally, requests for non-audit services are submitted in writing to the Audit Committee by the Corporation’s officer or employee requesting such services, along with specific supporting information described in the policy. Typically, the Audit Committee will approve non-audit services provided by the accounting firm that are closely related to the audit services, audit-related services and tax compliance services already being provided by the accounting firm, including due diligence services, subject to the fee policy described above. Between Audit Committee meetings, any two Audit Committee members may review and approve requests for non-audit services in accordance with the policy that are budgeted for $50,000 or less, provided that the pre-approval is reported not later than the next meeting of the Audit Committee.
The Audit Committee’s pre-approval policies and procedures for non-audit services are described in the “Statement of Policy of the Audit Committee of Lancaster Colony Corporation Pre-Approval of Engagements With the Independent Registered Public Accounting Firm for Non-Audit Services,” which is attached to the Corporation’s Audit Committee charter as Appendix A. For the fiscal year ended June 30, 2025, any and all non-audit services described above were pre-approved by the Audit Committee.

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Certain Relationships and Related Transactions
Mr. John B. Gerlach, Jr. serves as a Director of the Corporation. He is the son of Mrs. Dareth A. Gerlach, a beneficial owner of more than five percent of the Corporation’s common stock.
The Corporation’s Audit Committee reviews and approves or ratifies any transaction between the Corporation and a “related person” (as that term is defined under Item 404 of Regulation S-K) that is required to be disclosed under the SEC’s related person transaction rules. In general, the Audit Committee charter provides that, when reviewing related person transactions, the Audit Committee will consider the following:
•the nature of the related person’s interest in the transaction;
•the material terms of the transaction;
•the significance of the transaction to the related person;
•the significance of the transaction to the Corporation;
•whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Corporation; and
•any other matters the Audit Committee deems appropriate.
In the event of any conflict between this related persons transaction policy and any similar policies contained in the Corporation’s Code of Conduct or other corporate governance documents, the terms of the related persons transaction policy will control. This related persons transaction policy is contained in the Audit Committee charter, a current copy of which is posted on the corporate governance page of the Corporation’s website at investors.marzetticompany.com/governance.
Shareholder Proposals
Shareholder proposals intended to be included in the Proxy Statement for the 2026 Annual Meeting of Shareholders must be received by the Secretary of the Corporation at its principal executive offices no later than June 22, 2026. In addition, under the advance notice provision of the Corporation’s Second Amended and Restated Code of Regulations, shareholder proposals received by the Secretary of the Corporation less than 60 days or more than 90 days before the 2026 Annual Meeting (or, if less than 75 days’ notice or prior public disclosure of the date of the 2026 Annual Meeting is given or made, by the close of business on the 15th day after the date on which such notice or disclosure of the date of the 2026 Annual Meeting is first given or made) will be untimely and will not be considered at that meeting. The advance notice provisions of our Regulations do not change the deadline noted above for inclusion of shareholder proposals in the Corporation’s Proxy Statement. In order to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must provide notice to the Secretary of the Corporation that sets forth the information required by Rule 14a-19 under the Exchange Act no later than September 20, 2026.

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Other Matters
As of the date of this Proxy Statement, the Board knows of no other business that will come before the Annual Meeting. Should any other matter requiring the vote of the shareholders arise, the enclosed proxy confers upon the proxy holders discretionary authority to vote the same in respect to the resolution of such other matters as they, in their best judgment, believe to be in the interest of the Corporation. For information on how to attend and vote during the Annual Meeting, please review the information below or contact the Corporation’s Secretary at 380 Polaris Parkway, Suite 400, Westerville, Ohio 43082 or (614) 224-7141 or ir@marzetti.com.
If you share an address with another of our shareholders and wish to have your future proxy statements and annual reports householded, please contact our Corporate Secretary at the above address or telephone number.
Information about the 2025 Virtual Annual Meeting and Voting Electronically
Shareholders of record may vote all shares registered in their name during the Annual Meeting webcast by visiting www.virtualshareholdermeeting.com/MZTI2025 and entering the 16-digit control number included on the proxy card.
Following the formal business portion of the meeting, the Corporation plans to conduct a question-and-answer session during which shareholders of record may submit questions. Shareholders who are logged into the webcast can submit a question beginning 15 minutes prior to the start of the Annual Meeting and continuing until the time that the question-and-answer session is concluded, by simply typing it into the “ask a question” box and clicking “submit”. All submitted questions should follow the Rules of Conduct posted at www.virtualshareholdermeeting.com/MZTI2025. The Rules of Conduct will also be available one week in advance of the Annual Meeting at investors.marzetticompany.com.
Any shareholder who is having challenges logging into or participating in the Annual Meeting can access toll-free technical support by calling the telephone number that will be posted on the Virtual Annual Meeting login page.
A replay of the Annual Meeting, including the questions answered during the meeting, will be available on our website at investors.marzetticompany.com for 30 days after the Annual Meeting.

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Appendix A - The Marzetti Company
2025 Omnibus Incentive Plan
1.Purposes of this Plan. The purposes of The Marzetti Company 2025 Omnibus Incentive Plan (this “Plan”) are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business. This Plan permits the grant of any of the following types of Awards, as the Administrator determines at the time of the grant: Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Restricted Stock Units, Performance Units, Performance Shares, Cash-Based Awards and Other Stock-Based Awards. The specifics of the Award(s) made shall be reflected in the terms of the written Award Agreement.
2.Definitions. As used herein, the following definitions shall apply:
“Administrator” means any committee of the Board duly authorized by the Board to administer this Plan; provided, however, that unless otherwise determined by the Board, the committee shall consist solely of two or more members of the Board who are each (a) a “non-employee director” within the meaning of Rule 16b-3(b), and (b) “independent” under the listing standards or rules of the securities exchange upon which the Common Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules. If no committee is duly authorized by the Board to administer this Plan, the term “Administrator” shall be deemed to refer to the Board for all purposes under this Plan. The Board may abolish any committee or re-vest in itself any previously delegated authority from time to time, and will retain the right to exercise the authority of the Administrator to the extent consistent with Applicable Laws.
“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.
“Applicable Laws” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. state corporate laws, U.S. federal and state securities law, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under this Plan.
“Award” means, individually or collectively, a grant under this Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Cash-Based Awards or Other Stock-Based Awards.
“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under this Plan. The Award Agreement is subject to the terms and conditions of this Plan.
“Awarded Stock” means the Common Stock subject to an Award.
“Board” means the Board of Directors of the Company.
“Cash-Based Award” means an Award granted to a Service Provider pursuant to Section 11.
“Cause” shall mean, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement, the definition of “Cause” in any Service Agreement between the Company and a Participant; provided however, that if there is no such Service Agreement, “Cause” shall mean any of the following: (a) the Participant’s indictment for, plea of guilty or nolo contendere to, or conviction of any criminal violation constituting a felony or any criminal violation involving dishonesty, fraud or breach of trust; (b) the

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Participant’s willful engagement in any misconduct in the performance of his or her duty that materially injures the Company or any of its Affiliates; (c) the Participant’s performance of any act which would materially and adversely impact the business of the Company or any of its Affiliates; or (d) the Participant’s willful and substantial nonperformance of assigned duties. Notwithstanding the foregoing, the Administrator shall have sole discretion with respect to the application of the provisions of subsections (a)-(d) above, and such exercise of discretion shall be conclusive and binding upon the Participant and all other persons.
“Change in Control” means the occurrence of any of the following events:
(a)Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;
(b)The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;
(c)The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or
(d)The election of candidates to the Board who were not recommended for election by the then-current Board, if such candidates constitute a majority of those elected in that particular election (for this purpose, recommended directors will not include any candidate who becomes a member of the Board as a result of an actual or threatened election contest or proxy or consent solicitation on behalf of anyone other than the Board or as a result of any appointment, nomination, or other agreement intended to avoid or settle a contest or solicitation).
With regard to any Award considered to be nonqualified deferred compensation under Section 409A that is payable upon a Change in Control or other similar event, to the extent required to avoid the imposition of an additional tax, interest or penalty under Section 409A, no amount will be payable unless such Change in Control constitutes a “change in ownership,” a “change in effective control,” or a “change in the ownership of a substantial portion of the assets” of the Company under Section 409A.
“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code in this Plan is also a reference to any successor or amended section of the Code and the regulations promulgated thereunder.
“Common Stock” means the Common Stock of the Company.
“Company” means The Marzetti Company, an Ohio corporation, or any of its successors.
“Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render services and who is compensated for such services.
“Continuous Status as an Employee or Consultant” means the absence of any interruption or termination of employment or service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Administrator; provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time, or in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor; provided further that if any Award is

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subject to Section 409A, this sentence shall only be given effect to the extent consistent with Section 409A. For purposes of this Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute a termination of Continuous Status as an Employee or Consultant. The Administrator or its delegate, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of Continuous Status as an Employee or Consultant for purposes of affected Awards, and such decision shall be final, conclusive and binding on all persons; provided, however, that an Employee or a Consultant shall be deemed to incur a termination of Continuous Status as an Employee or Consultant if the Affiliate to which the Employee or Consultant provides Services ceases to be an Affiliate of the Company.
“Director” means a non-employee member of the Board.
“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code; provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards that the Administrator adopts from time to time.
“Dividend Equivalent” means a credit made at the discretion of the Administrator to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.
“Employee” means any person, including Officers, employed by the Company or any Affiliate; provided that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a Parent or Subsidiary. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company or an Affiliate.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Program” means a program (subject to shareholder approval pursuant to Section 21(b)) under which (a) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (b) the exercise price of an outstanding Award is reduced. For avoidance of doubt, this would include any “repricing” or cash buyout of underwater Options but shall not include adjustments made in accordance with Section 16. The Administrator may determine the terms and conditions of any Exchange Program in its sole discretion, subject to compliance with Applicable Laws.
“Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:
(a)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such stock as quoted on such system on the date of determination (or the closing bid, if no sales were reported on that day) as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c)In the absence of an established market for the Common Stock, the Administrator will determine the Fair Market Value in good faith, using a reasonable application of a reasonable valuation method, under Section 409A and Section 422 of the Code, if and to the extent applicable.

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(d)Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Administrator will determine Fair Market Value in accordance with uniform and nondiscriminatory standards it adopts from time to time.
“Good Reason” shall mean, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement, the definition of “Good Reason” in any Service Agreement between the Company and a Participant; provided, however, that if there is no such Service Agreement, “Good Reason” shall mean any of the following: (a) there is a significant diminution in the nature or the scope of the Participant’s authorities or duties; (b) there is a significant reduction in the Participant’s monthly rate of base salary and the Participant’s opportunity to earn a bonus under an incentive bonus compensation plan maintained by the Company; or (c) the Company changes by fifty (50) miles or more the principal location at which the Participant is required to perform services as of the date of a Change in Control. A Participant will be considered terminated for Good Reason only if the Participant has given notice to the Company within ninety (90) days after the applicable Good Reason condition first occurred, and the Company has failed to cure such condition within thirty (30) days after receipt of such notice. If the Participant does not terminate employment for Good Reason within one hundred and fifty (150) days after the first occurrence of the applicable grounds, then the Participant will be deemed to have waived the right to terminate for Good Reason with respect to such grounds. Notwithstanding the foregoing, the Administrator shall have sole discretion with respect to the application of the provisions of subsections (a)-(c) above, and such exercise of discretion shall be conclusive and binding upon the Participant and all other persons.
“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
“Option” means a stock option granted pursuant to this Plan, whether an Incentive Stock Option or a Nonstatutory Stock Option.
“Other Stock-Based Awards” means any other awards not specifically described in this Plan that are valued in whole or in part by reference to, or are otherwise based on, Shares and are awarded by the Administrator pursuant to Section 13.
“Parent” means a “parent corporation” as defined in Section 424(e) of the Code, whether that corporation is existing now or after the date of this Plan.
“Participant” means the holder of an outstanding Award granted under this Plan.
“Performance Objectives” means the measurable performance objective or objectives established by the Administrator pursuant to this Plan for Participants who received grants of Performance Shares or Performance Units or, when so determined by the Administrator, Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Other Stock-Based Awards pursuant to this Plan. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Performance Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions or functions within such other companies, and may be made relative to an index or one or more of the performance objectives themselves.
“Performance Share” means an Award granted to a Service Provider pursuant to Section 10.

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“Performance Unit” means an Award granted to a Service Provider pursuant to Section 10.
“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and, therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of Performance Objectives, or the occurrence of other events as determined by the Administrator. The Period of Restriction will be no less than one (1) year from the date of grant absent special circumstances as determined by the Administrator in its discretion.
“Prior Plan” the Lancaster Colony Corporation 2015 Omnibus Incentive Plan, effective November 16, 2015, the date it was approved by shareholders of the Company at the 2015 Annual Meeting of Shareholders, through November 16, 2025, the end of its ten (10) year term.
“Restricted Stock” means shares of Common Stock issued pursuant to an Award under Section 8.
“Restricted Stock Unit” means an Award granted to a Service Provider pursuant to Section 12.
“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to this Plan.
“Section” unless otherwise specified, refers to numbered sections of this Plan.
“Section 16(b)” means Section 16(b) of the Exchange Act.
“Section 409A” means Section 409A of the Code, together with any U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof.
“Service” means a Participant’s employment or service for the Company or an Affiliate as a Service Provider.
“Service Agreement” means, with respect to a Participant, any employment agreement, offer letter, consulting agreement, change in control agreement, severance agreement, or similar agreement in effect between the Company or an Affiliate and the Participant or any severance plan, change in control plan or similar plan of the Company or an Affiliate in which the Participant participates.
“Service Provider” means an Employee, Director or Consultant.
“Share” means a share of the Common Stock, as adjusted in accordance with Section 16.
“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a SAR.
“Stock-Based Award” means any of the following types of Awards: Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Restricted Stock Units, Performance Units, Performance Shares and Other Stock-Based Awards.
“Subsidiary” means a “subsidiary corporation” as defined in Section 424(f) of the Code, whether that corporation exists now or after the date of this Plan.
3.Stock Subject to this Plan.
(a)Stock Subject to this Plan. Subject to the provisions of Section 16, the maximum aggregate number of Shares that may be issued under this Plan is 1,500,000. The aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options shall not exceed 1,500,000. The Shares may be

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authorized, but unissued, treasury, or reacquired Common Stock. If any Award denominated in Shares is settled in whole or in part with cash, the number of Shares with respect to such payment or settlement shall again be available for grants of Awards pursuant to the Plan and shall not reduce the number of Shares available under this Plan. If Shares are used to pay for the exercise of an Award, the number of Shares used to pay for the exercise of an Award shall be counted against the total number of Shares available for issuance under this Plan. If a Participant pays the exercise price (or purchase price, if applicable) of an Award by tendering Shares, or if Shares are tendered or withheld to satisfy any Company tax withholding obligations, the number of Shares so tendered or withheld shall be counted against the total number of Shares available for issuance under this Plan.
(b)Lapsed Awards under this Plan. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or the Company repurchases them, or if any Shares are exchanged with the Administrator’s permission for Awards not involving Shares, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares under this Plan or shall again be available for grant under this Plan.
(c)Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate (“Substitute Awards”). Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in this Plan. Substitute Awards will not count against the Shares authorized for grant under this Plan (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under this Plan as provided under Section 3(a) above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under this Plan, as set forth in Section 3(a) above. Additionally, in the event that a person acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grants pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under this Plan and shall not reduce the Shares authorized for grant under this Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under this Plan as provided under Section 3(a) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Service Providers prior to such acquisition or combination.
4.Administration of this Plan.
(a)Procedure. This Plan will be administered by the Administrator. Notwithstanding this general statement, the following specific procedures shall apply:
(i)Designation of Consultants/Liability. The Administrator may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Administrator in the engagement of any such counsel, consultant, or agent shall be paid by the Company. The Administrator, its members, and any person designated pursuant to Section 4(a)(ii) shall not be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by Applicable Laws, no Officer or member or former member of the Administrator shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it.
(ii)Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Laws or as would result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company, the Administrator may delegate to one or more individuals the day-to-day administration of this Plan and any of the functions assigned to it in this Plan. Upon any such delegation, all references in this Plan to the “Administrator,” shall be deemed to include any subcommittee or Officer to whom such powers have been delegated by the Administrator. Any such delegation shall not limit the right of such subcommittee members or such an Officer to receive Awards; provided, however, that such subcommittee members and any such Officer may not grant Awards to himself or

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herself, a member of the Board, or any Officer, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any Officer. The Administrator may also designate employees or professional advisors who are not Officers or members of the Board to assist in administering this Plan; provided, however, that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Shares. The Administrator may revoke any delegation at any time.
(b)Powers of the Administrator. Subject to the provisions of the, the Administrator will have the authority, in its discretion, to:
(i)determine the Fair Market Value;
(ii)select the Service Providers to whom Awards may be granted under this Plan;
(iii)determine the number of Shares or amount of cash, as applicable, to be covered by each Award granted under this Plan;
(iv)approve forms of Award Agreements for use under this Plan;
(v)determine the terms and conditions, consistent with the terms of this Plan, of any Award granted under this Plan. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on Performance Objectives), vesting schedule, any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating to any Award, based in each case on such factors as the Administrator, in its sole discretion, will determine (including but not limited to the authority to (A) to suspend the right to exercise during any blackout period that is necessary or desirable to comply with requirements of the securities laws; and (B) extend the period for exercise by an equal period of time, to the extent permitted by Section 409A);
(vi)construe and interpret the terms of this Plan and Awards granted pursuant to this Plan;
(vii)prescribe, amend and rescind rules and policies relating to this Plan, including rules and policies relating to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws;
(viii)modify or amend each Award (subject to Section 21(c) of this Plan and in compliance with Applicable Laws, including Section 409A and Section 422 of the Code to the extent applicable), including the discretionary authority to accelerate or waive the terms and conditions of any Award; provided that any Exchange Program shall be subject to shareholder approval;
(ix)allow Participants to satisfy withholding tax obligations in a manner set forth in Section 14(d);
(x)authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xi)allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award in accordance with Applicable Laws, including Section 409A;
(xii)determine whether Awards will be settled in Shares, cash or in any combination thereof;
(xiii)determine whether Dividend Equivalents are granted with respect to Awards (other than Options and SARs);
(xiv)create Other Stock-Based Awards for issuance under this Plan;
(xv)establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under this Plan to the extent permitted by Applicable Laws, including Section 409A;

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(xvi)impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfer by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and
(xvii)make all other determinations deemed necessary or advisable for administering this Plan.
(c)Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants, any other holders of Awards and all other persons.
(d)Indemnification. To the maximum extent permitted by Applicable Laws and to the extent not covered by insurance directly insuring such person, each current and former Employee and Director shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel acceptable to the Administrator) or liability (including any sum paid in settlement of a claim with the approval of the Administrator), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of this Plan, except to the extent arising out of such current or former Employee’s or Director’s own fraud or bad faith. Such indemnification shall be in addition to any right of indemnification that the current or former Employee or Director may have under Applicable Laws or under the regulations of the Company or the equivalent documents of any of its Affiliates. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to such individual under this Plan.
5.Eligibility. Any Service Providers selected by the Administrator to receive an award under this Plan may be granted Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Units, Performance Shares, Restricted Stock Units and Other Stock-Based Awards. Incentive Stock Options may be granted only to “employees” (as defined under Section 3401(c) of the Code) of the Company or a Parent or Subsidiary. Eligibility for Options, other than Incentive Stock Options, and SARs is limited to Service Providers who are providing direct services on the date of grant of the Award to the Company or to a Subsidiary of the Company that would be described in the first sentence of Treasury Regulation Section 1.409A-1(b)(5)(iii)(E). Consultants to the Company and its Affiliates shall be eligible for Awards; provided that they may be offered securities pursuant to the Form S-8 under the Securities Act of 1933, as amended.
6.Limitations.
(a)No Rights as a Service Provider. Neither this Plan nor any Award shall confer upon a Participant any right with respect to continuing his or her relationship as a Service Provider, nor shall they interfere in any way with the right of the Participants or the right of the Company or an Affiliate to terminate such relationship at any time, with or without Cause.
(b)Individual Limitations on Awards.
(i)Individual Limit for Stock-Based Awards. The maximum number of Shares with respect to which Stock-Based Awards may be granted to any Participant in any calendar year shall be 100,000 in the case of any Participant that is not a Director, which shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 16 below. In each calendar year during any part of which this Plan is in effect, a Director may not receive Stock-Based Awards for such individual’s service on the Board that, taken together with any cash fees paid to such Director during such calendar year for such individual’s service on the Board, have a value in excess of $750,000 (calculating the value of any such Stock-Based Awards based on the fair value of such Stock-Based Awards on the date of grant for financial reporting purposes); provided that (A) the Administrator may make exceptions to this limit, except that the Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous decisions involving compensation for Directors and (B) for any calendar year in which a Director (1) first commences service on the Board, (2) serves on a special committee of the Board, or (3) serves as lead director or non-executive chair of the Board, such limit shall be increased to $1,000,000; provided, further, that the limit set forth in this Section 6(b)(i) shall be applied without regard to Stock-Based Awards or other compensation, if any, provided to a Director during any period in which such individual was an Employee or Consultant.
(ii)Individual Limit for Cash-Based Awards. The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Cash-Based Awards to any one Participant

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other than a Director in any calendar year shall be $5,000,000. Directors are not eligible to receive Cash-Based Awards under this Plan.
7.Stock Options.
(a)Term of Option. The term of each Option will be designated by the Administrator in each Award Agreement; provided, however, that no Option shall be exercisable for a period of more than ten (10) years from the date of grant. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.
(b)Option Exercise Price and Consideration.
(i)Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:
(1)In the case of an Incentive Stock Option:
(A)granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred and ten percent (110%) of the Fair Market Value per Share on the date of grant; or
(B)granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(2)In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(ii)Other Terms. The Administrator, subject to the provisions of this Plan, will have discretion to determine the terms and conditions of Options granted under this Plan, which shall be set forth in an Award Agreement. No term of an Award shall provide for automatic “reload” grants of additional Awards upon the exercise of an Option or SAR.
(c)Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration, to the extent permitted by the Administrator and Applicable Laws, may consist entirely of:
(i)cash;
(ii)check;
(iii)other Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences (as determined by the Administrator);
(iv)consideration received by the Company under a cashless exercise program implemented by the Company in connection with this Plan;
(v)any combination of the foregoing methods of payment; or
(vi)such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

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(d)Exercise of Option.
(i)Procedure for Exercise; Rights as a Shareholder. Subject to Section 19 of this Plan, any Option granted hereunder will be exercisable according to the terms of this Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (A) written notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (B) full payment for the Shares with respect to which the Option is exercised and applicable tax withholding. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and this Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse or the Participant’s nominee. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of this Plan.
(ii)Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable until the earlier of (A) the expiration of its original term or (B) ninety (90) days following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will be automatically forfeited and revert immediately to this Plan as provided by Section 3 on the date of the Participant’s termination. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will automatically terminate, and the Shares covered by such Option will revert to this Plan as provided by Section 3. Notwithstanding the foregoing, if the Participant’s Continuous Status as an Employee or Consultant is terminated for Cause, then all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable.
(iii)Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable until the earlier of (A) the expiration of its original term or (B) one-hundred and eighty (180) days following the Participant’s termination.
Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately be forfeited and revert to this Plan as provided by Section 3 on the date of the Participant’s termination. If after the termination the Participant does not exercise his or her Option within the time specified herein, the Option will automatically terminate, and the Shares covered by such Option will revert to this Plan as provided by Section 3.
(iv)Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable until the earlier of (A) the expiration of its original term or (B) the first (1st) anniversary of the Participant’s death. Unless otherwise

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provided by the Shares covered by the unvested portion of the Option will immediately be forfeited and revert to this Plan on the date of the Participant’s death as provided by Section 3. If the Option is not so exercised within the time specified herein, the Option will automatically terminate, and the Shares covered by such Option will revert to this Plan as provided by Section 3.
(e)$100,000 Rule for Incentive Stock Options. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 7(e), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.
(f)Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of Shares acquired upon exercise of an Incentive Stock Option within two (2) years from the date of grant of such Incentive Stock Option or within one (1) year after the issuance of the Shares acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such Shares.
8.Restricted Stock.
(a)Grant of Restricted Stock. Subject to the terms and provisions of this Plan, including but not limited to Section 19, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, determines.
(b)Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, determines. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.
(c)Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
(d)Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
(e)Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under this Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its sole discretion and in compliance with Section 4(b), may accelerate the time at which any restrictions will lapse or be removed.
(f)Performance Objectives. Any grant of Restricted Stock may specify Performance Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock.
(g)Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(h)Dividends and Other Distributions. Service Providers holding Shares of Restricted Stock may be entitled to receive dividends, as determined by the Administrator; provided, however, that any dividends shall be subject to the same vesting schedule that applies to the underlying Shares of Restricted Stock and paid to the Participant (without interest) following the vesting of such Shares of Restricted Stock.
(i)Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will be immediately forfeited and revert to the Company and again will become available for grant under this Plan as provided in Section 3.

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9.Stock Appreciation Rights.
(a)Grant of SARs. Subject to the terms and conditions of this Plan, including but not limited to Section 19, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
(b)Number of Shares. The Administrator will have discretion to determine the number of SARs granted to any Service Provider.
(c)Exercise Price and Other Terms. The Administrator, subject to the provisions of this Plan, will have discretion to determine the terms and conditions of SARs granted under this Plan. Notwithstanding anything in this Plan to the contrary, the per Share base price for each SAR granted under this Plan will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(d)Exercise of SARs. SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, determines.
(e)SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, vesting schedule, and such other terms and conditions as the Administrator, in its sole discretion, determines.
(f)Expiration of SARs. A SAR granted under this Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 7(d)(ii), 7(d)(iii) and 7(d)(iv) also will apply to SARs.
(g)Payment of SAR Amount. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(i)the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(ii)the number of Shares with respect to which the SAR is exercised.
At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
10.Performance Units and Performance Shares.
(a)Grant of Performance Units/Shares. Subject to the terms and conditions of this Plan, including but not limited to Section 19, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as determined by the Administrator, in its sole discretion. Subject to Section 6(b)(i), the Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.
(b)Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.
(c)Performance Objectives and Other Terms. The Administrator will set Performance Objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Service Providers. The time period during which the Performance Objectives must be met will be called the “Performance Period.” Each Award of Performance Units and Performance Shares will be evidenced by an Award Agreement that will specify the Performance Period, the Performance Objectives and such other terms and conditions as the Administrator, in its sole discretion, determines. Partial achievement of the specified Performance Objectives may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement to the extent determined by the Administrator.

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(d)Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares will be entitled to receive a payout of the number of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Objectives have been achieved as determined by the Administrator.
(e)Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units and Performance Shares will be made as soon after the expiration of the applicable Performance Period as determined by the Administrator. The Administrator, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period) or in a combination thereof.
(f)Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units and Performance Shares will be automatically forfeited to the Company, and again will be available for grant under this Plan as provided in Section 3.
11.Cash-Based Awards.
(a)Grant of Cash-Based Awards. Subject to the terms and conditions of this Plan, including but not limited to Section 19, Cash-Based Awards may be granted to Service Providers at any time and from time to time, as determined by the Administrator, in its sole discretion; provided that Directors shall not be granted any Cash-Based Awards under this Plan. Subject to Section 6(b)(ii), the Administrator will have complete discretion in determining the amount of Cash-Based Awards granted to each Participant.
(b)Value of Cash-Based Awards. At the time Cash-Based Awards are granted, the Administrator shall establish the value of such Awards, which may vary based upon criteria specified by the Administrator at the time of Award.
(c)Performance Objectives and Other Terms. The Administrator will set Performance Objectives in its discretion which, depending on the extent to which they are met, will determine the value of the Cash-Based Awards that will be paid to the Service Providers. The time period during which the Performance Objectives must be met will be called the “Performance Period.” Each Award of Cash-Based Awards will be evidenced by an Award Agreement that will specify the Performance Period, Performance Objectives and such other terms and conditions as the Administrator, in its sole discretion, determines. Partial achievement of the specified Performance Objectives may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement as determined by the Administrator.
(d)Earning of Cash-Based Awards. After the applicable Performance Period has ended, the holder of Cash-Based Awards will be entitled to receive a payout of the value of Cash-Based Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Objectives have been achieved.
(e)Form and Timing of Payment of Cash-Based Awards. Payment of earned Cash-Based Awards will be made as soon after the expiration of the applicable Performance Period as determined by the Administrator. The Administrator shall pay earned Cash-Based Awards in the form of cash.
(f)Cancellation of Cash-Based Awards. On the date set forth in the Award Agreement, all unearned or unvested Cash-Based Awards will be forfeited by the Participant.
12.Restricted Stock Units.
(a)Grant of Restricted Stock Units. Subject to the terms and provisions of this Plan, including but not limited to Section 19, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator, in its sole discretion, determines.
(b)Restricted Stock Unit Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the number of Restricted Stock Units granted, the vesting schedule, and such other terms and conditions as the Administrator, in its sole discretion, determines and sets forth in an Award Agreement. Restricted Stock Units may be earned in whole or in part upon the passage of time or the

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attainment of Performance Objectives established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator and set forth in an Award Agreement.
(c)Dividend Equivalents. Service Providers holding Restricted Stock Units may be entitled to receive Dividend Equivalents, as determined by the Administrator; provided, however, that any Dividend Equivalents shall be subject to the same vesting schedule that applies to the underlying Restricted Stock Units and paid to the Participant (without interest) in accordance with the terms of the underlying Restricted Stock Units (if not forfeited).
(d)Return of Restricted Stock Units to Company. On the date set forth in the Award Agreement, the Restricted Stock Units that remain unvested will be automatically forfeited and again will be available for grant under this Plan as provided in Section 3.
13.Other Stock-Based Awards. Subject to the terms and conditions of this Plan, including but not limited to Section 19, other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under this Plan and/or cash awards made outside of this Plan. The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Stock-Based Awards shall be made, the amount of such Other Stock-Based Awards, and all other conditions of the Other Stock-Based Awards, which may include the achievement of Performance Objectives and any dividend and/or voting rights; provided, however, that any dividend or Dividend Equivalent rights shall be subject to the same vesting schedule that applies to the underlying Other Stock-Based Awards and paid to the Participant (without interest) in accordance with the terms of the underlying Other Stock-Based Awards (if not forfeited).
14.Miscellaneous
(a)Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence and will resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or an Affiliate (effective for Incentive Stock Options, the term Affiliate shall be replaced with Parent or Subsidiary) or (ii) transfers between locations of the Company or between the Company or an Affiliate (effective for Incentive Stock Options, the term Affiliate shall be replaced with Parent or Subsidiary). For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the expiration of such three (3) month period any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
(b)Shareholder Rights. Except as provided in this Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to such Award unless and until Common Stock is issued to such Participant upon exercise, vesting or settlement of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), Dividend Equivalents or distributions of other rights for which the record date is prior to the date such Common Stock is issued, except as provided in Section 16 hereof.
(c)No Employment or Other Service Rights. Nothing in this Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate the employment or service of a Service Provider with or without notice and with or without Cause.
(d)Withholding Obligations. The grant of an Award and the issuance, delivery, vesting and retention of Shares, cash or other property under an Award are conditioned upon the full satisfaction by the Participant of all tax and other withholding requirements with respect to the Award. The Administrator will prescribe rules for the withholding of taxes and other amounts with respect to any Award as it deems necessary. The Company or any Affiliate will have the authority and the right to deduct or withhold (by any means set forth herein or in an Award Agreement), or require a Participant to remit to the Company or any Affiliate, an amount sufficient to satisfy all U.S. and non-U.S. federal, state and local income tax, social insurance, payroll tax, fringe

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benefits tax, payment on account or other tax-related items related to participation in this Plan and any Award hereunder and legally applicable to the Participant and required by Applicable Laws to be withheld. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Administrator, the Participant may satisfy any such tax withholding obligation relating to an Award by any of the following means (in addition to the Company’s and an Affiliate’s right to withhold from any compensation paid to the Participant by the Company or an Affiliate) or by a combination of such means: (i) tendering a cash payment or (ii) authorizing the Company or an Affiliate to withhold Shares from the Shares otherwise issuable to the Participant in respect of the Award which have a Fair Market Value on the date that the amount of tax to be withheld is determined not in excess of the maximum amount of tax required to be withheld under Applicable Laws (or such lesser amount as established from time to time by the Administrator in order to avoid adverse accounting treatment under applicable accounting standards).
(e)Beneficiary Designation. Each Participant under this Plan may from time to time name any beneficiary or beneficiaries by whom any right under this Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Administrator and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.
(f)Other Benefits. Unless otherwise required by Applicable Laws or the terms of a benefit program, amounts paid under this Plan shall not be considered part of a Participant’s salary or compensation for purposes of determining or calculating other benefits under any other employee benefit plan or program of the Company or an Affiliate.
(g)No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan. The Administrator shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional Shares or whether any fractional Shares should be rounded, forfeited or otherwise eliminated.
(h)Non-Uniform Treatment. The Administrator’s determinations under this Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Administrator shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.
(i)Section 16(b) of the Exchange Act. It is the intent of the Company that this Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of this Plan would conflict with the intent expressed in this Section 14(i), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.
(j)Limitation of Liability. Notwithstanding anything to the contrary in this Plan or any Award, neither the Company, nor any of its Affiliates, nor the Administrator, nor any person acting on behalf of the Company, any of its Affiliates, or the Administrator, will be liable to any Participant, to any transferee, to the estate or beneficiary of any Participant or any transferee, or to any other person by reason of any acceleration of income, any additional tax, or any penalty, interest or other liability asserted by reason of the failure of an Award to satisfy the requirements of Section 422 of the Code, Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to any Award.
(k)Unfunded Plan. The Company’s obligations under this Plan are unfunded, and no Participant will have any right to specific assets of the Company in respect of any Award. Participants will be general unsecured creditors of the Company with respect to any amounts due or payable under this Plan.
15.Non Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award Agreement will contain such additional terms and conditions as the Administrator deems appropriate.

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16.Adjustments; Dissolution or Liquidation; Change in Control.
(a)Adjustments. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under this Plan but as to which no Awards have yet been granted or which have been returned to this Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Participant in any calendar year, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In the event of any distribution of cash or other assets to shareholders other than a normal cash dividend, the Administrator may also, in its discretion, make adjustments described in (i)-(iii) of this Section 16(a) or substitute, exchange or grant Awards with respect to the shares of a Parent of Subsidiary of the Company (collectively “adjustments”). In determining adjustments to be made under this Section 16(a), the Administrator may take into account such factors as it deems appropriate, including (x) the restrictions of Applicable Laws, (y) the potential tax, accounting or other consequences of an adjustment and (z) the possibility that some Participants might receive an adjustment and a distribution or other unintended benefit, and in light of such factors or circumstances may make adjustments that are not uniform or proportionate among outstanding Awards, modify vesting dates, defer the delivery of stock certificates or make other equitable adjustments. Any such adjustments to outstanding Awards will be effected in a manner that precludes the material enlargement of rights and benefits under such Awards. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than a normal cash dividend, shall be made by the Administrator and its determination shall be final, binding and conclusive. In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award. Notwithstanding anything to the contrary, any adjustment pursuant to this Section 16(a) shall comply with Section 409A and Section 424 of the Code if and to the extent applicable.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its sole discretion may provide for a Participant to have the right to exercise his or her Award, to the extent applicable, until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse one hundred percent (100%), and that any Award vesting shall accelerate one hundred percent (100%), provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an Award will terminate immediately prior to the consummation of such proposed action.
(c)Change in Control. Except as otherwise provided in this Plan, any Award Agreement or any Service Agreement, in the event of a Change in Control, no cancellation, termination, acceleration of vesting, lapse of any restriction (performance or otherwise), or settlement or other payment shall occur with respect to any Award, if and only if the Administrator (as constituted immediately before the consummation of the Change in Control) reasonably determines in good faith before the Change in Control that (i) the Award will be honored or assumed, or new rights substituted (such honored, assumed, or substituted Award being referred to as a “Replacement Award”) by the successor and (ii) such Replacement Award: (A) is (1) based on shares of common stock that are traded on a registered U.S. securities exchange or (2) an award of cash having the same economic value; (B) provides the Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under the original Award Agreement, including, but not limited to, an identical or better vesting schedule and identical or better timing and methods of payment; (C) has substantially equivalent economic value to the Award under the original Award Agreement, determined at the time of the Change in Control; and (D) has terms and conditions that provide that in the event that the Participant’s Continuous Status as an Employee or Consultant is involuntarily terminated by the Company for any reason other than for Cause within two (2) years following the Change in Control, any conditions on the Participant’s rights under, or any restrictions on transfer applicable to, the Awarded Stock shall be waived or

The Marzetti Company	89	2025 Proxy Statement

shall lapse, as the case may be, and any performance-based restrictions shall be deemed to have been achieved at target level performance.
If, however, Replacement Awards are not granted in accordance with this Section16(c), all Award shall become fully vested and exercisable; any performance-based restrictions shall be deemed to have been achieved at target level performance; and such Awards shall be immediately payable, except to the extent that later payment is necessary to comply with Code Section 409A.

17.Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
18.Company Policies. Any Award granted pursuant to this Plan shall be subject to mandatory repayment by the Participant to the Company to the extent the Participant is, or in the future becomes, subject to the Company’s Recoupment of Incentive Compensation Policy, adopted on September 21, 2023, as amended or otherwise modified from time to time (the “Clawback Policy”). Awards under this Plan shall also be subject to the Company’s policies and procedures governing the issuance or holding of Common Stock as in effect from time to time, including, without limitation, its hedging and pledging policies, insider trading policy and stock ownership guidelines. The Administrator may provide that any outstanding Award (whether or not vested or exercisable), the proceeds from the exercise or disposition of any Award or Common Stock acquired under any Award, and any other amounts received in respect of any Award or Common Stock acquired under any Award will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the Participant to whom the Award was granted is not in compliance with any provision of this Plan or any applicable Award Agreement, or any non-competition, non-solicitation, no-hire, non-disparagement, confidentiality, invention assignment, or other restrictive covenant by which the Participant is bound. A Participant’s acceptance of an Award under this Plan will constitute the Participant’s acknowledgement of and consent to the Company’s application, implementation, and enforcement of the Clawback Policy and the other policies referenced in this Section 18 that may apply to the Participant, whether adopted before or after the date this Plan becomes effective, and any Applicable Laws relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Participant’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or Applicable Laws, without further consideration or action. In addition, to the extent permitted by Applicable Laws, the Company may require a Participant to repay any settled Awards in the event the Participant is terminated for Cause after the Award is settled.
19.Minimum Vesting Requirements. The Award Agreement will specify the period or periods of time before the Award or portion of the Award will vest; provided that no Award or portion of an Award may vest sooner than the one-year anniversary of the date of grant except (i) the Administrator may grant up to a maximum of five percent (5%) of the maximum aggregate number of Shares that may be issued pursuant to this Plan (subject to adjustment under Section 16) that are not subject to the minimum vesting requirements of this Section 19, (ii) Awards granted in connection with the assumption, conversion, or in substitution of outstanding awards pursuant to Section 3(c) shall not be subject to the minimum vesting requirements of this Section 19, and (iii) Awards modified pursuant to Section 16 shall not be subject to the minimum vesting requirements of this Section 19.
20.Term of Plan. This Plan will become effective upon receipt of approval by the shareholders of the Company at the Company’s 2025 Annual Meeting of Shareholders, and will continue in effect for a term ending on the date that is ten (10) years from the date of shareholder approval of this Plan.
21.Amendment and Termination of this Plan.
(a)Amendment and Termination. The Board may at any time amend, alter, suspend or terminate this Plan.
(b)Shareholder Approval. The Company will obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws or stock exchange requirements, as determined by the Administrator, or such other action that requires shareholder approval under Applicable Laws, including in connection with an Exchange Program.

The Marzetti Company	90	2025 Proxy Statement

(c)Effect of Amendment or Termination. Subject to Section 25 and this Section 21(c), no amendment, alternation, suspension or termination of this Plan will materially and adversely impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of this Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under this Plan prior to the date of such termination. Notwithstanding the foregoing, and without limiting the Administrator’s rights hereunder, the following shall not be treated as an amendment requiring a Participant’s consent: (i) adjustment to any Award pursuant to the terms of Section 16, (ii) any amendment that the Administrator deems necessary or desirable for the purpose of complying this Plan or an Award with changes in accounting standards or Applicable Laws, regulations or rules, including, but not limited to, Section 409A or (iii) any amendment that causes an Incentive Stock Option to be a Nonstatutory Stock Option.
22.Conditions Upon Issuance of Shares.
(a)Legal Compliance. Shares will not be issued pursuant to the exercise, vesting or settlement of an Award unless the exercise of such Award and issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance. In the event that the Administrator determines that stock certificates will be issued in connection with Common Stock issued under this Plan, the Administrator may require that such certificates bear an appropriate legend reflecting any restriction on transfer applicable to such Common Stock, and the Company may hold the certificates pending the lapse of the applicable restrictions.
(b)Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law, including that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
23.Severability. Notwithstanding any contrary provision of this Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of this Plan or Award, as applicable, shall not in any way be affected or impaired thereby.
24.Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.
25.Compliance with Section 409A.
(a)To the extent applicable, it is intended that this Plan and any grants made hereunder be exempt from or comply with the provisions of Section 409A. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent.
(b)If, at the time of a Participant’s separation from service (within the meaning of Section 409A), (i) the Participant is a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time); and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A), the payment of which is required to be delayed pursuant to the six (6)-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A; then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first (1st) business day of the month after such six (6)-month period or the date of the Participant’s death, if earlier.
(c)Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s

The Marzetti Company	91	2025 Proxy Statement

account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.
(d)For purposes of Section 409A, each payment in a series of payments made under this Plan or any Award will be treated as a separate payment.
26.Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 26 by and among, as applicable, the Company and its Affiliates, for the exclusive purpose of implementing, administering, and managing this Plan and Awards and the Participant’s participation in this Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage this Plan and Awards and the Participant’s participation in this Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting the Participant’s local human resources representative. The Company may cancel the Participant’s eligibility to participate in this Plan, and in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.
27.Governing Law. The law of the State of Ohio shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

The Marzetti Company	92	2025 Proxy Statement

Appendix B - Reconciliation of GAAP to non-GAAP Financial Measures
The Marzetti Company prepares its consolidated financial statements in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). However, from time to time, the corporation may present in its public statements, press releases and SEC filings, non-GAAP financial measures such as Adjusted Net Sales and Adjusted Operating Income. Management considers such non-GAAP financial measures to provide useful supplemental information to investors in facilitating year-over-year comparisons by removing non-recurring items or other items that management believes do not directly reflect the underlying operations. Additionally, these non-GAAP measures are used by the Compensation Committee of the Board in determining incentive compensation payouts. This Appendix includes reconciliations of the non-GAAP measures to the most comparable GAAP financial measures. The corporation’s definitions of these non-GAAP measures may differ from similarly titled measures used by other companies. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.
Reconciliation of Reported Net Sales to Adjusted Net Sales
Adjusted Net Sales is a non-GAAP financial measure that excludes non-core sales attributed to a temporary supply agreement made in connection with our February 2025 acquisition of Winland’s Atlanta-based sauce and dressing production facility. The following table presents a reconciliation between net sales as reported in accordance with GAAP and Adjusted Net Sales for the fiscal year ended June 30, 2025.

2025
($ in Millions)	($)

Reported Net Sales	1,909.1
Temporary Supply Agreement Net Sales	(14.2)
Adjusted Net Sales (non-GAAP)	1,894.9
Reconciliation of Reported Operating Income to Adjusted Operating Income
Adjusted Operating Income is a non-GAAP financial measure that excludes certain items affecting comparability, which can impact the analysis of our underlying core business performance and trends. For fiscal year 2025, the adjustments reflect incremental SG&A expenses attributed to the Atlanta production facility acquisition, as well as restructuring and impairment charges primarily related to the closure of our sauce and dressing production facility in Milpitas, California. The following table presents a reconciliation between operating income as reported in accordance with GAAP and Adjusted Operating Income for the fiscal year ended June 30, 2025.

2025
($ in Millions)	($)

Reported Operating Income	220.3
SG&A Expenses - Acquisition Costs	3.8
Restructuring and Impairment Charges	5.1
Adjusted Operating Income (non-GAAP)	229.2

The Marzetti Company	93	2025 Proxy Statement

THE MARZETTI COMPANY
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on November 18, 2025 for shares held directly and by 11:59 P.M. ET on November 16, 2025 for shares held in an ESOP Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MZTI2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on November 18, 2025 for shares held directly and by 11:59 P.M. ET on November 16, 2025 for shares held in an ESOP Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V78953-P36764

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE MARZETTI COMPANY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect four directors, each for a term that expires in 2028.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Barbara L. Brasier
02) David A. Ciesinski
03) Elliot K. Fullen
04) Alan F. Harris

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V78954-P36764

THE MARZETTI COMPANY
Annual Meeting of Shareholders
November 19, 2025 1:00 PM
This proxy is solicited on behalf of the Board of Directors.

The shareholder hereby appoints Dale N. Ganobsik, Matthew R. Shurte and Thomas K. Pigott, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of THE MARZETTI COMPANY that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held exclusively online at www.virtualshareholdermeeting.com/MZTI2025 at 1:00 PM, ET on November 19, 2025 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In respect of any other business that may properly come before the Annual Meeting, the proxy holders appointed herein shall have discretionary authority to vote as they, in their best judgment, believe to be in the interest of the Corporation.

ESOP Plan Participants: This card also constitutes voting instructions for participants in the Lancaster Colony Corporation (now known as The Marzetti Company) Employee Stock Ownership Plan and Trust Agreement (the "ESOP"). Your signature on the reverse side of this card will direct the trustee of the ESOP to vote all the shares of Common Stock of The Marzetti Company allocated to your ESOP account in accordance with your instructions on this card. If no instructions have been received from an ESOP participant, the trustee will vote the shares allocated to that participant's ESOP account in the same proportion as it votes the shares of ESOP participants who have instructed the trustee on how to vote. You cannot vote your ESOP shares during the meeting. Your voting instructions must be received by 11:59 p.m., Eastern Time, on November 16, 2025. The trustee of the ESOP will hold your voting instructions in complete confidence except as may be necessary to meet legal requirements.

Continued and to be signed on reverse side